Prospectus Supplement (Sales Report) No. 2 dated February 2, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 367030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367030	$11,200	$11,200	7.88%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 367030. Member loan 367030 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,083 / month
Current employer:	TDM Services	Debt-to-income ratio:	19.15%
Length of employment:	3 years	Location:	Stone Mountain, GA

Home town:
Current & past employers:	TDM Services
Education:

This borrower member posted the following loan description, which has not been verified:

I would like a loan with a favorable interest rate to help pay off my high-interest credit cards.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,485.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What and how much are your monthly living expenses - rent/utili/etc? Thank you in advance.	$200/mo rent incl utilities, $50/mo cell phone
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including car and student loans (if applicable)?	$ 899, IR: 23.99%, $25/mo $3863, IR: 9.24%, bal trsf: 9.24%, $70/mo $1620, bal trsf: 14.99%, $38/mo $1402.10, IR: 14.24%, $29/mo $ 784, IR: 9.24%, $15/mo $3305, IR: 29.99%, $105/mo monthly car insur: $130/mo health insur covered by employer
How did you run up so much debt? Will you cut up your cards?	Well, it was debt that I have accumulated over the past 14 yrs from being dumb and careless. Being frivolous buying lots of stereo equipment and concert tickets in the beginning, a few trips here and there, and over time, just never got them paid down. But yes, I definitely don't want to deal with these cards anymore. If I can pay them off, I'll cut them up.

Member Payment Dependent Notes Series 403162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403162	$7,000	$7,000	7.51%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 403162. Member loan 403162 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Marist High School	Debt-to-income ratio:	17.43%
Length of employment:	5 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Marist High School
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan so I can study and get my CFP designation. I am planning to enroll in College for Financial Planning and get my certification at the end of the course.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,701.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420124	$11,200	$11,200	10.62%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 420124. Member loan 420124 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	RightNow Technologies, Inc.	Debt-to-income ratio:	15.92%
Length of employment:	2 years	Location:	Bozeman, MT

Home town:
Current & past employers:	RightNow Technologies, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I've ended up with a few loans from different places, and with relatively poor interest rates in retrospect. I would like to have one convenient payment per month, and hopefully a better interest rate. I am paying off a small personal loan, a bit of credit card balance, and a loan used to buy a Marimba One 5 octave marimba for my wife (a recent music graduate). I have very good credit and steady income, I would just like to consolidate a few things. Thanks for your consideration!

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,455.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does your wife work and if so what is the additional income to the household?	My wife does work, though not full time. Her income is probably only around 5K/year at this point (Haven't done taxes yet so I'm not exactly sure).

Member Payment Dependent Notes Series 421822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421822	$13,000	$13,000	16.07%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 421822. Member loan 421822 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,792 / month
Current employer:	ARCO Construction	Debt-to-income ratio:	23.85%
Length of employment:	1 year	Location:	Saint Louis, MO

Home town:
Current & past employers:	ARCO Construction
Education:

This borrower member posted the following loan description, which has not been verified:

This is my second loan with Lending Club, under bgrimm42@gmail.com. I've never been late on it. The purpose of this loan is to finish consolidating some debts and legal fees from my divorce as well as fund some plumbing problems in my home.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	23
Revolving Credit Balance:	$8,373.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $13,000 loan: Position (JOB/ROLE) @ ARCO Construction is? Member 505570 (RetiredUSMCInvestor) sends 01.23.2010 @ 5:43 AM ET.	MIS/IT Director. I manage our entire IT infrastructure/User Support/Handle all IT related Purchasing & Contract decisions.

Member Payment Dependent Notes Series 427109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427109	$6,000	$6,000	7.88%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 427109. Member loan 427109 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	Burlington Coat Factory	Debt-to-income ratio:	18.09%
Length of employment:	4 years	Location:	Mount Laurel, NJ

Home town:
Current & past employers:	Burlington Coat Factory
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a personal loan with a fixed interest. I have a revolving account that I would like to transfer.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,919.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($23,919.00) and what part of it will be paid off with this loan? Thank you.	Sure, here is a rough breakdown: $13,000 is a personal loan with a lower interest rate. $5000 is the remaining balance of a loan for a car. $6000 (the part I would like for this loan) would be to consolidate and pay off credit card debt that has high interest rates. I am currently making triple to quadruple monthly payments toward this. Once this is paid off, my plan is to close these accounts and start doubling up on the payments for my other loan balances.
To understand how this will fit into your budget, can you provide info on (1) the monthly payments you are currently making on each of the 3 dedts and (2) your other monthly costs including mortgage and car loans (if applicable)?	Here is a breakdown of my monthly bills: For the $13,000 loan, I pay $339/month. For the car loan, I pay $178/month. For the mortgage/utilities, I spend $850. My fiance covers the other half of these bills. I also have a student loan that is $86/month. For the credit card debt (the $6000 requested loan this is for), I'm currently paying roughly $300-$350 toward it.

Member Payment Dependent Notes Series 433878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433878	$11,200	$11,200	14.96%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 433878. Member loan 433878 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,917 / month
Current employer:	Norton Hospital	Debt-to-income ratio:	16.09%
Length of employment:	3 years	Location:	Louisville, KY

Home town:
Current & past employers:	Norton Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 4 debts. I make good money and can pay this off very fast, including probably making payments for more than the minimum required. I work in the healthcare field as a Medical Technologist (ASCP) and I have great job security due to a shortage of us. As you will see by my credit report, I make my payments on time. I am a very responsible person and I hope you will approve me for this loan. Borrower added on 01/22/10 > I am willing to make extra payments on this loan to get it paid off faster!

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	26
Revolving Credit Balance:	$11,005.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you rent or pay a mortgage? Thank you in advance.	I own my home and pay a mortgage. I have owned for almost 3 years.
Thank you. For some reason that information is missing from your profile. Do you plan on paying off all your outstanding debt (other than your mortgage of oourse) with this loan? I do see a delinquency a couple of years ago - can you explain what that was about? There were also several recent credit inquiries - have you obtained new credit cards, or a car loan, or some other type of loan in the last 6 months or so? Thank you in advance for your answers.	Yes, I would pay everything off. The recent deliquency is a mistake on the creditors part. And in fact, that should have been removed from my report by now, I'll have to make a phone call on that. It has to do with a cable company which I am a current customer of. The recent credit inquiries are from me trying to get consolidation loans from other companies. I decided Lending Club was the best option for me based on reviews that I have read.
Can you please explain where your cc balances are held, and at what rate?	Chase Bank Card - 22% interest Capital One Card - 18% interest Citi Bank Card - 15% interest Those are the only 3, the 4th I just recently paid off.

Member Payment Dependent Notes Series 434246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434246	$6,400	$6,400	14.22%	1.00%	January 29, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 434246. Member loan 434246 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:		Debt-to-income ratio:	0.57%
Length of employment:	< 1 year	Location:	Sharon, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

hello, a loan is needed for consolidating various private debt. Thank you. Borrower added on 01/27/10 > In addition to consolidating some private debt, I also have a credit card which I would like to pay off. Borrower added on 01/28/10 > Employer: Aidance Skincare and Topical Solutions LLC Woonsocket, RI I make enough money to easily cover payments on a loan of this size, and most likely will end up paying it off early, as I did with my previous loan from Lending Club, which was issued in March of 2009. My monthly budget is pretty small as I dont pay rent and all I pay for is food and gas. In addition, my job is very stable, as im a regular full-time employee there. null

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	51
Revolving Credit Balance:	$899.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Aidance Skincare and Topical Solutions LLC Woonsocket, RI tel:877-424-3262

Member Payment Dependent Notes Series 445544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445544	$6,000	$6,000	7.51%	1.00%	January 31, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 445544. Member loan 445544 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Telcordia	Debt-to-income ratio:	1.46%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Telcordia
Education:

This borrower member posted the following loan description, which has not been verified:

Refinance credit card at a better rate. Borrower added on 01/23/10 > Refinance credit cards at a better rate.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,817.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a few questions. Your revolving credit balance shows $10,817. How did you accumulate so much debt? Are you doing anything to prevent continuing to accumulate additional debt? Do you have other major debts, home equity loan, educational loans, rental properties, etc? Is your job with Telcordia likely to be secure over the next three years? I am concerned about the 1 inquiry made into your credit history in the past six months. Do you have any idea to what this pertains? What is the average difference in interest rates between the debt you will pay off and the interest rate offered through Lending Club? Your answers are appreciated. Have a wonderful weekend.	I was helping a friend overseas with urgent medical expenses. I am not accumulating additional debt. I have a mortgage and no other major debts. I've been with Telcordia for 14 years and my job is likely to be secure over the next 3 years. The inquiry was made when I applied for a low rate credit card to transfer part of my balances. The average difference in interest rates would be 3%.

Member Payment Dependent Notes Series 458148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458148	$6,000	$6,000	7.51%	1.00%	February 2, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 458148. Member loan 458148 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Coyote Point Systems	Debt-to-income ratio:	22.28%
Length of employment:	5 years	Location:	Lakeville, CT

Home town:
Current & past employers:	Coyote Point Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,217.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the recent credit inquiries for, and did they result in any new credit cards or loans? Thank you in advance.	Hi - I have applied for two other loans over the past two months. One was with CitiFinancial and the other was through Lending Tree. The interest rates were much higher than what is being offered through Lending Club. I declined both loans. Also, I have not opened new credit cards in quite some time - probably several years. The purpose of this loan is to consolidate two balances with higher APR's than what is being offered by Lending Club.

Member Payment Dependent Notes Series 458440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458440	$16,800	$16,800	15.65%	1.00%	January 28, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 458440. Member loan 458440 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Robomodo	Debt-to-income ratio:	23.65%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Robomodo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > This money will be used to consolidate me and my wife's credit cards down to a single payment at a lower interest rate. We're switching over to using cash as much as possible to avoid accumulating more debt than we can pay off each month. Also I should say we have no problems making the payments we just want to save money by having a lower rate, and we have enough money in savings to cover our debts/bills for several months if I was to lose my job (she is a student).

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,333.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,800 Debt Concolidation loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ Robomodo is? (2)-Rent payment and vehicle payments (if vehicle payment applies) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-Credit Report reflects $19,133 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to ALL THREE questions. Member 505570 (RetiredUSMCInvestor) Thursday, 01.14.2010 @ 6:45 AM Eastern Time	(1) My title is software engineer and my day to day work is in real time computer graphics. (2) Rent payment is currently $1410, but will be lowered to 1100 at the end of the month. Car payment is $420.50 a month. (3)Total CC payments paid per month right now is about $1000 (minimums are about half that).
Switching over to cash sounds like a fantastic thing to do. What other steps have you taken to reach that goal?	The main cost cutting measures I've adopted are: 1. Switched to a pay as you go phone after my iphone contract expired (~$100/month) 2. Moving to a cheaper place at end of the month (~300/month). 3. I've started taking my lunch to work most days instead of eating out - I'd estimate that at roughly $200 a month, but it varies. 4. The biggest thing was to stop carrying cards on me which lowered the temptation to spend.
what do you do at your job? What are the interest rates on your credit cards?	I work as a software developer on real time computer graphics. The cards being paid off are at 20.25%, and 23.24%. I also have a card at a fixed 8.9% apr through my credit union that I don't plan on paying off with the loan - I intend to pay down this loan first since it has a higher rate.
So far it sounds like you are on the right track. Have you been hit with the new "inactivity fees" on any of your credit cards yet? Do you have a plan on how to handle that when it happens? Have you looked into managing your finances/budgets using any of the free sites online, such as yodlee.com or mint.com ? Thank you in advance for your answers.	I've not had an inactivity fee yet - I've been making a few small purchases (e.g. a pack of gum) each month on the cards to prevent that from happening. I hadn't seen those websites before, but I've set up one on mint.com and it looks like it will be very helpful!

Member Payment Dependent Notes Series 459312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459312	$12,500	$12,500	14.61%	1.00%	January 29, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 459312. Member loan 459312 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Chenega Fed Systems	Debt-to-income ratio:	9.98%
Length of employment:	6 years	Location:	Miami, FL

Home town:
Current & past employers:	Chenega Fed Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I wanted to add that I work for the Department of Defense, therefore my job is stable and consistent. My goal is to pay off $11500 worth of credit card debt. I'm in the process of purchasing a property within the next 60 days and would like to pay off all credit card debt to show I have less debt on file.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	11
Revolving Credit Balance:	$10,844.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency this past year? Thank you in advance.	Sure thing Just_Me: While stationed in Iraq, Capital One issued me a credit card which I ket a zero balance. Once I redeployed back to the states in late 2008, I submitted a change of address to all the creditors, notifying them I was going back home. Unfortunatelty, Capital One never forwarded me my statement. In early 2009, I logged in to my Capital One acct and realized there was a charge posted as a yearly fee. I payed the fee as soon as I found out, unfortunately it had been over 30 days. I had not been too concerned with that particular credit card in the past, due to the fact I had a zero balance on it. I would consider my deliquency an administrative oversight on the part of both Capital One and myself. Since then, I have made all payments on time. Thank you in advance for your time and consideration.
Thank you for your prompt and detailed answer. I notice 3 recent (within last 6 months) credit inquiries. Can I assume that none of them resulted in new credit cards or loans? Have you taken any actions to control/manage your debt/finances other than requesting this LC loan, given the changes in credit industry? There are a lot of investors here and some of us ask a lot of questions before we invest. Thank you in advance for your answers and patience. If you ask Lending Club directly to verify your income it usually gets your loan funded faster, because after they verify it an asterisk appears in your profile. Some investors like to see that before they invest. Good luck on 100% funding quickly.	Thank you for your quick response. The only reason I applied in the past 3 months was to find a lower interest rate to consolidate my debt. Most of the time it was an impulsive move on my part. Yes I have taken steps to manage and understand my finances. I'm currently learning about the financial services industry in an effort to have a better handle on my finances in general. I've learned the importance of: paying low interest rates and earning high interest rates: i.e, investing, stock market, etc...I HAVE no problem with lending club verifying my income. Look forward to doing business with you Just_Me

Member Payment Dependent Notes Series 461227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461227	$10,000	$10,000	12.53%	1.00%	January 28, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 461227. Member loan 461227 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	PREMIER DERMATOLOGY	Debt-to-income ratio:	4.72%
Length of employment:	3 years	Location:	NAPERVILLE, IL

Home town:
Current & past employers:	PREMIER DERMATOLOGY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > I am hoping to receive this loan to pay for wedding expenses. My Fiance and I have been engaged 2 years and plan to get married this Summer. Our time is running out to plan and we would appreciate this loan more than anything. My monthly income is plenty for me to pay my monthly living expenses, this monthly loan payment and have money left over. I also have the help of my fiance's income. I would be a good borrower because I have a great credit history. I have never been late on anypayments, and I always pay more than the minimum payment required on any bill. Borrower added on 01/17/10 > I am hoping to receive this loan to pay for wedding expenses. My Fiance and I have been engaged 2 years and plan to get married this Summer. Our time is running out to plan and we would appreciate this loan more than anything. My monthly income is plenty for me to pay my monthly living expenses, this monthly loan payment and have money left over. I also have the help of my fiance's income. I would be a good borrower because I have a great credit history. I have never been late on anypayments, and I always pay more than the minimum payment required on any bill. Borrower added on 01/17/10 > My fiance and I are planning to get married July of this year. We are hoping for our loan to be funded to pay for a major part of our wedding expenses. My monthly income is enough for me to pay my monthly living expenses, the monthly payment of this loan, and have extra money. I am a good borrower because I have a good credit history. I have never made any late payments, and I always pay more than the minimum payment required. Having and keeping a good credit status is very important to me and I never spend more than I can afford. I have a full time job which is very stable. I have been there for 3 1/2 years and the practice is very busy and growing everyday. My intentions are pay off this loan earlier than 36 months with money reveived from wedding gifts. I appreciate and thank you in advance, for all of your time and support on helping us to make our special day happen. Borrower added on 01/17/10 > Having and keeping a good credit status is something that is very important to me. I have a very stable job which I have been at for 3 1/2 years. Our practice is very busy and growing everyday and shows no signs of slowing down. Borrower added on 01/18/10 > I'm not sure what happened above I applogogize for all the repeats. Also I wanted to note that my current debt amount as posted is slightly incorrect it is about $700 less than what it says and is being paid monthly.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,638.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide an itemized list of your monthly living expenses. Thank you in advance.	Monthly Living Expenses: Rent $500 Cable$100 Cell Phone $130 Electric $100 Gas $100 Misc Credit Card Bills-$200/month total **cost of living expenses paid by myself and my fiance's income
Hello, Will you be using a wedding planner?	No we will not be using a wedding planner. The majority of our wedding is planned we are just waiting to put down deposits until we know we have the funds. The loan will be used for our ceremony and reception sites and some other minor details. Thank you for inquiring.
What is your fiance's monthly income?	He makes at least $2600 a month, but also a comission percentage which increases as customer service satisfaction surveys are submitted to the company. His monthly living expenses are less than half of his monthly income.

Member Payment Dependent Notes Series 461675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461675	$6,600	$6,600	7.88%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 461675. Member loan 461675 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Auburn Foreign Car	Debt-to-income ratio:	9.62%
Length of employment:	5 years	Location:	Enumclaw, WA

Home town:
Current & past employers:	Auburn Foreign Car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > I am looking for relief from a 27% credit card. Making the payments on this card is in my budget but I would like to pay it off much faster with your help. I have a stable job in an industry I been in for 13 years. Thank you!

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	23
Revolving Credit Balance:	$11,589.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 461780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461780	$12,000	$12,000	14.59%	1.00%	January 29, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 461780. Member loan 461780 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Department of Homelan Security/ICE	Debt-to-income ratio:	15.36%
Length of employment:	8 years	Location:	Hamilton, NJ

Home town:
Current & past employers:	Department of Homelan Security/ICE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	10
Revolving Credit Balance:	$30,232.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain 2 delinquencies in 10 months. Thank you.	Type your answer here. I am not really sure what the delinquencies are at this point. I can honestly say that I have been timely with all outstanding debts.
With >10K monthly income, how did you accumulate all the debt? Which debts do you plan on paying off with this loan, and which ones won't be paid off? Thank you in advance for your answers.	Type your answer here. The debt accumulated was as a result of not wisely using my credit cards. I have turned a new leaf and am looking to be debt free in the next 5 years. This loan would help tremendously. I plan to pay off two cards and then work on the third one.
Position (JOB) @ DHS-ICE is? Sent 01.27.2010 @ 00:41 AM ET.	Type your answer here. Senior Attorney
Me again. Re: 2 delinquencies reflected on credit report. Lending Club exclusively uses TransUnion Credit Reports. Condensed version available to investors (lenders) only contain totals (revolving debt $ amount, payment delinquencies, Public Records on File, etc.) and NOT specific individual items. Suggest you obtain FREE copy TransUnion Credit Report. Individual delinquencies will be posted therein. Also good idea to obtain FREE copies Equifax and Experian credit reports. What's reflected on one may NOT be reflected on others. I'll be investting to help fund your $12,000 loan. Member 505570 RetiredUSMCInvestor sends 01.28.2010 @ 8:03 AM ET	Type your answer here. Thanks for the suggestion. And thanks for the funding.
yes, you can get free reports at annualcreditreport.com (NOT FREECREDITREPORT.COM -- that's a scam). lending club should tell you this.	Type your answer here. thank you.

Member Payment Dependent Notes Series 469681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
469681	$14,500	$14,500	7.51%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 469681. Member loan 469681 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Dialogue-Marketing	Debt-to-income ratio:	17.80%
Length of employment:	4 years	Location:	American Fork, UT

Home town:
Current & past employers:	Dialogue-Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,353.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your revolving credit balance shows $7,353. Is this part of what you are trying to consolidate? What other debt are you trying to refinance? Can you give us some clues as to why you have so much debt? Do you have other debts in education loans, home equity loans or rentals? How secure is your job over the next three years? Your answers are appreciated. Wishing you the best.	I am using this for debt consolidation - I have more than 14 K in CC debt. No clue as to why it shows less. I have no education loans, or rental or home equity... I have one mortgage, one car loan and CC debt... Honestly, this is a no brainer - 7.5% interest vs. 29% interest...can't beat that.
Can you please explain why you are asking for $14k when your revolving credit shows $7k	I have more than 14K in CC debt -
It is my understanding that sometimes different credit bureaus do not include the exact same debts, which can cause confusion. It might help Lenders such as myself, if you would provide a rough estimate of the total debt that you have. Thank you in advance and good luck on 100% funding of your loan quickly!	20 K in CC debt, of which I will pay off approx. 3K with tax return...will have a small amount left over to pay off in addition to this amount.
Thank you for your answer. The reason I was asking about the origin of the debt is that I would like to know whether you are continuing to accumulate credit card debt or whether unusual circumstances took place and normally you pay off all your credit cards each month. It would be helpful if you could put my mind to rest on this issue so that I can invest in your loan.	We had unusual circumstances which contributed to the debt load - This is the quickest way to pay down the debt while minimizing the interest.

Member Payment Dependent Notes Series 471342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
471342	$20,000	$20,000	13.85%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 471342. Member loan 471342 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	GF55 Architects	Debt-to-income ratio:	8.16%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	GF55 Architects
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	30
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 30 months ago. Thank you.	There was a period where I became very sick and was not working. there were some issues because of it. As you will notice over the past 2.5 years there are no delinquincies. My credit score has actually risen over 100 points in the past year or so.
Your revolving credit is only $3,153. What debts do you plan to pay off with the loan? How much are you currently paying each month toward that debt?	I pay anywhere from 300-1000 per month. I have business expenses that will be paid off to keep company afloat until summer season.
What is your position with GF55?	Controller, HR Manager, Office Manager
What is the small business you referred to?	A Day Spa in a very influential area that is a summer destination spot.
This loan is entitled "spa" but your loan purpose says consolidate debt. Is there a connection between the two? Please explain how this loan will be used.	It is being used to consolidate some spa debts to make things more streamlined to get through winter months.

Member Payment Dependent Notes Series 472835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472835	$16,750	$16,750	15.65%	1.00%	January 31, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472835. Member loan 472835 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	JMS Electric	Debt-to-income ratio:	22.09%
Length of employment:	10+ years	Location:	CHICAGO, IL

Home town:
Current & past employers:	JMS Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > This is just a loan to consolidate some high interest rate credit cards to 1 simple payment at a lower interest rate. I am current with all of my bills and I have a good credit score.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	20
Revolving Credit Balance:	$26,901.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,750 Debt Consolidation loan. Lenders provided application "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Position description (job title, role) @ JMS Elecric is? (2)-Credit Report reflects $26,901 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to BOTH questions. Member 505570 (RetiredUSMCInvestor) sends Saturday, 01.16.2010 @ 5: 23AM Eastern Time	I am and have been a foreman for JMS electric for the past 6 years, before that I was a journeyman wireman
Please list credit card balances and rates, and explain the delinquency 2 years ago. Thank you.	There are 2 credit cards for a balance of roughly 20K and the at a rate of around 29.9%. As far as the delinquency goes. I really dont remember being delinquent, it was 2 years ago. I stay current with all my bills.
Your position at JMS Electric ? Thank you in advance.	I am and have been a foreman for JMS electric now for the last 6 years, before that I was a journeyman wireman.
Your position ar JMS Electric? Debts you plan to consolidate and their current interest rates? Thank you.	I am a foreman for JMS. I have 2 credit cards with high interest rates (29.9%) with a balance of 20k between the 2 of them that I am trying to consolidate with a lower rate and an easy payment.
Well, thanks for the info on the credit cards, but without an explanation of your delinquency, I'm hesitant to loan you my money. Good luck	Again it was 2 years ago and I'm not 100% sure about the delinquency. I was going through a divorce 2 years ago and my ex and I had a credit card together which I was the primary card holder. And to make it hard on me she tried taking over the account and that's where I believe the delinquency came from. But since I'm the primary card holder I had her name removed from the account. I hope this clears up any doubts you might have.
why hasn't lending club verified your income yet?	I just sent them my last 2 weeks paystubs 1 day ago. I never recieved the email stating that they needed the stubs untill a few days ago. They have verified my employement

Member Payment Dependent Notes Series 473015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473015	$6,000	$6,000	16.07%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473015. Member loan 473015 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Financial Partners, Inc.	Debt-to-income ratio:	15.39%
Length of employment:	9 years	Location:	Spokane, WA

Home town:
Current & past employers:	Financial Partners, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > This personal loan is for paying off credit card debt and to close those credit card accounts. This personal loan will secure me a lower interest rate and help improve cash flow and allow me to purchase my first home within the next year.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,941.00	Public Records On File:	1
Revolving Line Utilization:	98.80%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473657	$7,500	$7,500	11.36%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473657. Member loan 473657 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	willow run foods	Debt-to-income ratio:	18.87%
Length of employment:	10+ years	Location:	JOHNSON CITY, NY

Home town:
Current & past employers:	willow run foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > this loan is to pay for a horse for my daughter.her old one died a couple of years ago due to cancer.she has been wanting to get back to showing horses again which is what she loves to do.i have been working at a stable job for over 13 years.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	54
Revolving Credit Balance:	$14,225.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan? How much do you pay each month on your revolving credit accounts?	my daughters horse died a couple of years ago and wants to start showing again so we have to get a new horse.about $150

Member Payment Dependent Notes Series 473814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473814	$24,000	$24,000	10.25%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473814. Member loan 473814 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	North West Admin	Debt-to-income ratio:	7.59%
Length of employment:	10+ years	Location:	SAN BRUNO, CA

Home town:
Current & past employers:	North West Admin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > In order to cover our wedding, we had to charge more than expected on our credit cards. Now the interest is so high, that most of our payment is interest.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,882.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you seeking to borrow $9,000 more than the revolving credit balance shown in your credit report?	The credit report is only showing the credit from my credit cards. The remaining $9000.00 is from my husbands. I could not figure how to include his card on the site. Sorry
What is your combined monthly income?	It amount is $92,000.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for this information. I will do it.
What do you do at North West Admin? And is your position secure? thank you.	We administer the Teamsters Union Pension Office. My desk is Accounting Clerk. That entitles of me receiving the money from the companies and transferring the money into the members hours to their file. I have been there for over 19 years and I my desk is still busy.
I would like to help, but first have a few questions. I am sure other potential lenders will be interested in your answers too. What are the balances, interest rates, and minimum monthly payments of the $14000 (total) you will pay off with this loan? Can you outline the nature of your work for the North West Admin? In the case of a job loss, what is your contingency plan to repay this loan? Do you have a savings account or any other kind of emergency fund? Please explain if $5333/month is your sole income. What is your combined income? Do you consider your spending to be in line with your income? Do you have a plan to be debt-free one day? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., mortgage, utilities, car, food, other loans, other expenses, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Please would you contact Lending Club to have them verify your income(s). Thank you and good luck with your loan.	My job is secure. My company has not laid off, nor termed anybody. I am vested in 3 pensions and yes I do have a savings account. That is why I am applying for this loan so I don't empty my savings. I am planning on sending a manual payment. I havel already contacted Lending Club to verify my income.
Let's try one more time. Several potential lenders have asked you for details of the obligations that you are paying off with this loan. Please provide a list of your cards, balances and interest rates. Please provide a list of your spouse's cards, balances and interest rates. Will you or have you closed any credit card accounts?	Sorry if I didn't understand the first time. We have never canceled a card. My husband has a visa that owes $10,600 with the interest of 27%. I have a Master Card that owes $8,500 with an interes of 30% and Discover that owes $4,100 with an interest of 30% and Visa that owes $800 with the interest of 10%.
Manual payments cost an extra $15.00 per payment. Why are you not opting for the auto withdrawl? "If you need to make a loan payment by check, please be sure to add $15 fee to the payment amount to cover processing costs. To make payments by check, ensure your name, address and loan number appear on the check and mail to the following address: LendingClub Corporation Dept # 34268 PO Box 39000 San Francisco, CA 94139" Thanks	When I stated manual check I ment that the payments will be coming from our checking account and not from my paychecks. They will be automatically (electronicly) deducting from the checking account for the simply reason is that I have some co-workers that has had problems from work with that kind of deductions.
You stated that you and your husband had a combined monthly income of almost 92,000.00. Will he be contributing to the repayment of this loan? If so, what is his profession? Thanks	Yes he will be contributing to this loan. His a corporate chef for Bon Appetit Mgmnt Comp at Cisco Systems.

Member Payment Dependent Notes Series 474048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474048	$21,000	$21,000	11.48%	1.00%	January 28, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474048. Member loan 474048 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Tellabs	Debt-to-income ratio:	15.63%
Length of employment:	4 years	Location:	DALLAS, TX

Home town:
Current & past employers:	Tellabs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > So close to being debt free again. On paper I'm already in the black, but those last few pesky credit debts are slowing my progress. Borrower added on 01/20/10 > I initially pursued a loan though bank (BoA) but they told me in writing that my credit was so good I didn't need a fixed-rate, fixed-term loan; I should use my credit cards. Well, I'm done with that sucker's game for good. The grand experiment with credit cards is over and I'm returning to those halcyon days when I had no credit cards and things were just fine. Would you like to help me reach my goal? Borrower added on 01/20/10 > I should add that I had a 12.99% fixed-term line-of-credit from BoA that I had used previously to consolidate debt and make home improvements. I aggressively paid the three-year loan off in 20 months ($500 every two weeks). When I attempted to access the line-of-credit again, BoA closed it and told me to use credit cards instead. While I have redirected my debt reduction payment to one of my credit cards, the interest of all the cards is beating me up; especially since the rates seem to have mysteriously increased in the past few months for no reason. Imminent bank regulation, maybe?

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,860.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LC trumps CC I will be funding part of your loan when I have funds available in a few days. Good luck on 100% funding quickly.	Thank you! I appreciate the assistance and have a great week!
Please break out your credit card debt amounts and list their respective interest rates. Thank you.	CITI $9414.27 19.99% BoA MC $4338.28 19.99% BoA Visa $6743.30 14.99% I was $5K lighter a few months ago before my water heater broke and flooded my condo. That set me back a bit.
Please respond to the following: What are your responsibilities at Tellabs? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am a software developer. I am the sole wage earner in a household of one: me (well, and my cat). I have a single 30-year mortgage and an auto lease. I have been paying $500 every two weeks, automatically, into my debt reduction plan for over two years now; it is built into my budget and is no impediment to my other obligations. I have survived a number of layoffs at my company which has been in a stable recovery for some time now; I do not foresee a job loss my myself or my co-workers anytime soon; we are, in fact, hiring again. having said that, I have long-term investments I could draw upon to assist in debt repayment until replacement employment was secured. Hope that helps!
Hello Tex and cat out in the Lone Star State...Glad to help. Keep working away at those Credit cards and consider coming back as a lender some day. See ya on the other side of the debt pile!	Thanks much!

Member Payment Dependent Notes Series 474607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474607	$3,000	$3,000	17.19%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474607. Member loan 474607 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Emeril's Delmonico's	Debt-to-income ratio:	5.13%
Length of employment:	< 1 year	Location:	New Orleans, LA

Home town:
Current & past employers:	Emeril's Delmonico's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,441.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 475049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475049	$10,000	$10,000	11.83%	1.00%	January 31, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475049. Member loan 475049 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Philadelphia School District	Debt-to-income ratio:	13.84%
Length of employment:	1 year	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Philadelphia School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I am a fully employed teacher!! I have a good secure job and I'm trying to clear my debt quickly by getting a lower interest rate. Thanks for considering me.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,375.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving credit amount shows as half the amount you seek to borrow. Please clarify both of these amounts.	Type your answer here.Yes this is true. The rest will go to pay off my car loan. This consolidated all my debt ( minus school loans). My goal is to lower all interest rates and pay it off in three years.

Member Payment Dependent Notes Series 475070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475070	$14,000	$14,000	20.90%	1.00%	January 31, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475070. Member loan 475070 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	richard h. benninger md pc	Debt-to-income ratio:	13.81%
Length of employment:	4 years	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	richard h. benninger md pc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > I would like to pay off all debt on credit cards to raise my credit score as well save more money for the future. I am a very reliable with all of my debts owed. I have not made a late payment nor missed a payment. My job is very secure and I have an extremely reputable job record.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,020.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $14 Debt Consolidation loan: Position (JOB/ROLE) @ Dr. Richard M. Benninger MD PC medical practice is? Member 505570 (REtiredUSMCInvestor) sends 01.24.2010 @ 8:35 AM ET.	My position at Richard H. Benninger MD PC is Practice Manager. I am in charge of the medical practice as well as the optical side. I have many responsibilities such as payroll, account receivables, account payables, human resources, hiring employees, terminating employees. I have turned the practice from being in the red to profitable in a matter of 12 months. Thank you for your time. I hope this answers your question.
Please explain 4 inquiries in 6 months - have they resulted in any loans? Please explain delinquency.	One of the inquiries was for an application to move into a condo and that was approved. Two of the other inquiries were through the lending club application process. The inquiry for Wells Fargo was for a credit card application that was also approved. To explain my delinquency 39 months ago it was truly an oversight on a credit card bill I thought I had paid. I have my bills all automatically sent through online banking and I forgot to push the submit on this particular bill. As you can see I have not been delinquent on any other payments. Thank You.
4 inquiries in the last 6 months. Please explain. Months Since Last Delinquency: 39. Please explain Thank You	One of the inquiries was for an application to move into a condo and that was approved. Two of the other inquiries were through the lending club application process. The inquiry for Wells Fargo was for a credit card application that was also approved. To explain my delinquency 39 months ago it was truly an oversight on a credit card bill I thought I had paid. I have my bills all automatically sent through online banking and I forgot to push the submit on this particular bill. As you can see I have not been delinquent on any other payments. Thank You.
I am confused. if your goal is to pay off all your credit cards and raise your credit score, how does applying for the Wells Fargo credit card help you reach your goal? Thank you in advance.	It did not help me reach my goal that is why I am trying to have one payment by consolidating my credit card debt. I will no longer be using credit cards to pay for my purchases. I hope this clears the confusion. Thank you.
If trying to pay off all credit card debts, why did you open a new Wells Fargo CC? Thanks	One of the inquiries was for an application to move into a condo and that was approved. Two of the other inquiries were through the lending club application process. The inquiry for Wells Fargo was for a credit card application that was also approved. To explain my delinquency 39 months ago it was truly an oversight on a credit card bill I thought I had paid. I have my bills all automatically sent through online banking and I forgot to push the submit on this particular bill. As you can see I have not been delinquent on any other payments. Thank You.
You mention that your job is very secure. You feel that way despite the fact that your employer must be close to retirement?	I have no concerns if and when my employer is to retire. I am very confident in my ability to find employment if necessary. My employment record has never had any gaps of unemployment. I am a very driven individual with excellent credentials. Thank you.

Member Payment Dependent Notes Series 475253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475253	$15,000	$15,000	14.96%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475253. Member loan 475253 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Printworks Inc.	Debt-to-income ratio:	14.14%
Length of employment:	10+ years	Location:	Barnegat, NJ

Home town:
Current & past employers:	Printworks Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I am getting married for the first time to the love of my life. Our parents are not helping us with this wedding so we are funding our special day ourselves. Lending club was recommended by a friend. If you have any questions please let me know.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,186.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Wedding Expenses loan: (1) Position (J-O-B/ROLE) @ Printwork Inc is? (2) TransUnion Credit Report reflects ~ $7,186 revolving credit card debt balance; Total monthly payments on CC debt are $? (Total actually PAID and NOT minimum amounts DUE). Answere required for B-O-T-H questions. Member 505570 RetiredUSMCInvestor sends 01.26.2010 @ 5:38 AM ET	(1) My job at Printworks is as the manager, I am working of the business currently to become the owner. I've been with this company for 11 years. (2) I pay about 500 per month on credit card debt.
What is the combined monthly income of you and your future spouse?	About $8500 a month net

Member Payment Dependent Notes Series 476126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476126	$3,800	$3,800	14.59%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476126. Member loan 476126 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,700 / month
Current employer:		Debt-to-income ratio:	19.29%
Length of employment:	< 1 year	Location:	Santa Rosa, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	7
Revolving Credit Balance:	$17,012.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, It is hard to fund a loan with little to no information provided by you the borrower. Do you have a job? If not how are you receiving income? You say you OWN your home but you credit line age implies you are still young. Are you living with your parents? Can you explain the Delinquencies on your credit? Why do you have 27 lines of credit only adding up to 17K of debt...the implications are you have many small credit lines. Why do you have so many? How did you get into debt? Why and for what reason? You have no description. Tell me why I should lend you any money. Give the lender confidence in the borrower.	I was working as a caregiver until a few weeks ago. I just received a job working as Medical Assistant/Phlebotomist independently doing screenings for health insurance agencies and begin next week. I should only have one deliquency on a card and that would be because I paid the card according to my time in California and it was postedd late. I was unaware that I had 17 lines of credit. I have cancelled a bunch of them however, I guess it didn't happen that way. There are only 4 cards that I actually use and knowingly have open. I am going to call the other card companies and make sure the other credit lines are closed. I have been asked if I wanted to have my credit line increased and I usually decline, except when they automatically do it. I am in debt now because my good friend lost his house in October and I got him and his car a room every night until the middle of December. I continued halping him out because he paid me 200 here, 300, here, and so on until the end of November. Then his checks were behind and he had to pay other things and I pretty much got screwed. Had he not been paying me in the beginning I would have never continued to help him out however, it made me believe that I could continue to help him and I would continue to get paid back. That was my mistake. I could easily pay my own bills prior to the over 6,000 I spent helping him out. Now though I need the help to bring the balances down so that I am not spinning my wheels paying my min payment which has now become less than what my interest is and the only way I can do that is to pay a chunk at a time.
Thank you for answering some of my questions. Still please address this. You say you OWN your home but you credit line age implies you are still young. Are you living with your parents? Your loan may not get fully funded as you currently have no job. Even though you say you start a new job next week there would be no way for lending club of the lenders to verify your income without you prvoiding your last 2 pay stubs. I would suggest taking that person that never paid you back to small claims court.	The home I live in is owned by my parents, however they travel alot and are not usually here. I put own because I do not make any payments on the home. As to the comment about the job, I completely understand where you are coming from. I start going out on assignments next week however, I am already an employee of the company. If you would like that information I can provide that as well.

Member Payment Dependent Notes Series 476379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476379	$18,600	$18,600	13.57%	1.00%	January 28, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476379. Member loan 476379 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Etro	Debt-to-income ratio:	0.44%
Length of employment:	5 years	Location:	CENTRAL VALLEY, NY

Home town:
Current & past employers:	Etro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > I plan on using my loan for re-location for work. I have been with my company for almost 6 years. I will be re-locating for the same position and company. My job is very stable and the Company has been around since 1982. I am a good borrower because I pay on time and conscience to due dates. My budget for the month consists fixed bills such as rent, electric, phone and car insurance. I paid off my car and own it.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	24
Revolving Credit Balance:	$723.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
# Months Since Last Delinquency: 24	I am looking into this - through my credit report - I do not know why this is showing up
Etro does not pay relocation expenses?	No unfortunately they do not - in fact this year no one in the company received bonus (which I was going to use for moving expenses).

Member Payment Dependent Notes Series 476400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476400	$13,000	$13,000	10.25%	1.00%	February 2, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476400. Member loan 476400 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Marit, Inc.	Debt-to-income ratio:	17.61%
Length of employment:	3 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Marit, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > This funds will be used to consolidate higher interest rate credit cards. This cards (3) will be paid off and closed. By eliminating these cards, I will free up and additional $200 a month in my monthly budget (which a portion will be applied against paying down this loan). I have been at my current position of employment for 3 years with no forseen danger of job loss. By viewing my credit report, one can see I am a responsible borrower with good credit standing.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,818.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, car and student loans (if applicable)?	I actually am blessed to live with my parents -- so monthly rent is only $200.00. My car was just recently paid off (last 4 months), and I pay $200.00 a month on student loans. The only other 3 expenses I have are car insurance of $70.00, Care Credit (for Eye Surgery) of $80.00, and cell phone bill. I also tithe regularly to my church. This loan will eliminate nearly $700 a month I pay to maintain credit cards. Which I will cancel those cards upon receipt of this loan.
What is Marit, Inc. and what do you do there? Thanks.	My apologies. That was a typo when filling out the application. I work for Maritz, Inc. in Fenton, MO. I am a project accountant.
Can you tell us how you got the $15,000 of debt? And what interest rate are you paying on it now?	The majority of the debt was accumlated through car related repairs, helping family members, and purchasing of new clothes through a period of rapid weight loss. Some was accumulated through trivial things such as vactions and minor comfort items.

Member Payment Dependent Notes Series 476447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476447	$10,000	$10,000	7.74%	1.00%	January 28, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476447. Member loan 476447 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	0.86%
Length of employment:	< 1 year	Location:	Mashpee, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > I am in the process of getting divorced. My future ex wife stole ALL my monies and emptied out our joint bank accounts. I own a seasonal business and part of the money she took were my savings to get "us" through the winter and my savings. Around $30K. I need $5K for my attorney and around $3K for downpayment on a home rental for myself and my 14 year old dughter. I can pay this money back by September at the latest. Please help me with this mess. Drugs do strange thinks to people and I got a real bum deal on this 11 year marraige.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,232.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business are you in and what do you do in the business you are in? How can you pay this back by September? My thoughts and prayers are with you. Hope I can help, sounds like you are in a very difficult situation.	I own and operate an ice cream parlour on Cape Cod. Very busy 10 weeks mid June to late August. Although open mid April - Christmas. Payback is not a problem with the cash flow rom the business.
Sorry about your situation, but what is your source of income until you can open up the parlor? Are you going to make the initial payments which start in one month? What are your monthly expenditures?	I have enough in the bank to pay the utility bills until I open. Rent was prepaid until May 1st. I need the loan to pay my living expenses until I open ($1200 month) and a $5K deposit to my attorney. Feel free to ask me more questions. papabear@polarcave.com Mark

Member Payment Dependent Notes Series 476468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476468	$15,000	$15,000	11.14%	1.00%	January 28, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476468. Member loan 476468 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	broward county library	Debt-to-income ratio:	3.76%
Length of employment:	10+ years	Location:	oakland park, FL

Home town:
Current & past employers:	broward county library
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > its a new year and my husband and i are in the process to making some upgrades to our home. we want to remodel the basic in our home like the kitchens and the bathrooms. taking out this loan will help us to start and finish up the process.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1973	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,001.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 476497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476497	$6,250	$6,250	12.53%	1.00%	January 28, 2010	January 27, 2013	January 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476497. Member loan 476497 was requested on January 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	21.75%
Length of employment:	< 1 year	Location:	worcester, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > Loan for my business

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,219.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this loan for your car or your business? What is the nature of your business? What/how much are your monthly living expenses? Thank you in advance for your answers.	It is for an initial investment on advertising on my business. The business is about merchant services and in order for me to get the most out of my business in its beginning phases I need to get as many leads as possible then I will be able to be come a small corporation instead of a the sole proprietor. Right now me and my wife bring in about 3000 a month and spend about 2500 but I also am staring this business with some money I saved up on a deployment so I am hope this business will replace my military income.
What is your current source of income?	Savings, unemployment, and my spouses income
Your loan purpose says "car financing" and your loan description says "Loan for my business" and now you say the loan is for "advertising." Please provide enough detail here so we know what this is all about. How much longer will you be collecting unemployment insurance? What is this business you hope to start all about? "Merchant services" does not say much. Thank you in advance for your answers.	I had some technical difficulties with the site but I spoke with some one from lending club to fix that so The reason is business. and the advertising is necessary for my business to have a successful start.

Member Payment Dependent Notes Series 476498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476498	$10,000	$10,000	16.45%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476498. Member loan 476498 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Coldwell Banker	Debt-to-income ratio:	16.97%
Length of employment:	10+ years	Location:	ATHENS, GA

Home town:
Current & past employers:	Coldwell Banker
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I'm hoping to receive this loan and use it to help me get back on my feet financially. I'm in sales and have always been successful. However, last year I wasn't able to work much because I had to take care of my mom who had stage 4 cancer. I'm now back at work and just need a new start on things. I've never had to worry about money until the last few months. I know with my job and to be the most productive, I can't continue to worry about my bills everyday. That's why I'm asking for this loan. I just need help getting back on my feet and getting things going again! Thanks.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	44
Revolving Credit Balance:	$3,052.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan: (1)-TransUnion Credit Report reflects ~ $3,052 revolving credit debt. Loan requests $25,000. Extra ~ $22,000 consolidating what S-P-E-C-I-F-I-C debts NOT reflected on TransUnion Credit Report? (2)-Have you resumed working FULL-TIME sales agent position Caldwell-Banker real estate? Thanks in advance for answers to B-O-T-H questions. Member 505570 RetiredUSMCInvestor sends @ 05:58 AM ET 01.28.2010	Thanks for the inquiry. I'm not 100% positive about the $3052 amount. I have my credit report from Equifax and that exact amount isn't on there. However, I can telll you that I have two current credit cards, HSBC and Bank of America. I also have an account with Dell. So I believe that it's referring to either the Bank of America or the Dell account. And YES, I'm definitely back at work full-time at Coldwell Banker. I also want to be clear that it isn't so much that I'm consolidating my debts. This past year I wasn't able to work very much and although I'm currently back at work each and everyday, it will take a couple of months for me to get back on my feet financially. This loan is the bridge that will allow me to do that. Thanks.
So, you sell real estate? Please explain your job.	Yes, I sell residential real estate and have been doing that for the past ten years. Prior to that I taught school for five years. My job is great, I absolutely love it! I represent Sellers on getting their home sold and I also represent Buyers on purchasing homes. I work for the number one company in our area and although it has been slow for the past two years, that really has nothing to do with my financial situation that I'm in. I wasn't able to work much last year and that is why I'm needing a loan right now. I know in my job, it will take me about three months to get back on my feet. This loan will be a bridge that will allow me to do that. Thanks.
Me again. Requested $25,000 loan modified (reduced) to $10,000 at same 16.35 percent interest rate. $10,000 loan now 48 percent funded. Question: When 100 percent fully-funded are you accepting $10.000 loan? (less LC management loan origination fees) Other lenders, and myself, need to know before committing $$ further funding loan and tieing-up $$ for another week or more only for final result loan request being canceled and removed. FYI: Borrowers can only have ONE loan listed for funding at any time; however borowers can have TWO issued loans active at same time. That means after this loan fully-funded and issued you can apply for another loan and begin fundding process on new loan. Member 505570 RetiredUSMCInvestor sends 01.30.2010 @ 10:15 AM ET.	Yes, I originally requested a larger loan but the amount was reduced by Lending Club due to "Insufficient credit experience on acceptable types of accounts". This is the only loan that I have listed. If $10k is the largest amount that I can borrow at this time, then yes, I will have to accept it and then possibly ask for another one down the road. Let me know if you have any additional questions. Thanks.

Member Payment Dependent Notes Series 476505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476505	$15,000	$15,000	9.88%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476505. Member loan 476505 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Vons	Debt-to-income ratio:	12.00%
Length of employment:	10+ years	Location:	Beaumont, CA

Home town:
Current & past employers:	Vons
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > pay off credit cards.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,146.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying each month on these cards?	$523.16 a month
What assurance can you provide that you won't start building up significant balances on the cards again?	My goal is to pay all my credit cards and use cash only. Save 3 to 6 months emergency fund. I Also want to remain having a good fico score.
I am considering funding part of your loan, and have a couple of questions - What is Vons, and what do you do there? What are your monthly living expenses? Thank you in advance for your answers.	Vons is a grocery store owned by Safeway. I'm a grocery clerk I stock the shelves. I been with the company 27 years. I started as a boxboy. My living expenses are about $1400.00 a month.

Member Payment Dependent Notes Series 476557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476557	$25,000	$25,000	17.39%	1.00%	January 28, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476557. Member loan 476557 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,667 / month
Current employer:		Debt-to-income ratio:	2.47%
Length of employment:	< 1 year	Location:	Dansville, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > We are a young, registered corporation, established to provide real estate investment and management services in the growing areas. We bring to the corporation, years of experience managing numerous employees and educating our selves in the field. We have networked and established relationships with other professionals in this industry and have team members in place to insure success. It is the company's primary mission to provide families and individuals with affordable housing in the local area, and to effectively manage these housing units. There are a great number of bank owned properties available, far below fair market value that will make highly profitable rentals. Do diligence will dictate a good rental or flip option. Flips will be considered in areas where rentals are not as productive. We will rehab homes when necessary. The company intends to not only renovate homes but also to add amenities on an individual basis depending on the needs of the family. The ability to "customize" an existing house, once under contract, is an untapped market that promises great rewards. The company maintains high integrity on all promised timelines and quality assurances. We also assist home owners in finding re-finance options to prevent foreclosure. Additional assistance from investors will provide the boost the company needs to thrive in this growing industry.

A credit bureau reported the following information about this borrower member on January 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,556.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
NO details about your business A-N-D how $25,000 loan will be used to benefit your business. If I met you on the street and asked you for $25,000 UNSECURED PERSONAL loan wouldn't it be a REASONABLE expectation that you would want DETAILS? Or is that sking too much. RetiredUSMCInvestor sends 01.16.2010 @ 6:48 AM ET	We are a young, registered corporation, established to provide real estate investment and management services in the growing areas. We bring to the corporation, years of experience managing numerous employees and educating our selves in the field. We have networked and established relationships with other professionals in this industry and have team members in place to insure success. It is the company's primary mission to provide families and individuals with affordable housing in the local area, and to effectively manage these housing units. There are a great number of bank owned properties available, far below fair market value that will make highly profitable rentals. Do diligence will dictate a good rental or flip option. Flips will be considered in areas where rentals are not as productive. We will rehab homes when necessary. The company intends to not only renovate homes but also to add amenities on an individual basis depending on the needs of the family. The ability to "customize" an existing house, once under contract, is an untapped market that promises great rewards. The company maintains high integrity on all promised timelines and quality assurances. We also assist home owners in finding re-finance options to prevent foreclosure. Additional assistance from investors will provide the boost the company needs to thrive in this growing industry.
What do you plan on spending the 25K on? How will it benefit your business? What type of business is it?	We are a young, registered corporation, established to provide real estate investment and management services in the growing areas. We bring to the corporation, years of experience managing numerous employees and educating our selves in the field. We have networked and established relationships with other professionals in this industry and have team members in place to insure success. It is the company's primary mission to provide families and individuals with affordable housing in the local area, and to effectively manage these housing units. There are a great number of bank owned properties available, far below fair market value that will make highly profitable rentals. Do diligence will dictate a good rental or flip option. Flips will be considered in areas where rentals are not as productive. We will rehab homes when necessary. The company intends to not only renovate homes but also to add amenities on an individual basis depending on the needs of the family. The ability to "customize" an existing house, once under contract, is an untapped market that promises great rewards. The company maintains high integrity on all promised timelines and quality assurances. We also assist home owners in finding re-finance options to prevent foreclosure. Additional assistance from investors will provide the boost the company needs to thrive in this growing industry.
Can you tell us about your business and why you need the loan? Also, are you planning on sending in proof of your income to LC? It seems odd to me that someone making that much money is so close to maxing out their credit lines (given that the balance is sub 15k).	We are a young, registered corporation, established to provide real estate investment and management services in the growing areas. We bring to the corporation, years of experience managing numerous employees and educating our selves in the field. We have networked and established relationships with other professionals in this industry and have team members in place to insure success. It is the company's primary mission to provide families and individuals with affordable housing in the local area, and to effectively manage these housing units. There are a great number of bank owned properties available, far below fair market value that will make highly profitable rentals. Do diligence will dictate a good rental or flip option. Flips will be considered in areas where rentals are not as productive. We will rehab homes when necessary. The company intends to not only renovate homes but also to add amenities on an individual basis depending on the needs of the family. The ability to "customize" an existing house, once under contract, is an untapped market that promises great rewards. The company maintains high integrity on all promised timelines and quality assurances. We also assist home owners in finding re-finance options to prevent foreclosure. Additional assistance from investors will provide the boost the company needs to thrive in this growing industry.
Could you please tell us about your business and what the loan will be used for?	We are a young, registered corporation, established to provide real estate investment and management services in the growing areas. We bring to the corporation, years of experience managing numerous employees and educating our selves in the field. We have networked and established relationships with other professionals in this industry and have team members in place to insure success. It is the company's primary mission to provide families and individuals with affordable housing in the local area, and to effectively manage these housing units. There are a great number of bank owned properties available, far below fair market value that will make highly profitable rentals. Do diligence will dictate a good rental or flip option. Flips will be considered in areas where rentals are not as productive. We will rehab homes when necessary. The company intends to not only renovate homes but also to add amenities on an individual basis depending on the needs of the family. The ability to "customize" an existing house, once under contract, is an untapped market that promises great rewards. The company maintains high integrity on all promised timelines and quality assurances. We also assist home owners in finding re-finance options to prevent foreclosure. Additional assistance from investors will provide the boost the company needs to thrive in this growing industry.
What do you plan on spending the 25K on? How will the loan benefit your business? How long has the business existed? How many employess does the business have? With Gross Income $11,667 / month, why do you need this loan? What are your monthly living expenses? Thank you in advance for your answers.	The $25,000.00 will assist in start up cost for the business. The business was approved by the IRS on 04/15/09. We currently have 5 employees. The Gross income is a conservative projection from our business plan. We have invested approximately $30,000.00 into the business for initial start up. We own our home free and clear, so monthly living expenses are limited to basics and utilities. This loan will enable the business to ramp up operations.
Me again. Loan 34 percent funded. Question: Has Lending Club Home Office Employment-Income Verification Team contacted you concerning employment/income verification? If not yet, suggest you contact them and inquire to start process. Many investors "sit on sidelines" until on-screen application Credit Review status and Income Verfication status reflects completed. After process completed your loan will fund faster. See "Contact US" at bottom Home Page for Member Support email address and Toll Free phone number. Member 505570 RetiredUSMCInvestor sends 01.25.2010 @ 7:30 AM ET.	Yes, I emailed the additional information they requested on 1/20/10.

Member Payment Dependent Notes Series 476667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476667	$24,000	$24,000	17.04%	1.00%	January 28, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476667. Member loan 476667 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Green Warrior, Inc.	Debt-to-income ratio:	3.70%
Length of employment:	< 1 year	Location:	Laguna Niguel, CA

Home town:
Current & past employers:	Green Warrior, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I am moving across the country for my employer. Employer has pledged to reimburse my expenses after all receipts have been submitted to them. null Borrower added on 01/16/10 > My title is Director of Finance. I have been a consultant for Green Warrior for a year prior to employment. Previously, I have been the Director of Finance for Bushnell Outdoor Products, CFO for a wind development company and management consultant for Arthur Anderso n. Borrower added on 01/21/10 > As my credit record will attest, I paid off my last personal loan 3 years early. For the past year, I have paid over the amount of the minimum payment for my car and house by $100-$200 each month.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	14
Revolving Credit Balance:	$11,010.00	Public Records On File:	1
Revolving Line Utilization:	49.80%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Green Warrior, Inc. ?	Director of Finance.
Hi I have a quick question. If your employer is going to reimburse the cost of move then why do you need a 36 month loan. A few month loan would be more in line of my thinking. Maybe I am missing something?	I would prefer only a few months but this site only offered me 36 months. I am planning to prepay the loan early.
Please explain the delinquencies and the Public Record? Thank you in advance.	The public record was almost 10 years ago. It was a bankruptcy related to my divorce and previous husband. The delinquences were during the transition period just after I had a baby and left my job to be a consultant.
Can you please explain the nature of the 2 delinquencies on your record?	one was mortgage and one was a credit card. Both were just over 30 days past due.

Member Payment Dependent Notes Series 476720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476720	$25,000	$25,000	17.04%	1.00%	January 28, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476720. Member loan 476720 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	FMV Opinions	Debt-to-income ratio:	9.36%
Length of employment:	4 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	FMV Opinions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I am a graduate of Parsons Design School. I'm starting a clothing design that uses all eco-friendly fabrics. I'm passionate about clothing and passionate about the environment. Please help me fulfill my dream! The money will be used for production costs that will enable me to sell this clothing on my website! Borrower added on 01/14/10 > I am an excellent candidate for a borrower because not only do I have a stable job and a husband who can support me, but I have found a way to start my business while still working and generating income. You can contact me for my full business plan if appropriate.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$6,049.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I had a few questions: 1) could you verify your income with Lending Club? 2) is the gross income from your job or your husbands? 3) could you please explain the delinquency from 47 months ago? 4) could you please give more explanation of how the loan will be used for your business (store front, inventory, etc.) 5) could you please provide a synopsis of your business plan? These will help investors greatly. Thank you.	No problem, happy to answer any and all questions. 1) I believe I have verified my income so I will follow up with them to see if there is anything outstanding. 2) Gross income listed is strictly from my job, I did not list my husbands income when applying for this loan, although he does make more than me. 3) I will have to consult my credit report to make sure, but I believe it was a late credit card payment. (I was a student - I know it's not a good excuse, but I've been 100% good since that time.) 4) The loan will be used to purchase the textiles and pay the manufacturing costs associated with producing the clothing line. 5) I will post my executive summary from my business plan. KGrace is an exciting new clothing line, based in Brooklyn, New York that will be marketed to unpretentious women looking for sustainable, eco-friendly, and fashionable clothing. KGrace has unlimited capabilities and will succeed, because it is catering to an untapped niche in a market with over 13 million people worldwide. The target customer is a woman between the ages of 25 and 45 with a disposable clothing budget of around $1000 per month. As more buyers head towards sustainable fashion and online shopping, it will ensure that the KGrace brand has a long life. KGrace will be marketed to sell online by building a fan-base through a 3-phase marketing plan. Customers will be attracted to the brand because of they are interested in sustainability, modesty, and fair-pricing. The day-to-day operations will take place in Brooklyn, NY. However, the production team works in the garment district in Manhattan. Let me know if I can answer any further questions. Thanks again for your consideration.
I noticed that your income is still not verified. Could you verify your income? I know that it will help your loan get funded.	Hi - I have reached out to the lending club credit department to see if there is anything outstanding. I have sent them all the information they had previously requested. Hopefully they can verify it all today. Thanks!
Hi there, Am I correct in understanding that you are aiming your products toward women with a disposable clothing budget of $1,000 (One thousand dollars) per month or is this supposed to be $100 (One hundred dollars) per month. $12,000/year towards clothing seems like a very high-end market which considering the current state of affairs in this country, would not appeal to too many people, I would think. Thank you in advance for your answer.	Thanks for your question! I guess I didn't include all the language, so it may be confusing. The $1000/month included in my business plan is the family budget, my customer may not spend all $1000 on her, but will also spend on her kids, her significant other, etc. This brand's pricing is comparable to Banana Republic, J. Crew, and Polo Sport which I wouldn't consider luxury brands. Let me know if I can answer anything further. Thanks!

Member Payment Dependent Notes Series 476776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476776	$12,000	$12,000	18.43%	1.00%	January 31, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476776. Member loan 476776 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	River Front Chrysler/Jeep/Dodge	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	Aurora, IL

Home town:
Current & past employers:	River Front Chrysler/Jeep/Dodge
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > Money for home improvements such as new furnace, gutters, roof and small repairs.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	30
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (JOB/ROLE) at River Front Chrysler-Dodge-Jeep dealership is? RetiredUSMCInvestor sends 01.20.2010	Accounts receivable
Position (JOB-Role) at River Front Chrysler-Dodge-Jeep is? RetiredUSMCInvestor sends 01.20.2010	Accounts receivable.
Please provide your take home pay and detailed list of all monthly expenses. Thanks	I net about $2600 a month. My monthly expenses are just my mortgage and utilities that amount to about $1400 a month. I have no car payment or credit card debt.
Your credit report indicates 6 inquiries in the last 6 months, could you please explain what these are? Thanks.	I'm not sure, but I have requested a loan from a few sources at the time I signed up with Lending Club. None have worked out.
Could you explain the delinquency from 2 1/2 years ago?	My wife settled a credit card debt that was in her name and my name was included wrongly as a signator on the card and they won't remove it from my report. It's the only blemish I have in my credit history and it shouldn't be there.
(all information not verified unless noted with an "*") Can you verify your income with LC?	I can verify my income with 2009 W2's.

Member Payment Dependent Notes Series 476780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476780	$13,800	$13,800	13.57%	1.00%	January 31, 2010	January 28, 2013	January 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476780. Member loan 476780 was requested on January 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Midtown Bar & Restaurant LLC	Debt-to-income ratio:	17.50%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Midtown Bar & Restaurant LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/14/10 > I would be using this to consolidate my credit cards and cut down my interest rate. I have never been late on a payment and I am just trying to save money on the interest.

A credit bureau reported the following information about this borrower member on January 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	70
Revolving Credit Balance:	$15,365.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please briefly describe your position at Midtown Bar & Restaurant LLC	I am the general manager. Currently I am running and operating 1 location. I handle the books, liquor ordering, day to day operations, staffing, and floor management. If you have any other questions feel free to ask!!
Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments	I have 3 credit cards that I am looking to consolidate that the total owed is $14,100. All of the rates are 19.99% or higher (recently jumped up), and my required minimum payments on all is approx $450. I have been making these payments on time and not seeing the debt go down much, and this will lock me into a lower rate and gaurantee it paid off in 3 years. Any other questions feel free to ask....
What are your monthly expenditures? How did you accumulate such a huge debt?	Other than my rent, cell phone, and cable this is my only debt. When I first moved into NYC several years ago I wasn't making as much and unfortunately got myself into some debt. I have never missed a payment, nor been late on one as you can see from my profile, but it is very hard to get the debt down when the cards have such high interest rates. I keep making minimum payments but such a little amount comes off the principle every month. I think this would be a good way to consolidate everything and finally guarantee that everything gets paid off in 3 years. I have not added any debt onto what I currently owe, and a long time ago started living off of my debit card to make sure that I didn't ring up anymore debt. Hope this answers your question, but if not feel free to ask another.
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, car and student loans (if applicable)?	By consolidating these cards my monthly payment will not go down much, but my interest rate will and I will be gauranteed to pay them off in 3 years without a rate hike (again). As you can see I have not been late on any payments in over 5 years (and that one was while in college), and will always make payments on time. I am doing this consolidation to reduce my current interest, lock in a rate and pay off the cards in a gauranteed timeframe.

Member Payment Dependent Notes Series 476966

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476966	$25,000	$25,000	15.31%	1.00%	January 29, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476966. Member loan 476966 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,000 / month
Current employer:	American Home Bank	Debt-to-income ratio:	14.72%
Length of employment:	< 1 year	Location:	Pennsville, NJ

Home town:
Current & past employers:	American Home Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > This loan is needed to complete the current renovation of my kitchen. Borrower added on 01/15/10 > GROSS PAY FOR 2009 WAS $292,000. STARTED THIS RENOVATION IN SEPTEMBER AND HAVE PAID $90K WITH $25K LEFT BUT THE WORK HAS STOPPED UNTIL FINAL PAYMENT CAN BE MADE. NEVER BEEN LATE ON A SINGLE BILL. I HAVE WORKED IN THE SAME OFFICE FOR 3+ YEARS BUT JUST CHANGED NAMES IN OCTOBER AND HAVE GROSSED $80K IN 2.5MO. CAN PROVIDE INCOME IF REQUESTED.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,813.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all current debts and their rates. Thank You.	Indymac - 6.875%(30yr fixed) SLS(2nd mtg Fixed 15yr term) - 10.125% Acura(Lease expires 1/29/2011) - 1.99% Honda(3.5yrs left financing) - 2.99% Bank of America(Busincess cc) - 16.74% Capital One(cc) - 19.99% Citifinancial - 13.99% WAMU/CHASE(cc) - 19.99% PNC Bank - 12.5% Best Buy - 0% AMEX(Business cc) - 10% The AMEX and Bank of America are paid off monthly. The PNC, Citifinancial, and both Cars are installment debts due to be paid off within the next 3-3.5yrs.
Thank you for this information. What is your title and ROLE at for your employer? Thank you.	I am the Branch Manager of this office and am in charge of a staff of 8 mortgage loan officers. Commissions paid out for my employees in 2009 were over $725k including myself. I have proof of this if needed.
Can you do what it takes for lending club to verify your income?	I am not sure i understand what you are asking. I have already provided Lending Club my proof of income.

Member Payment Dependent Notes Series 476988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476988	$25,000	$25,000	18.09%	1.00%	January 29, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476988. Member loan 476988 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Dobbs Honda	Debt-to-income ratio:	19.75%
Length of employment:	8 years	Location:	Marana, AZ

Home town:
Current & past employers:	Dobbs Honda
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I will be paying off 29% credit card debt with this consolidation loan.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,999.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 CC REFI loan. Lenders provided application "thumbnails" usually with insufficient details; thus must ask questions. My questions are: (1)-Position description @ Dobbs Honda is?, i.e., sales, parts/service, management, admin/support etc. (2)-Mortgage payment and vehicle payment (if vehicle payments apply) paid per month are $? If one or both does not apply answer for each individual item would be none. (3)-Credit Report reflects $73,999 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) Advance thanks for answers to ALL T-H-R-E-E questions. Member 505570 (RetiredUSMCInvestor) sends Saturday, 01.16.2010 @ 7:15 AM Eastern Time	(1) Finance Director (2) 2510 (3) 36k of revolving is home equity line, if this loan is funded, my total cc outgo will be 900 per month and will be paid in full in 3 yrs.
How much do you pay on that card each month? Why is your revolving credit balance so high? What are your monthly payments on all your revolving credit debt?	36000 of revolving credit is a home equity line that has been closed. Right now my payments are 1500. If this loan is funded, the new payment will be 900 and loan will be paid off in 3 yrs or less
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have saving account or an emergency budget? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget before I lend you my own money): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1. I have an emergency account with 1000 in it. 2. 3 3. I am the Finance Director at a Honda dealer. I write loans, and sell insurance based products. I also manage two other Finance Managers. 4. I don't believe so 5. This loan will decrease my monthly outgo by 3-400 dollars. Mortgage, cars, ins, bills 3200. Entertainment 150 per month. 6. 5 credit cards with min payment totals of 1300. All at 29 percent interest.
Me again. Loan 40 percent funded. Question: Has Lending Club Home Office Employment-Income Verification Team contacted you concerning employment/income verification? If not yet, suggest you contact them and inquire to start process. Many investors "sit on sidelines" until on-screen application Credit Review status and Income Verfication status reflects completed. After process completed your loan will fund faster. See "Contact US" at bottom Home Page for Member Support email address and Toll Free phone number. Member 505570 RetiredUSMCInvestor sends 01.25.2010 @ 7:30 AM ET.	No, they haven't contacted me. Thanks for the info. I will call them right now.

Member Payment Dependent Notes Series 476996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476996	$2,000	$2,000	7.74%	1.00%	January 29, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476996. Member loan 476996 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Chickasaw Nation	Debt-to-income ratio:	20.23%
Length of employment:	9 years	Location:	ADA, OK

Home town:
Current & past employers:	Chickasaw Nation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,121.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 477015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477015	$20,000	$20,000	12.18%	1.00%	January 28, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477015. Member loan 477015 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	DEFENSE LANGUAGE INSTITUTE	Debt-to-income ratio:	13.50%
Length of employment:	5 years	Location:	MONTEREY, CA

Home town:
Current & past employers:	DEFENSE LANGUAGE INSTITUTE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I am going to use this loan to close my high interest credit card balances and have a single monthly payment. Thank you

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,771.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DEFENSE LANGUAGE INSTITUTE and what do you do there? Thank you in advance.	The Defense Language Institute (DLI) is a United States Department of Defense (DoD) educational and research institution, which provides linguistic and cultural instruction to the Department of Defense, other Federal Agencies and numerous and varied other customers. The Defense Language Institute is responsible for the Defense Language Program, and the bulk of the Defense Language Institute's activities involve educating DoD members in assigned languages. I work at the DLI as an assistant professor, I have one of the most stable jobs in the USA. I am a very responsible man, I never been late to make a bank payment in my life. Thank you CriticalMiss, and please let me know if you have more questions, I'll be happy more than happy to answer any question you have:)
Thank you for your thorough answer. It sounds like you have not only a secure position, but a very interesting one as well. Your credit profile looks great. I am curious as to what other actions you are taking to maintain a low debt level, given the recent recent rate hikes and new 'inactivity fees' for credit cards.	The amount of the consolidation loan I am applying for equals the total of my outstanding debt. If this loan, hopefully, gets approved I will have one single payment for three years after which I will be debt free. This loan enables me to save on the very high finance charges and other credit cards fees and get me closer to my goal of becoming free of debts by 2013. I want you to know that my total monthly payments are around 1000$$, and most of this amount I am paying is to cover the high credit cards finance charges and interest rates, and I want to mention also that am getting a raise next month, so my annual yearly income is going to be 60,000-61,000 $$, that will allows me to make bigger payments to lending club, so you can get your invest with the profit faster??? Please don???t hesitate to contact me for further questions, Thank you
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Ill be more than happy to answer your question: I make $60,000 a year before taxes (I just got salary raise), I bring home $3,600/mo. ??? My rent+ utilities $600/mo ??? I pay for food $300-$350/mo ??? My car insurance is $70.09/mo ??? My cell phone is $39.99 including taxes (federal employees get 15% discount) ??? I pay for fuel $150/mo ??? For the last 4y I have paid my car insurance and my cell phone bill with my tax returns. ??? I have no dependents I am supporting ??? I have over $3500 savings The balance of the debt I will pay off with this loan is: - Bank Of America (credit card): $17,700 Int Rate: 16.99% Min Monthly: $375 - Tow Chase cards (credit cards): $1,700 Int Rate: 14.99% Min Monthly: $37 - I still owe $1763 on my car (I???ll pay it off as soon as I get the loan) -The total of my debts is $21.163 I will have the payments for this loan automatically withdrawn from my bank account
Actually, the quicker you pay off your loan the less total profit we receive. From our perspective, we would far prefer that you make the scheduled payment over the term of the loan, as opposed to paying us back early. Is your position as an assistant professor tenured or tenure-track? If it is tenure track, at what point in the process are you?	I promise that I will make the scheduled payment over the term of the loan, this way I can make some extra savings;) and yes, I am tenured and I have a secure job. Thank you for your question
Member_604615, Ok. Sounds like you are on the right path. Personally, I hope you pay it off faster than the 3 yrs. That may not benefit me but knowing you are out of debt and on the right path is worth something. :-) I'm in. Good luck!	Thanks, I appreciate your contribution.

Member Payment Dependent Notes Series 477018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477018	$4,000	$4,000	16.45%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477018. Member loan 477018 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,288 / month
Current employer:	Expert Window Cleaning	Debt-to-income ratio:	16.88%
Length of employment:	2 years	Location:	Kamuela, HI

Home town:
Current & past employers:	Expert Window Cleaning
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > I'm looking to consolidate and pay off medical expenses that have accrued to my credit card. I have tried to get a loan from a bank, but the interest rate was 22.39% and they required collateral. I have always been employed since the age of 17 and always make payments on time. Borrower added on 01/22/10 > I'm going to add more so that you have a better idea on my monthly finances. Rent - $500 (includes utilities) Phone - $100 Car Payment - $400 (I'm making higher payments then what is due so I can get it paid off). Credit Cards - $250 Accrued Medical - varies per month I live with family so we share the food expenses. Once the medical bills and credit cards are paid for, it will be like having a fresh start. The only reson we have these medical expenses is from surgery and drug copays which some were paid out of pocket without insurance help. I would appreciate this loan and look forward to a fresh start. I can verify my income and will be paying this loan off in less than 3 years as I am seeking a higher position in my workplace. Borrower added on 01/25/10 > I know I'm writing more than what you want to read, but LC has taught me so much that I want investors to know how important they are here. As an investor your main concern would be "will I receive my money back? Is this a good investment?" As borrowers, we can guarantee you a few things. We are at LC because a bank has either turned us down for a loan or the interest rates were higher than the debt we have. We realize that we rather see a peer profit from our loans as well as helping us succeed. Will this loan be paid back in 36 months. I have EVERY intention to pay this loan in LESS than 36 months. I would like to purchase a house in the future, but I am the type of person who will budget what my finances allow. As a human, I would be fearful of the term medical expense because what if the person dies. Truth be told, these expenses were incurred from surgery that my daughter had. The first surgery was covered under health insurance. The second surgery was required around the time we lost our insurance plan and state assistance was denied. Anyone that has had surgery has seen what the costs could be. My parents have helped me pay off some of this expense. If you are curious about how much, I would have to answer at least $6,000. As parents, we want to provide for our child, but finances are what keeps us in check. If you have any questions, please let me know. I'm very happy to answer.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,701.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $14,000 loan: TransUnion Credit Report reflects ~ $4,700 revolving credit debt balance. Loan requests $14,000. Extra $9,300 is consolidating what s-p-e-c-i-f-i-c debts? Member 505570 (REtiredUSMCInvestor) sends 01.23.2010 @ 5:45 AM ET.	I have close to $9,000 in medical expenses that occured over the past couple years. Medical insurance picked up most of the cost (my daughter had surgery on her shoulder twice), but there was a time when we didn't have insurance which left us paying out of pocket for follow-up visits and physical therapy. It's been a year since her last visit to a doctor and she has been doing fine since.
Your credit report shows a revolving credit balance of only $4,700. Please indicate exactly and specifically how you plan to use the loan proceeds. Thank you.	Thanks for the question. My daughter had surgery twice on her shoulder and between co-pays and not having insurance at one point, I have accrued almost $9,000 in medical expenses that does not show up on credit reports. It's been a year since she last needed to see a doctor regarding her shoulder and I'm trying to work furiously each month to pay everything off. Let me know if you have any other questions.
Thank you for your response. Please itemize all of your current monthly expenses. Thank you.	My monthly expenses is as follows: rent- $500 (includes utilities) phone- $100 car payment-$400 credit cards- $250 medical expense- $200 - $400 car insurance- my husband pays for it food expense is shared with my family each month Let me know if you have any other questions.
What is your husband's monthly income (if not included in the gross income you reported in your application)?	Thanks for asking this question. The income I listed is only for myself. My husband's gross income is $2,000 plus comission which varies from $50 - $300 per month.

Member Payment Dependent Notes Series 477041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477041	$9,000	$9,000	12.18%	1.00%	January 28, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477041. Member loan 477041 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:		Debt-to-income ratio:	9.48%
Length of employment:	< 1 year	Location:	CHAUMONT, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I have perfect credit history, with no late pays ever. Thank you.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,105.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed and have a steady monthly income of $2500/month.
What kind of work do you do? What are your monthly expenditures? Can you itemize your debt including interest rates and monthly payments?	I work in accounting. My debt to income ratio is 30% or less. Thank you.

Member Payment Dependent Notes Series 477071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477071	$25,000	$25,000	15.31%	1.00%	January 29, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477071. Member loan 477071 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:		Debt-to-income ratio:	22.70%
Length of employment:	< 1 year	Location:	Savannah, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I own a maritime/admiralty law firm in Savannah, GA. This is a short-term business loan.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	80
Revolving Credit Balance:	$248,480.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Small Business loan. Attorney, Lenders need to know: (1)-Define "short-term" in months, i.e., 6, 9, 12 etc. and (2)-Is this a "Bridge Loan" to finance accounts payable or receivable, buy ads, equipment or inventory, fund expansion, future payrolls or prepay operating expenses? (FYI- Last attorneys loan I participated in helping to fund was buying billboard ads to expand his Colorado Springs, CO PI law practice). Advance thanks for answers to questions. Member 505570 (RetiredUSMCInvestor) sends Saturday, 01.16.2010 @ 6:40 AM Eastern Time	I expect the loan to be repaid in 12 months. The loan is for operating expenses.
What does your ~248K revolving credit balance consist of?	That should not be classified as "revolving" credit. It's a HELOC.

Member Payment Dependent Notes Series 477147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477147	$22,000	$22,000	15.65%	1.00%	February 2, 2010	January 29, 2013	January 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477147. Member loan 477147 was requested on January 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Liberty CDS inc	Debt-to-income ratio:	17.28%
Length of employment:	6 years	Location:	philadelphia, PA

Home town:
Current & past employers:	Liberty CDS inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/10 > I am currently seeking start up funds to begin a telecommunications installation and service company based in Philadelphia, PA. With 10 years of experience in the field I will be migrating staff and knowledge to this new company staying specifically in the field that we are currently in servicing and selling the same products Borrower added on 01/16/10 > MANAGEMENT TEAM Summit Communications management will consist of the owner. The management of this newly formed company will be more focused on the direction of the company and meetings on how to get there. With the current staff selected, the need to manage individuals is not a primary concern as the Summit team has been working successfully together for years and many roles and responsibilities will stay similiar to previous position. With our profit sharing and share ownership in the company, each individual will work hard for the bottom line and success of the company as all are owners. C. MANAGEMENT TEAM GAPS None foreseen at this time D. PERSONNEL PLAN Summit Communications Inc will initially consist of 3 full time members. Due to the type of industry large products can be completed with the assistance of temporary workers as long as it is managed by company. The primary target audience of our company will easily be able to be sustained by current staff. All standard company positions in this industry are accounted for as well as dioubled in most cases doubled Borrower added on 01/16/10 > EXECUTIVE SUMMARY A. OBJECTIVES Provide small to mid-sized business with quality communications products. Be the single point of contact for all customer communications needs. Provide the small to mid-sized customer with the time and attention they deserve. B. MISSION Summit Communications is dedicated to providing client-driven, performance-enhancing communications solutions, we view every relationship as a partnership in which we are viewed as a strategic value-added resource delivering our products and services properly time after time without fail. C. KEYS TO SUCCESS Employ Experienced Industry Professionals Competitive Pricing Structure Company Location Build and Retain solid customer base Ability to adapt to ever changing industry trends Borrower added on 01/16/10 > B. MANAGEMENT TEAM Summit Communications management will consist of the owner. The management of this newly formed company will be more focused on the direction of the company and meetings on how to get there. With the current staff selected, the need to manage individuals is not a primary concern as the Summit team has been working successfully together for years and many roles and responsibilities will stay similiar to previous position. With our profit sharing and share ownership in the company, each individual will work hard for the bottom line and success of the company as all are owners. C. MANAGEMENT TEAM GAPS None foreseen at this time D. PERSONNEL PLAN Summit Communications Inc will initially consist of 3 full time members. Due to the type of industry large products can be completed with the assistance of temporary workers as long as it is managed by company. The primary target audience of our company will easily be able to be sustained by current staff. All standard company positions in this industry are accounted for as well as doubled in most cases doubled

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,429.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $22,000 Small Business loan. Lenders provided application "thumbnails" with insufficient details; thus must ask questions. My questions are: (1)-Mortgage payment and vehicle payment (if vehicle payments apply) paid per month are $? If one or both does not apply answer for each individual item would be none. (2)-Credit Report reflects $23,459 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimum payments DUE per month.) (3)-"Small Business" category: Start-up? Established? (4)-Will loan buy ads, equipment, inventory, website development or upgrade? (5)-Is loan intended to be short-term (usually repaid within <1 year) "Bridge Loan" to finance accounts payable or receivable, buy equipment or inventory, fund future payrolls or prepay operating expenses? (6)-Necessary that you provide S-P-E-C-I-F-I-C DETAILS about your business and explain PURPOSES that investors $ will be spent for your benefit, i.e., what to purchase, consolidate, refinance or eliminate? (7)-As I understand narrative you are LEAVING (quitting) present employer to start this telecommuications installation business as new 100 per cent full-time job. Correct? Or if I am I missing something please elaborate? Advance thanks for answers to ALL S-E-V-E-N questions. Member 505570 (RetiredUSMCInvestor) sends Saturday, 01.16.2010 @ 5:43 AM Eastern Time	Thank you for your interest sir, 1.)$1368.00 for mortgage per month 2.)Revolving payments are $500.00 per month 3.)Considered start up, but would have established clients. 4.)Loan will be used for equipment from the manufacturer, payroll for staff, In regards to marketing, we use pay for leads and sales are closed point to point after that. 5.)I would prefer the loan to be short-term if possible, under 1 year, but I believe it will be a 3 year loan. 6.) I apologize for lack of description, my goal would to be to post my entire business plan, but I did not want to put too much information on there. Below is my products and services portion of my business plan. Please let me know if this is what you had in mind or I could post another portion that may answer your question. A. SERVICES Installation of business communication systems Installation of small business networks Installation of Communication wiring Installation of Office Paging systems Installation of IP surveillance systems Sales and Consulting of customer dial tone needs B. PRODUCTS ESI Business Digital and VOIP Telephone Systems ESI Business and call softwares Comdial Business and VOIP Telephone Systems Cisco Network Products Allen-Tel and Superior Essex cabling products Netcarrier T1 and PRI Solutions Line Systems Dial tone C. SALES LITERATURE As a Communications company Summit Communications will have the luxury of providing Carrier and Manufacturer Literature for our clients. We will include slicks of all products being proposed to said client as well as industry referrals and information about our companies services, staff, and business plan. Please see Marketing and Sales Material Sections for examples D. SOURCING AND FULFILLMENT Summit Communications sources our products directly from manufacturers and authorized distributors. In keeping with our high standards of installations, consulting, and sales we only market and provide services and products with our personal stamp of approval on them. The entire staff of Summit Communications is manufacturer certified in either sales or technologywhere applicable. E TECHNOLOGY Through Summit Communications consulting based sales approach we will utilize our expertise in the communications industry to provide a solid ROI for our clients. With the current technology explosion that is sweeping the 21st century it is important to keep in mind to not get completely embroiled the up and coming, but to take into account the tried and proven. Summit Communications Inc. and the products we offer are continuously improving and staying cutting edge, but we are doing so in a controlled atmosphere so that we can better service our clients. As the expert our clients look to it is our obligation to educate them on the potential purchase, but also to ensure that they are properly trained in product installations. Through the continuing education of our staff we will support our clients by both being able to offer and support all current and upcoming technology. Based on this philosophy, we intend to create a mutually beneficial relationship with our clients so that they will return and refer to Summit Communications Inc. F. FUTURE PRODUCTS AND SERVICES At the inception of Summit Communications the target clients will be small to medium size businesses. Through our manufacturers both ourselves and products are currently evolving. ESI was one of the first business telephone systems to offer functioning VOIP telephony through a converged platform that allowed clients to have the comfort of a proven digital telephone system with optional VOIP products. As the products we deal with are proprietary in most cases we have limited competition with online sales of our products by distributors ata discounted rate. While Summit Communications will not be left behind in the technology field we will take a slow and steady approach to the industry so as to not get too far ahead of ourselves and fail our clients. 7.) That is correct, I would be leaving to run this company full time with 2 current staff members. My main reasoning for resorting to Lending club is that there are no banks lending for start ups, not even the preferred lenders from the SBA website. While it is understandable with the recent economic bailouts, it makes it difficult for a start up. While I have great credit, all standard debt for my household is in my name, not myself and wife's as typical. Her income also does not impact bankers decisions as the credit report is all they see and that $23,459 revolving. My credit has been established for over 10 years with 0 late payments and 3 prior loans paid off(mostly smaller ones for auto), but nonetheless always paid on time, if not earlier, and in full. Please let me know if you have any questions and thank you for your interest so far. It is a big boost to know that this course may be the right one. Semper Fi
Me again. Loan 44 percent funded. Question: Has Lending Club Home Office Employment-Income Verification Team contacted you concerning employment/income verification? If not yet, suggest you contact them and inquire to start process. Many investors "sit on sidelines" until on-screen application Credit Review status and Income Verfication status reflects completed. After process completed your loan will fund faster. See "Contact US" at bottom Home Page for Member Support email address and Toll Free phone number. Member 505570 RetiredUSMCInvestor sends 01.25.2010 @ 7:30 AM ET.	Thank you very much for the insight. They had contacted me, but I was ill last week into this week and will need to send in by weeks end

Member Payment Dependent Notes Series 477152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477152	$10,000	$10,000	11.83%	1.00%	January 29, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477152. Member loan 477152 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Architectural Products of Virginia	Debt-to-income ratio:	23.54%
Length of employment:	10+ years	Location:	RICHMOND, VA

Home town:
Current & past employers:	Architectural Products of Virginia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > I am recently separated and getting back on my feet. She kept the house in the sururbs and I am now in a condo in the city.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	38
Revolving Credit Balance:	$28,045.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For what purpose are you borrowing the money?	During my marriage my money went for paying all the bills and my wife did all the saving. Now I am cash poor and I need to have some money in the bank for closing costs on this condo coming up in March as well as having a small cushion in my savings account for anything unexpected.

Member Payment Dependent Notes Series 477247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477247	$21,000	$21,000	12.18%	1.00%	January 31, 2010	January 30, 2013	January 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477247. Member loan 477247 was requested on January 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,465 / month
Current employer:	Kapstone Charleston Kraft LLC	Debt-to-income ratio:	4.84%
Length of employment:	10+ years	Location:	GOOSE CREEK, SC

Home town:
Current & past employers:	Kapstone Charleston Kraft LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Due to divorce, I had to shutdown my sailing business, and sell all boats. Needing to consolidate debt for short term, vs, long term paying and interest rates.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions that need to be answered first. What is this loan specifically for? Can you list your monthly expenses? Can you list all your debt (school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at Kapstone Charleston Kraft LLC? Can you list your work history? These answers will definitely help lenders lend.	Position at Kapstone is Distribution Administrator, employed for 20 years there. Loan will be used to consolidate debt.
What is your position at Kapstone Charleston Kraft LLC? What is the purpose of this loan? Thank you in advance.	Ditribution Administrator, employed 20 years at same company. Consolidate debt.
What do you plan to do with the loan proceeds (be specific)?	Consolidate debt
What are your monthly financial obligations?	prior to any debt consolidation is approx $2500
Can you please give us some detail on what the loan is for? Thanks	Debt consolidation
What is the purpose of this loan? What is your position at your company?	debt consolidation. Distribution Administrator, employed 20 years with same company
Rather than avoiding the questions by just cutting and pasting the same response to every question, why not just elaborate on the EXACT nature of the debts you plan to consolidate, enumerating the amounts due and the current interest rates you are now paying. That way, each prospective lender can decide if they desire to assist you.	I need to pay off my part of business on mutual MC balance of 10K, then I want to put the rest on my personal loan of 13K. The MC is at 19%, and the loan is 12%
You answer "debt consolidation" for the purpose of this loan. 1. Could you please go into more detail about what debt? It appears you have very little credit card debt. 2. While your credit is great, this loan amount is a little over 15% of your gross income per month. What are you monthly expenses to help ease investors minds about this large percentage? Thank you and good luck.	Monthly expenses are approx $2600, which includes all the debts I want to consolidate. The biggest is part of MC I owe.

Member Payment Dependent Notes Series 477433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477433	$19,000	$19,000	13.92%	1.00%	January 31, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477433. Member loan 477433 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Battelle Memorial Institute	Debt-to-income ratio:	11.17%
Length of employment:	4 years	Location:	VIRGINIA BEACH, VA

Home town:
Current & past employers:	Battelle Memorial Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/17/10 > Monthly Budget allows for a $700 a month payment for this loan. Stable job with recent promotion. Funds are part of an addition to house. Borrower added on 01/30/10 > Your investments are greatly appreciated.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	45
Revolving Credit Balance:	$22,294.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 477479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477479	$16,000	$16,000	16.07%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477479. Member loan 477479 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,992 / month
Current employer:	Department of Corections	Debt-to-income ratio:	12.74%
Length of employment:	10+ years	Location:	COVENTRY, RI

Home town:
Current & past employers:	Department of Corections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	51	Months Since Last Delinquency:	12
Revolving Credit Balance:	$9,653.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: 16,000 Debt Consolidation loan: Position (JOB/ROLE) at Department of Corrections is? (Corrections Officer? Counselor? Administrative? Medical? or what?) Member 505570 RetiredUSMCInvestor sends 01.23.2010 @ 5:31 AM ET.	Administrative IT Manager
What is your position with Department of Corections? Please explain the delinquency? Thank you in advance for your answers.	Admininstrative IT Manager - There is no deliquency, I've been paying credit cards on time. I had an oil spill in my home in 2006. Over 70,000 dollars in damage. Had to hire a lawyer to fight insurance company lost 30,000 to the lawyer. Needed to repaint inside home, furniture on the first floor need to be replaced, carpet etc.
Hello, Please explain in detail the 2 delinquencies in 2 years. Thank you.	I will leaving with my parents since my home had an oil spill and was forced out for 9 months. I missed a car payment and paid double the amount once I found out. The second deliquency, I'm not sure what it was, I probably sent in a payment late. I am pretty regimented and may payments on time.
Greetings! Your credit report reflects 2 delinquencies in the last 2 years. Could you please briefly talk about them? Also, what other debt are you looking to consolidate beyond your $9,653.00 revolving credit. Thanks for your prompt response and good luck!	I was living with my parents since I had an oil spill in my home and was forced out of my home for 9 months. I missed my car payment and paid double the amount as soon as I found out. The second delinquency, I'm not sure about. I have with Chase Credit Card 16,000 that I want to pay off.
The oil spill in your home was in 2006 - one of the delinquencies was as recent as 2009, and there was another one sometime between 2008 and now. I am still not understanding the circumstances of the delinquencies. Please clarify? Thank you in advance.	I'm sorry, I just remember the one with my car payment. I just checked my credit report to refresh my memory. The one in 2008 was just a mistake on my part and missed a month of payment for Kohl's. Chase in 2008 -2009, the bill was an on-line statement no paper and they were going to my husband's e-mail address not mine. Seperation at the time. I paid the bill as soon as I rec'd a phone call and then closed the account. I have everything automatically paid now.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: why is the loan amount ~$6.4K greater than your revolving credit balance ? why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have almost 16,000 with Chase Credit Card 3 of them 8,157.00, 1,597.00 and 5700.00 estimates. This comes from an oil spill I had in 2006, 70,000 in damage. I had to fight the insurance company with a lawyer who took 30,000 of the settlement. I have been moving these amounts to lower rates. I just want to have one payment to make. My mortage is 1225.51 a month, utilities are around $300 this includes electric, cable, phone, internet and cell phone. My truck has two payments left one is due February 8th. I have no medical expenses - I have double coverage. I have a Discover Card with $980.00 on it which will be paid off this week. This was Christmas spending in which my parents and my brother owed me money. I have that money to pay against it. My Capital one card has $2,300 on it which was just incurred from a purchase of an extended warranty on my truck because I plan on keeping it for another 4 o 5 years like I have done previously. I have $167.00 on Kohl's card. My house has a 203,000.00 mortgage on it and was reappraised for tax purposes at $376,000. If I lose my job I have money in other accounts that I could make payments. I also am married and have that income of $60,000 to $75,000 depending on over-time for his job. As for the Chase Credit Card rates the low one is 10.24%, the other one is 19.24% and the last 23.24. I just want to make one payment have it automatically withdrawn from my account instead of making mulitiple payments which I always pay $200 to $300 on each card. I hope this explains everything.

Member Payment Dependent Notes Series 477567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477567	$10,000	$10,000	14.61%	1.00%	January 29, 2010	January 31, 2013	January 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477567. Member loan 477567 was requested on January 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Las Vegas Hilton	Debt-to-income ratio:	8.46%
Length of employment:	5 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Las Vegas Hilton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > I plan to use my funds in a variety of avenues such as home improvement, educational expenses and debt modification. I have been with my employer for over 5 years and am very satisfied with my job. I will be more then willing to answer any questions you may have. Thanks for your time.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	60
Revolving Credit Balance:	$3,088.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am curious as to why you decided to request this loan rather than use your credit cards for the various things you want to purchase? Thank you in adance.	That is an excellent question. I would like to consolidate my credit cards, this is largely in part because most credit card companies have been showing with the recent rise in rates and sudden changes in credit limit without warning, I know several people this has happened to. So in generalization more stability.
That makes sense. Watch out for the new CC fees too. Good luck on your loan. LC (Lending Club) trumps CC (Credit Cards)	Couldn't agree more!

Member Payment Dependent Notes Series 477719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477719	$14,900	$14,900	13.57%	1.00%	February 2, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477719. Member loan 477719 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,908 / month
Current employer:	Sughrue Mion PLLC	Debt-to-income ratio:	12.00%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	Sughrue Mion PLLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Consolidating debt accrued from financing 100% of my undergraduate degree and from 8 months of unemployment. I will be applying for law school for Fall 2011 and paying off these debts will assist in achieving this goal. Borrower added on 01/18/10 > I plan on attending law school part-time and working fulltime at the law firm. Borrower added on 01/18/10 > I plan on attending law school part-time while working fulltime at the law firm. Borrower added on 01/18/10 > How you plan to use these funds: The funds will pay off the credit cards used mainly during my unemployment of 8 months. This was the only time I've ever been delinquent on any credit card statements/loans. Since then the interest rates of the cards have been 25% or higher. What makes you a good borrower: I've had 2 car loans ($7000 and $19,000) in the past and those payments were paid on time. Lloan payments were completed on both. Monthly Budget: 1200 rent (includes all utilities) Verizon Wireless $50/monthly and Sallie Mae student loans $109/monthly. How stable your job is: I've been working at the law firm for 2 years in the IT department. The IT department is stable and no layoffs. My job history is very stable, last job was there for 7 years.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	28
Revolving Credit Balance:	$15,445.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you investigated financial aid options available for law students? When do you plan on taking your LSAT? Thank you in advance.	Yes, I have researched financial aid options through several websites referred by lsac.org. I have also looked at the scholarship/grant/loan offerings the various schools in the DC area are offering. One of the tips is to get your personal debt down to a minimum before asking for federal/private loans for school which is another reason why I am asking for this loan. I plan on taking the LSAT this June. I have already enrolled in the Princeton Review LSAT Prep course as well as preparing on my own. Hope this answers your questions. Thanks!
I would like to help you, but before I make that decision I would like a little more information. Would you please list all your debts (type/balance/APR) so that I have a better overview of your situation? Just out of curiousity I am wondering if you have taken the practice LSAT? Thank you in advance.	Discover $4305.93 29.99% Visa - $8521.48 25.24% Dell - $2028.52 22.24% Express - $539.21 22.8% In just monthly interest alone, I pay close to $450. If I receive the fully funded amount, I can make the monthly loan payments without any issues. I have taken the practice LSAT. Princeton Review offers them free almost every month. I scored 165 94 percentile. If you need more info or clarification, please let me know. Thank you.

Member Payment Dependent Notes Series 477797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477797	$24,250	$24,250	12.87%	1.00%	January 28, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477797. Member loan 477797 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Ann Taylor	Debt-to-income ratio:	13.52%
Length of employment:	< 1 year	Location:	PERTH AMBOY, NJ

Home town:
Current & past employers:	Ann Taylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > Debt Consolidation loan for 3 credit cards Borrower added on 01/26/10 > This loan will help make it much be easier for me to focus on consolidating my credits cards into ONE easy payment (vs. three) that way I can focus on NOT incurring more debt, but rather paying this off quickly and contributing more to my savings.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,056.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please explain your job title and role.	Manager of Human Resources for the Ann Taylor Stores division at corporate HQ.
Other than requesting this loan, what actions have you taken to reduce/manage your debt? Thank you in advance.	Besides cutting up 2/3 cards and keeping the other one out of my wallet? :) In the beginning, I was able to prioritize my credit debt by transferring a couple balances to 0% APR (for several months) thus helping me pay off the debt quicker without paying additional finance charges. Based upon my income, other bills and obligations, I put myself on a *budget* and have been very disciplined about paying far more than the minimum required. Nonetheless, I also found that it's been helpful to understand and know how much I truly need for myself so that I don't end up splurging/binging on myself because I've been too extreme with the payments. I hope this helps. Thanks!
Thank you. Yes, that helps! I am funding part of your loan, and thought you might find a site that I use to manage my finances helpful. It is yodlee.com (it is free) It is a great tool for keeping track of everything and being able to look at your big picture as well as all the details. It has budgeting tools and a lot of other useful features. It looks like you loan is almost fully funded. Tip - keep an eye on everything you get in the mail from the CC companies, some of them have started to add weird fees, such as the "inactivity fee."	Thanks so much. I appreciate the advise (and the funds)!
Hi there, I'm interested in funding your loan but just have one question first. Can you please outline your monthly expenses (rent, car, utilities, student loans, etc.). Thanks in advance for your answer.	Rent: $1150 / mo. Car: $0 (paid off) Utilities/cable: $150 / mo. Commuting expenses: $350 (thankfully, my employer allows me to contribute pre-tax dollars to that expense :)) Student loan: approx. $500 / mo. (I'm on a 10-year Standard plan (have about 6 more years to go) and have approx. $35K that I owe (I went to graduate school)). Cell phone: $90 / mo. Anything else? Thanks for your consideration!

Member Payment Dependent Notes Series 477843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477843	$4,000	$4,000	13.57%	1.00%	January 29, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477843. Member loan 477843 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,800 / month
Current employer:		Debt-to-income ratio:	8.71%
Length of employment:	< 1 year	Location:	ATWATER, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,328.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this Loan for? What is KHALSA (Sikhism?) mean?	use for trucking expences
What is the source of your $6,800 / month income? Thank you in advance.	doing trucking business
Please explain how this loan will be used. Thx in advance.	for some business expences
Hello! Please provide a detailed Loan Description. Thank you.	i am using this loan on my truck repair
A few big ones come to mind. What is the loan for???!!! Are you employed? If so how long. What is your position? What are you monthly expense? That's a pretty good start	loan will use for trucking business
What is the source of your income and length of employment?	i am doing trucking business from last 9 yrs
Hello there- As you didn't enter any description of your loan, would you be able to briefly elaborate on what the loan will be used for? As well, what are your total monthly expenses? Good luck on your loans 100% funding! Thank you in advance for your answers.	i am doing trucking business and i will use this loan for truck repair

Member Payment Dependent Notes Series 477917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477917	$21,600	$21,600	14.61%	1.00%	January 31, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477917. Member loan 477917 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,000 / month
Current employer:		Debt-to-income ratio:	13.86%
Length of employment:	4 years	Location:	Kailua, HI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > Self-employed computer consultant wishing to transfer debt on credit cards that are 29.9% APR with no acceptable terms of reduction by credit card company other than to settle account and close.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$219,250.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why is your revolving credit balance so high?	HELOC is a majority of it which was used when purchasing my home.
1. Monthly mortgage payment 2. How long have you been a consultant	1. 4100 (including HELOC). 2. 4 years self employed have maintained 40-50 billable hrs/week for all 4 years excluding 1 month. Was previously in same industry as employee for 5+ years.

Member Payment Dependent Notes Series 477963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477963	$6,000	$6,000	19.13%	1.00%	January 31, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477963. Member loan 477963 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Picone Schivone Construction Joint Venture	Debt-to-income ratio:	0.38%
Length of employment:	2 years	Location:	BRONX, NY

Home town:
Current & past employers:	Picone Schivone Construction Joint Venture
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	20
Revolving Credit Balance:	$234.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (JOB-ROLE) @ Picone-Schivone Construction Joint Venture is? RetiredUSMCInvestor sends 01.20.2010	Position at company is that of a shop steward.
Me again. Loan category non-descriptive "OTHER". Intended PURPOSES loan will be utilized to benefit, i.e. buy, consolidate, eliminate, refinance, what? RetiredUSMCInvestor sends 01.20.2010 @ 10:55 AM	Part of the money will be used to help my two older daughters, one of whom graduated from college last year and the other who entered college this winter. My oldest daughter is in the process of getting her own place and requested some assistance and my youngest daughter had to relocate from Clinton, SC to go to college. The bulk of the rest money will be used to help out an extremely good friend of mine who has always been there for me for nearly fifteen years. She has fallen on some hard times and I would like to help her out. I am not expecting or requesting that either my duaghters or my good friend repay this loan. My daughters are my blood and my responsibility. My friend's worth has no monetary value. Some people are placed in your lives like a guardian angel and that is what she has been like for me and my family.
Hi, Can you please explain the delinquency? And is 6k enough money to help your daughters and special friend? Thanks	The delinquencies that I know that were reported on my credit report date back to the late 90's where on two separate occasions, I failed to make my payment on time and it was reported 30 days late. The other delinquencies that I am aware of is that my child support obligation is deducted directly from my cheques. I am a union employee in the construction field and many times I am sent to different jobs. What happens is that the IDO (income deduction order) does not catch up as quickly when I switch jobs and because of that it was reported. What I have done since then is that whenever I switch jobs, I pay directly to child support until the IDO catches up. As for the amount, I intially requested more than that but was given the approval for $6k. It is a lot less than I requested, but if that is the best that can be done, then I will work with that and go from there.

Member Payment Dependent Notes Series 478012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478012	$19,750	$19,750	13.92%	1.00%	January 28, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478012. Member loan 478012 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,120 / month
Current employer:	FedEx Home Delivery	Debt-to-income ratio:	14.13%
Length of employment:	10+ years	Location:	LAVEEN, AZ

Home town:
Current & past employers:	FedEx Home Delivery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > balance of purchase price for house Borrower added on 01/24/10 > i have over 38k to put towardrs my house, but since i want to pay cash, i am looking for another 20k, 15k which will purchase the house and the balance for closing costs, commission and immediate repairs. i have been with the same company for almost 14 yrs, so i have a very steady and reliable income.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1972	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	44	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,466.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wouldnt it make more sense to just get a loan for the balance? If you are putting more than 20% of the value of the home you would most probably get a pretty good deal on the loan. Mortgage rates are at all time low. If you get a 5% fixed 30yr loan, and just keep paying more than what you are asked for every month, I think you would save more money in the long run. Why get a 19% APR loan here at LC, instead?	house is cash only

Member Payment Dependent Notes Series 478030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478030	$14,000	$14,000	10.62%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478030. Member loan 478030 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Barrington Kennels	Debt-to-income ratio:	18.07%
Length of employment:	8 years	Location:	FOX RIVER GROVE, IL

Home town:
Current & past employers:	Barrington Kennels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I currently don't pay rent as I live at home with my parents. My goal is to be debt free.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,292.00	Public Records On File:	0
Revolving Line Utilization:	65.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 478050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478050	$15,000	$15,000	14.61%	1.00%	January 28, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478050. Member loan 478050 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Durling Design	Debt-to-income ratio:	9.17%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	Durling Design
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I have a successful business dealing furniture in multiple cities. I need a loan to buy a container of furniture and start operations in another location. Borrower added on 01/21/10 > I have a steady income, no credit card debt, and minimum expenses. Assuming there is no penalty for pre-payment, it is my best estimate that I can pay back the loan in full within 2 years. Borrower added on 01/25/10 > Note: I am not moving my business. I am setting up a sales representative to begin selling furniture in a neighboring city in order to increase my customer base.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you want to start operations in another location.. will you be moving? Thank you in advance.	No, I will not be moving. I sell furniture exclusively through company representatives located in different cities. The loan will be used to buy a container of furniture and get a new representative started.
Member (Container of Furniture) Please explain your Length of Employment less than one year.	I spent the past couple of years in Beijing, China taking intensive language classes. I got back to America last August, and teamed up with my business partner to start selling furniture. We have a completely verticle business--we design, manufacture, and sell it. Although I have been steadily working the past few years, I only recently began work as the Regional Manager of this company.
I might be a little confused but why do you need to buy a container of furniture if your company makes all the furniture it sells.	Sorry for the confusion-- We have the furniture manufactured in China. I have to pay the manufacturer for the cost of whatever we have them make for us.

Member Payment Dependent Notes Series 478103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478103	$24,250	$24,250	15.65%	1.00%	January 31, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478103. Member loan 478103 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Goldglit and Company LLP	Debt-to-income ratio:	1.10%
Length of employment:	4 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Goldglit and Company LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > In advance of questions from potential lenders, the following are answers to some of the more common questions: - My job title is Accountant - I will be using the proceeds of the loan to refinance debt owed to a family member. I need to do this now because of unexpected medical expenses being incurred. - Currently my only other debt is approximately $3k+ owed on one credit card. - My montly expenses are as follows - Rent 1,800; Cable/Internet 130; Telephone 35 (partially reimbursed); Utilities 45; Gym 99; I do not own a car. - The earned income is mine alone, I do not have a partner or spouse. Thank you for taking the time to look at my profile.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,883.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
TransUnion Credit Report reflects delinquency 39 months past. Explanation? Member 505570 (RetiredUSMCInvestor) sends 01.21.2010 @ 5:13 AM	Upon realizing that I would need to refinance my debt, I ordered my three credit reports and scores. My scores through Experian and Equifax were good but significantly lower with TransUnion. After reviewing my report I realized there was a reporting error which was this delinquency. On January 12th of this year I requested an investigation by TransUnion. Within 4 days the investigation was completed and determined in my favor. I have an e-mail confirming the investigation request and a printout of the account deletion / favorable determination. I am happy to provide both upon request.
Please explain the delinquency shown about 3 years ago.	Upon realizing that I would need to refinance my debt, I ordered my three credit reports and scores. My scores through Experian and Equifax were good but significantly lower with TransUnion. After reviewing my report I realized there was a reporting error which was this delinquency. On January 12th of this year I requested an investigation by TransUnion. Within 4 days the investigation was completed and determined in my favor. I have an e-mail confirming the investigation request and a printout of the account deletion / favorable determination. I am happy to provide both upon request.
Please explain the unexpected medical expenses being incurred now. Are they for you? Will they continue? Will they affect your ability to work?	That is a good question and it is important for me to clarify. The medical issues / expenses are not mine and will not effect my work. This matter is limited to a family member to whom I am currently indebted.

Member Payment Dependent Notes Series 478126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478126	$25,000	$25,000	15.65%	1.00%	January 28, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478126. Member loan 478126 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:		Debt-to-income ratio:	7.36%
Length of employment:	1 year	Location:	Prescott Valley, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I help executives with 15+ years of experience start their own businesses as solo Entrepreneurs, or "Solopreneurs". After streamlining the setup process and creating an "incubator" that has most of the systems already setup for them, I am now ready to deliver this service via the web using an interactive website. The proceeds from this loan will help pay for the development and launch of this website. This is the kind of business that does well in any economy (especially a down economy). I'm starting out as a service-based business, which is easier to start and succeed with as long as I provide good service. I have previous career experience with Sprint, Caterpillar, and Child Health Corporation of America that has helped me relate to underemployed corporate executives that want to change their lives and work for themselves. If for some reason I were to fail at this business, I could still pay off the loan by working within Corporate America again (my last salary was > $100k/year).

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! What is the source of your current income? The last sentence of your Loan Description implies that your current income less expenses will not cover the laon payments. Is this accurate? Thank you.	During my first year, I am channeling retirement funds into my business and am counting this as income while I set this business up (I am completely self-funded up to this point.) Obviously, I have not made any money on this startup yet, so I had to estimate my income based on the projection of working about 6 months during 2010.
Lengthy narrative provided NO DETAILS about business except $25K will be used to develope interactive website for underemployed(?) executives. If you want to attract investors to help fund your venture provide SPECIFICS about your services based business. RetiredUSMCInvestor sends 01.20.2010	There are a lot of things to setup when you start your own business, including the business entity itself, branding, finances, legal contracts, mobile phones and VOIP communications, web-based services & applications, group health insurance/benefits, life insurance, 401k, etc. Our service is an incubator with ready-made systems that cover each of these areas, and following our setup creates a virtual business platform that allows Solopreneurs to work from any location. This website walks new Solopreneurs through each step and estimates the costs and time involved so they can decide if they would like to move forward. If they want to move forward on their own, they can use this free initial assessment as a guide. If they subscribe, they can export their answers to an online project plan and get access to step-by-step tutorials on how each task is performed (for example, how to configure Google Apps, etc.). They can also engage our services to provide an express setup for them for a flat fee. Web 2.0 collaboration tools will help Solopreneurs provide their input regarding improvements and additions we can make to the site to make it more valuable over time. Hopefully, this level of detail is sufficient to help you decide whether you would like to help fund this business, as providing too many specifics will only help my competitors. (P.S. The word "underemployed" describes executives that are capable of doing and earning much more than their current job or career allows. They may be stuck on the corporate career ladder, etc.)
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thx for the suggestion... I just called them, and they said there is no way that I can expedite this process because they handle credit reviews on a first-come, first-serve basis. They will contact me if they need any information to verify my status. They also said that anyone can contact them to confirm this is the procedure: 866-754-4094.

Member Payment Dependent Notes Series 478160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478160	$7,750	$7,750	17.04%	1.00%	January 28, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478160. Member loan 478160 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,160 / month
Current employer:	Abercrombie & Fitch	Debt-to-income ratio:	2.24%
Length of employment:	2 years	Location:	Driftwood, TX

Home town:
Current & past employers:	Abercrombie & Fitch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/10 > I have plans to attend Scottsdale Community College out in Scottsdale, Arizona. I am listing this loan because i need money to help get me on my feet out there. I currently live in Texas and work for Abercrombie & Fitch. I will be majoring in Computer Networking Administrations. Thank You. Borrower added on 01/21/10 > I would also like to add, that i OWN my car, i have zero overhead expenses, i run my phone through my dads business, so i do not have phone bills, and i live with my parents so i do not pay rent either. I WILL PAY THIS BACK! INVEST IN ME PLEASE! Borrower added on 01/25/10 > Thank you to everyone who has invested so far, as far as the other half of the funding is concerned, please help me get this fully funded in the next 7 days so i can go to college... Borrower added on 01/27/10 > Thank you so much for all of the funding so far everyone! You can count on me to be good for all of this that is for certain. Borrower added on 01/27/10 > I have no idea why my "Earliest Credit Line" is listed as *02/1988* that is not even possible, i wasn't even born until October of 88. So i guess i need to contact the Credit bureau or whoever, because they fudged that up big time. Borrower added on 01/27/10 > Just an FYI for any of my potential investors i am officially 100% verified on all accounts. Even my "Credit Review Status" is already approved thanks to the wonderful support team here at LendingClub. Invest in me and you will not be sorry you did. This money WILL be paid back.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	8	Months Since Last Delinquency:	10
Revolving Credit Balance:	$984.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be working after you move to AZ? Same employer? Do you have student loans? Thank you in advance.	Yes i will be working after i move to AZ, and yes i will still be working for Abercrombie & Fitch just at a different location. They are a VERY flexible company and great to work with. I do not have student loans, because banks are not currently offering them, trust me i've checked, thats why i have come here. Besides, i like this place better than a bank anyway.
What will your monthly living expenses be *after* you move to AZ? (rent/util/phone/insurance/etc) ? Thank you in advance.	My cost of living in its entirety will only be $400 a month out in AZ, My parents will be helping me pay for things such as insurance and gasoline and my phone. My phone is run through my dad's company so i will never pay a dime for my phone service. I also fully own my car i don't owe payments on it whatsoever, my dad also covers my car insurance for me. So, all in all, i will only have a $400 cost of living out in AZ per month.
Have you checked out Pell Grants and Stafford Loans?	I have not checked these out no, what are they, and are they worth looking into for someone like myself you think? Thank you for the recommendations though its always appreciated. My main focus however is to become fully funded through Lending Club, i've compared rates and offers from banks, and this place can't be beat. Ironically i trust this place more than i trust a bank anyways.
You are fortunate that you parents are helping you with your living expenses. Do you have any debts that you have to pay each month?	I have no debts whatsoever so no. I am VERY fortunate, i have amazing parents, and i live a very blessed life and my dad is a very successful man, however he wants me to learn a "life lesson" by funding and paying my way through my college on my own. He could easily pay for everything but he wants me to "learn something" from all this. And i'm cool with that.
Yes, I am not sure what the age limits are, but many students are eligible for Pell Grants and Stafford Loans.	I'm pretty sure with the multiple bank collapse, and with the economy the way it is, LendingClub is about the only way you can get a REAL loan right now. Thanks to the so called "recession" getting a loan elsewhere is seemingly impossible now.
Yeah, Lending Club is a great place to get loans! Hey what are you going to study in school? Do you know what you are going to major in yet?	Majoring in Computer Networking Administrations, with a minor in Computer Securities.
Please explain how your earliest line of credit is in 1988. Also, how will the money be used? You say college, but that amount will only pay for about a years worth of schooling. How much do expect to pay in rent and how do you intend to pay for the rest of your schooling?	You see thats just it, there is no way i will be able to balance working all the time and going to school full time. My parents are paying my tuition, this is the money that will cover my cost of living while IN college. When everything is all said and done my schooling will have cost my parents roughly $16,000, this $7,500 is to stretch and spend wisely for the next 2 years. I'm going to a technical school so its not a 4 year university.
Hi there, Just a quick note. My husband and I both got Stafford Loans for college. They are much lower interest rates then what you are looking to pay here plus you don't have to pay until after you have been out of school for 6 months or so. Things may have changed in the past couple of years but I don't think they would have changed that much where you can't get a government backed Stafford loan that will easily give you something like $3000-$4000 per semester at 6-10% interest vs. over 17%. Stafford loans also aren't based on your family's income which is nice. You should be able to get the paperwork from your college financial aid office.	The reason i need this loan, is because i have to get situated and move out to Arizona first, then attend a technical school for Computer Networking Administrations, i am not already enrolled anywhere but i am positive i am going to live in Scottsdale Arizona with me and my best friend since i was 13. I am hundreds of miles away from any form of college financial aid office, because i am currently in Texas and the school i will be enrolling in this fall is in Scottsdale.
There are several discrepancies in your answers. 1) First you say your father is making you pay for college as a life lesson, then you say he is paying your tuition. 2) You are not even currently enrolled or accepted at an intuition yet. That would be the first step, then getting the money to pay for it. At that point you could apply for the government grants/loans online to pay for schooling. 3) As I mentioned before your loan amount will not even cover rent for 2 years. Possibly with sharing an apartment as you mention it could be done, but that leaves no money for other life essentials. What is your budget plan for the next few years? 4) This loan would be funded in early February, but you say school would start 8 months from now. You will be making payments and paying interest on money you are not effectively using. What will you do with the money in the mean time? 5) Your earliest line of credit on your credit report is from 1988, whichs lead me to believe you are 38-40 years old. If this is incorrect you need to contact the credit bureaus. Go to www.annualcreditreport.com to get a free copy from each of the three bureaus and if there is incorrect information you can dispute it for free.	Thank you very much for the website listing as far as the credit report is concerned, I am 21 years old, and sorry that i forgot to answer your question in regards to that previously. I have no idea how that is even possible either, and it without a doubt is something i need to deal with immediately. In regards to your discrepancies the plan is this, work these next 8 months and sit on the money until i move out, I will be able to improve my credit score to a perfect score by eliminating the existing $984 in "revolving credit" I will continue to live at home with zero overhead expenses until i move out to Scottsdale and go to school. Honestly it is very reasonable, as long as i budget properly these next 8 months, that i will have the original loan amount paid off in full. As long as i take the money and transfer it into a savings account, i would then technically move out to Arizona with the $7,500 free and clear with no more payment on said loan. I will also have multiple room-mates when i get out to Scottsdale, including many friends. I have never had a problem finding food, and i have never run out of gas in my car, so no worries, i hope this answers all of your questions. And thanks for the advice, but 1. i don't trust banks as much as i trust this concept, and 2. i don't trust the federal government in regards to money, i think its obvious especially with everything that has happened in the last two years that our government and our banks don't know how to handle money very well...
Have you contacted the school by phone or on the web?	I have not even decided on a school yet, but my number one choice is Scottsdale Community College. The bottom line is, i was not allowed to manually type in my own specific purpose for this loan, and "Investing in my education" was the most truthful and accurate choice. All details aside i am good for this money, trust me.
What is the the existing debt of $984 all about? Thank you in advance.	That was just money i spent during a brief period of unemployment between late September and late October of 09.

Member Payment Dependent Notes Series 478172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478172	$5,400	$5,400	14.61%	1.00%	January 31, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478172. Member loan 478172 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Van & Company	Debt-to-income ratio:	4.80%
Length of employment:	10+ years	Location:	Pawtucket, RI

Home town:
Current & past employers:	Van & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Hello to whom it may concern, My son will be helping me pay off this loan i will be giving to him as a gift. He makes 53k a year. I thank you for helping me get him his dream home.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,713.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The monthly payment on this loan will exceed 20% of your gross income. How will you be able to pay it back?	This loan will be used to help my son with the down payment and closing costs for a home that he has been approved to purchase. He will be helping me to repay the loan.
Hi- What portion of the $345 monthly payment for this loan will be paid by your son? Thanks.	all of it. He makes 53k a year.
Why are you applying for the loan and not your son.	My son wants to close on his house. If the mortgage company sees him borrowing more money to pay off the down payment, That can look bad to the banks. He may not get the mortgage loan. Also he did apply here and got approved for 10k, But if he took that and did close on the house he would not get the 8k first home buyer credit because he borrowed it from bank/loan company. The money has to come from either his savings, retirement such as 401k acct, Or it has to be a gift from a family member such as me.
What is Van & Company and what is your job there? Thank you in advance and have a great weekend!	Van & company is where i work. We make various wood products, of all different kinds. Depending on the orders we have that week. I'm a machinist, I worked here for 10 years. Thank you. Have a nice weekend as well.

Member Payment Dependent Notes Series 478174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478174	$24,250	$24,250	12.53%	1.00%	January 29, 2010	February 2, 2013	February 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478174. Member loan 478174 was requested on January 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$23,917 / month
Current employer:	BIOTRONIK, Inc.	Debt-to-income ratio:	13.89%
Length of employment:	3 years	Location:	MELBOURNE, FL

Home town:
Current & past employers:	BIOTRONIK, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,922.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Biotronik?	I am in sales with Biotronik.
Over what period of time have you averaged $23,000 per month in earnings?	I earned $270,000 in 2008 and $287,000 in 2009. It is verifiable.
Please break down the debts you are planning to consolidate and their respective interest rates...thank you.	I have 2 credit cards with balances of $15K each. One with Chase Bank and the other with Citi Bank. Both of these banks have chosen in response to the new credit laws going into effect this year to increase the interest rates on many peoples credit cards. Both of these cards were around 15%in 2008 and increased a little in early 2009. They both are sitting at 29.9% which is absolutely appalling and would make paying this debt off in a reasonable time (24 months is my goal) a near impossibility. I have the resources to make the payments but at nearly 30% interest I would simply be treading water.
Why do you need this loan? Can't you pay your debt off in a few months? Please describe why you aren't a risk for us. Thanks.	Great question. When I look at the loan amount compared to my monthly income it seems logical that this debt could be erased in a short period of time. Unfortunately, that figure is my gross monthly income. Once taxes, 401K, housing costs, car payments, and general costs of living are subtracted there is not large sums if money left over. What I do offer is the ability to make on time monthly payments at a considerably lower rate than what I am currently receiving from the banks as you can read in my answer to a previous question. This debt has been an albatross for me and now the credit card companies have me by the you know what. I don't like that feeling. Thank you.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	I will start with my debts: Capital One CC-$11K-17.9% Chase CC-$15K-29.99% CitiCard CC-$15K-29.99% Car payments-$1900/month Rent-$3500/month Utilities(phone,power,TV,etc.)-$1000/month Insurance-$150/month I keep a money market account with $5-10K in it at all times although it has $12K in it currently. I am the only producer in a house full of consumers. Work history: Pfizer:1997-2003 sales Medtronic-2003-2006, medical device sales Biotronik-2006-current, same medical device sales as with Medtronic. Hope this helps and thank you for your consideration.
Last questions... Can you have your income verified? Are your spending habits altered?	Yes. I will be submitting the documents this evening to verify my income and place of employment. My credit cards have been shredded and it's cash only from here forward.
Can you have your income verified?	I have submitted my tax returns for 2007 and 2008 to Lending Club. I followed up with them on Monday and they stated that my loan should be approved today (Wednesday). Thank you for your consideration.

Member Payment Dependent Notes Series 478219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478219	$6,000	$6,000	12.87%	1.00%	January 28, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478219. Member loan 478219 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Hagemeyer North America	Debt-to-income ratio:	8.70%
Length of employment:	2 years	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Hagemeyer North America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Thanks to everyone investing in me, I would much rather give interest money to the people than those banks or credit card companies. Go Vikings! Borrower added on 01/24/10 > I plan on paying off all my credit card debt and then cutting all the cards up so I never have to go into credit card debt again. I will make enough cash to take care of all my expenses and I can save some for an emergency and future investments. Thanks again to all!

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	49
Revolving Credit Balance:	$3,374.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize the debts/amounts/APRs that you will be consolidating with this loan. Thank you in advance.	Capital One Credit Card: $1000 @ 16% Charles Schwab Credit Card: $2000 @ 6% Affinity Plus Credit Union: $3100 @ 15%
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget: - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1) currently I have around $500 in savings and about $17,000 in stock as an emergency fund. 2) nobody depends on me. 3) I have been working in the same warehous for four years. 4) there is a very minimal chance of me losing my job. I plan on paying the loan off before 3 years but I could easily get another job to pay for the loan. plus I have $17,000 as a back up if any emergency happens. 5) my net take home is about 1500 per month, I live at home as I am in school to get my accounting degree and my total other expenses is about $200 per month. debt break down: credit card 1: 2000 @ 6% credit card 2: 1000 @ 16% personal loan: 3100 @ 15%
I'm not 100% sure why you need this loan. According to your answer you have 1,300 disposable income per month to pay down your cc debt. And the interest rates are in average the same you are going to get from LC. So, what the reason for asing this loan? Also the title you use "The Cash Creator" does no sound very trustworthy. I'd like to fund your loan, but you need to convince me/us that we can trust you. Thanks and good luck with the funding!	Well I just saved up for 3 months and paid off my $3000 car loan and main reason I want the loan is so I have one payment per month and not 3. So I actually don't really NEED the loan it would just help clean up my personal balance sheet, income statement and cash flow statement. And it would create cash since I pay more than the minimum on all my debts. Thanks for taking an interest.
Your loan is for 6K. One of your previous answers said you plan on including the Charles Schwab Credit Card (currently at 6%) in the consolidation. Why would you pay 12.87% to pay off a debt at 6% ? Is the 6% correct? If you are not paying off that card with this loan, why did you request 6K? I am not quite understanding the numbers. Please clarify. Thank you in advance.	I guess that I'm not that concerned about the interest rate, I will pay this loan off faster than 3 years and I would just rather have one payment so I'll sacrifice 7 cents on the dollar for the convenience.

Member Payment Dependent Notes Series 478260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478260	$20,000	$20,000	12.87%	1.00%	January 31, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478260. Member loan 478260 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,300 / month
Current employer:	NJ Transit	Debt-to-income ratio:	0.23%
Length of employment:	10+ years	Location:	Bridgeton, NJ

Home town:
Current & past employers:	NJ Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Putting in new windows all around the home and going from asbestos shingles to nice vinyl siding while adding additional insulation. Home is completely paid for, has been for 20 years, a home equity loan makes no sense since I have no additional deductions and the amt is so small.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	I have submitted all requested documentation, validation is forth coming
What is your position at NJ Transit? If it not train/bus operator, what is your title?	I am a bus operator, I have been with the company for 23 years. I feel my position is pretty secure.

Member Payment Dependent Notes Series 478263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478263	$10,000	$10,000	13.85%	1.00%	January 31, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478263. Member loan 478263 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	South Lake Hospital	Debt-to-income ratio:	7.89%
Length of employment:	5 years	Location:	CLERMONT, FL

Home town:
Current & past employers:	South Lake Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > i am upgrading my bathrooms and kitchen. the house was built in 1973 and i think it may still have the original cabinets. bathroom floors need tiling, cabinets need replacing and bath tub needs replacing. Kitchen cabinets need replacing and more storage space is required.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the kind of home improvement you are planning on doing? Also, could you explain your delinquency from about two years ago? Regards; Art	the delinquency was 3 years ago and that was for a yearly charge on a sears card which I had closed. The company was an outside company (can't even remember what the charge was for) but i only found out about it when it was handed over for collection. after attempting to talk to someone about it (which proved near impossible), i just paid the outstanding amount.
what is your occupation?	registered nurse

Member Payment Dependent Notes Series 478320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478320	$10,000	$10,000	11.48%	1.00%	January 29, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478320. Member loan 478320 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	The Lineage Group	Debt-to-income ratio:	23.41%
Length of employment:	1 year	Location:	Athens , GA

Home town:
Current & past employers:	The Lineage Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > I'm closing out my last credit card with this money, and have the means and desire to be debt free as soon as possible. I'm hoping to pay this off early.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,430.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478353	$6,000	$6,000	14.26%	1.00%	January 31, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478353. Member loan 478353 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	mill creek mechanical	Debt-to-income ratio:	0.87%
Length of employment:	< 1 year	Location:	HAMPTON, VA

Home town:
Current & past employers:	mill creek mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > 1st home

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$422.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Buying your first home is exciting. Have you found the home you want yet? Are you pre-qualified for the mortgage? Thank you in advance for your answers.	Yes, im very excited. A family member of mine is selling a very nice modular home for $5250. I don't have to be pre-qualified for the mortgage. Everything will be paid in full.
First home! That is a milestone! Have you been prequalified for the mortgage yet?	I know, Im very excited, a very great opportunity for me. The home is $5250 worth every penny. I don't have to be prequalified for the mortgage. Everything will be paid in full.
Can you please give me some information on the home? Price/size of the home as well as your budgeted income and expenses for repayment.	Sure. The modular home is 14X60 and recently remolded. It has 2 bedrooms 1 bath, kitchen, laundry room, living, room, jaquzzi and a fenced in yard. It really is a great deal for $5250. The lot rent is $300. A $205 loan payment. Then Ill have around $200 or so for lights, gas, water, etc.
I would like some more information about property you are buying and what you expenses would be. What portion of the purchase will this loan be used for? Thanks	Sure. Im buying a refurbished modular home from a family member of mine. Im using 100% of the loan. The price is $5250. It has 2 bedroom, 1 bath, kitchen, dining room, living room, laundry room and jaquzzi. My expenses would be $205 loan payment, $300 lot rent, and around $200 or so for power water gas etc.

Member Payment Dependent Notes Series 478386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478386	$8,400	$8,400	13.22%	1.00%	January 31, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478386. Member loan 478386 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Neo Salon	Debt-to-income ratio:	2.30%
Length of employment:	1 year	Location:	Montara, CA

Home town:
Current & past employers:	Neo Salon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Consolidating debt and eliminating unnecessary interest rates is my plan of action, which will allow me to get ahead and begin to save money towards financial security. My job is very secure. I have been in the beauty industry (hair) for over 8 years. I will be a good borrower due to the fact that I take my debts and my credit very serious and make it a point to pay back in a timely fashion as described in loan arrangements. My monthly budget varies monthly, but always allows me to address my financial responsibilities. The purpose of this loan is to actually further eliminate financial responsibilities I have accrued in a manner that exceeds the arrangement, while also making it more cost effective on a monthly basis for me to do so.

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,047.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts that you will be consolidating with this loan? Thank you in advance.	Thanks for the inquiry. The debts that I will be consolidating are, two credit cards with a grand total of $1000 (not too bad.) One card is 28.990% and the other is 12.40%. (I have already cut up the card of 28.99%. One credit card is all I need anyway for emergencies.) I owe $1000 to the courts for two separate dog fines (for excessive barking) which I am on a payment plan for. (Since those fines, I have found homes for my two dogs because I cannot afford the possibility of other fines occurring.) I have a traffic violation for which I owe the courts $570 and I am also on a payment plan for that. I have a $700 dental credit card to which I am making payments. I also have a $300 balance that I owe a bank, (when I closed the account I was not aware that a pending transaction was going through. I am disappointed and embarrassed that I wasn't aware of my account at that time.) The rest of my loan will go towards my car loan. I just also lowered my interest rate for my car loan to 6.2%! :) I can't wait to pay off all these lingering debts and make a payment to just one lending company!

Member Payment Dependent Notes Series 478412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478412	$17,600	$17,600	16.35%	1.00%	January 28, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478412. Member loan 478412 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	IBEW Local 98	Debt-to-income ratio:	17.35%
Length of employment:	7 years	Location:	Broomall, PA

Home town:
Current & past employers:	IBEW Local 98
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > hi. i am looking to consolidate all the debt i have with the exception of my car and a credit card (it is 0%). all of the credit cards/loans i want to pay off are in the twenty-thirty percent range. that is the reason i would like for you to give me this loan. if you would like any other info please just ask.

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	24
Revolving Credit Balance:	$14,555.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize the debts/balances/APRs of what you plan on consolidating with this loan. Thank you in advance.	various credit cards - balance due is $12,058.74 - rates are from 19.99 % to 32.70% (if you want every card listed, please let me know) credit line - $5355.62 - 24%
Re: $17,600 DC loan: (1) Position (JOB-ROLE) with IBEW Local 98 is?, i.e., journeyman, apprentice, business manager, administrative support, etc. (2) Current monthly total payments paid on $14,555 revolving debt is $? (Total actually PAID and NOT total of minimums DUE.) Thanks for answers to B-O-T-H questions. Member 505570 (RetiredUSMCInvestor) sends 01.21.2010 @ 5:24 AM ET (P.S.- My niece is apprentice electrician IBEW Tampa Fla local.)	I am a journeyman with the local, raised my ticket about three years ago. that is great for your neice, it is a great career. i send out about $700.00 - $800.00 a month. please let me know if you have any other questions.
Me again. Loan 34 percent funded. Question: Has Lending Club Home Office Employment-Income Verification Team contacted you concerning employment/income verification? If not yet, suggest you contact them and inquire to start process. Many investors "sit on sidelines" until on-screen application Credit Review status and Income Verfication status reflects completed. After process completed your loan will fund faster. See "Contact US" at bottom Home Page for Member Support email address and Toll Free phone number. Member 505570 RetiredUSMCInvestor sends 01.25.2010 @ 7:30 AM ET.	hi. they did contact me and i sent them everything they asked for. even spoke to them to verify it was "me" and he said that he would look for the email with my income paperwork. didn't realize it still wasn't verified. i will call now. thank you.
I would like to help you. Convince me that you have changed your spending habits sufficiently to keep from running up additional debt after obtaining this loan? Also please explain the delinquencies? Thank you in advance.	thank you for wanting to help. first i will tell you about the delinquencies. to make a long story short. when i first got into the union, between school and a low salary you don't make much. so we decided to move in with family so i could stay with the union. well that only lasted so long and we had to move, b/c of that i got behind on bills. it took a little while but, i got up to date on them all and have paid them on time (or paid off) since then. to get to your first question, since we bought our house in august of 2008 we have been trying to pay down our debt. last april we used all our tax money to pay down my wifes debt. now we are working on mine. so we have been on the road of better habits since then. other than some work on the house we haven't used the cards. we try to only use cash and i plan on canceling some of the small limit credit cards. i will keep some open b/c i am also trying to build my fico score so in the future if we need to make a large purchase i can get a better rate than i do now. hope this helps. i really do appreciate any amount that you are willing to fund this loan with. please let me know if i wasn't clear or you have any other questions.

Member Payment Dependent Notes Series 478427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478427	$7,500	$7,500	13.22%	1.00%	January 28, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478427. Member loan 478427 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Weather Shield Mfg Inc	Debt-to-income ratio:	22.52%
Length of employment:	5 years	Location:	Park Falls, WI

Home town:
Current & past employers:	Weather Shield Mfg Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Unexpected doctor bills caused me to max out my credit cards. Now I am sick of paying the high interest making them rich and me poor. Please help. Thanks

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	54
Revolving Credit Balance:	$7,202.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many credit cards will you be repaying? How much do you owe on them? What are there interest rates? What do you pay monthly towards them?	2, I owe $7500 on them. I fell outside of a business and broke my wrist. I do have a law suit in process, but it has not been settled yet. Both CC accounts have been closed by myself. Interest on one is 21% and 16% on the other.

Member Payment Dependent Notes Series 478518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478518	$15,000	$15,000	9.88%	1.00%	January 31, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478518. Member loan 478518 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Dollar Car Rental	Debt-to-income ratio:	7.69%
Length of employment:	5 years	Location:	fresno, TX

Home town:
Current & past employers:	Dollar Car Rental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Help a family member Borrower added on 01/27/10 > Help a family member finish law school I pay my debts and I am in the process of selling off some family land in the coming year My budget is 3500 I got a second job that will cover the loan balance My job very stable

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,816.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478567	$7,500	$7,500	13.22%	1.00%	January 31, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478567. Member loan 478567 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	O'Connor Safety Corp.	Debt-to-income ratio:	15.56%
Length of employment:	7 years	Location:	Leominster, MA

Home town:
Current & past employers:	O'Connor Safety Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	56
Revolving Credit Balance:	$4,552.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 478570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478570	$11,800	$11,800	13.11%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478570. Member loan 478570 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Tanner Health Systems	Debt-to-income ratio:	20.42%
Length of employment:	5 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Tanner Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,764.00	Public Records On File:	1
Revolving Line Utilization:	44.30%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation, and please explain your public record on file.	Hi- My occupation is in the radiology field. I am a CT technologist. I currently have a full time job that I've had for almost 6 years and a PRN job that I've had for almost 6 months. The public record on my file is for a bankruptcy that was discharged almost 8 yrs ago. Thanks
Can you please explain the Public Record on your credit profile? (Like a bankruptcy etc.) As well, please verify your income by contact lending club @ 1-866-754-4094. This will allow quick, 100% funding of your loan.	Hi- The public record on my file is for a bankruptcy that was discharged almost 8 yrs ago. I contacted lending club via the number you sent me and they said they will send me documentation to verify my income if they need it. I currently have a full time job as a Cat Scan Technologist that I have worked for almost 6 yrs. and a PRN job that I have had for almost 6 months. Thanks

Member Payment Dependent Notes Series 478574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478574	$8,000	$8,000	12.53%	1.00%	January 31, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478574. Member loan 478574 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	macys	Debt-to-income ratio:	10.37%
Length of employment:	3 years	Location:	baytown, TX

Home town:
Current & past employers:	macys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > cosolidate and lower my rates

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	70
Revolving Credit Balance:	$8,301.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478589	$15,000	$15,000	9.88%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478589. Member loan 478589 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Cozy Corner Restaurant	Debt-to-income ratio:	16.41%
Length of employment:	9 years	Location:	WILLIAMSTOWN, MA

Home town:
Current & past employers:	Cozy Corner Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I should get this loan because I am a very responsable candidate. I have great credit and my bills are always paid on time. I never had a late payment in my life. I have a very steable job and feel very comfortable with my payments if I get the loan. It won't be an issue at all. I just had a few things come up all at the same time and I need this money so I can get ahead. Thank you foy your time. Borrower added on 01/26/10 > Also with this money, I will consolidate all of our bills in to one low monthly payment. Including school and some medical expenses. I am married and we have no children. My wife also works on a very stable job, so I am not the only income at our house.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,919.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what is the money to be used for?	The money will be used first for school and also medical reasons.

Member Payment Dependent Notes Series 478603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478603	$12,000	$12,000	7.88%	1.00%	January 28, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478603. Member loan 478603 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,340 / month
Current employer:	Outsource Receivables	Debt-to-income ratio:	6.67%
Length of employment:	< 1 year	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Outsource Receivables
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > I wish to lump all my payments into one to make it easier to pay everything off. After this I will cut up my cards & close accounts. Keeping only one, virtually unused, to increase my credit rating. My job is fairly new, but stable. My prior job I held for 10 years. I always make payments on time and always more than the minimum asked for. My total monthly income is approximately $1800 after taxes. $200 for rent (living with family) $150 for food $100 for gas $288 individual insurance (changing soon to company insurance) $500 towards loan $562 for unexpected expenses (car repair etc) &/or into savings. Once debt is paid off the money spent on this loan will go to savings and investments (cd's & ira).

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows no cc debt, though you mention cutting up your cards and having a $500/month loan payment. How much is the total and what is the interest rate? Is the loan cc debt? And if so, why doesn't it show up on your credit report. Who did you work for in your last job and why did you leave after 10 years? Will you take the steps to initiate having Lending Club verify your current employment?	The loan payment I mentioned was in reference to how much I would send a month to pay the loan from lending club off. Sorry if I was confusing about that part. I noticed as well that my credit report doesn't show the debt I have. I have no answer for that except maybe they haven't verified my credit history yet. It is all credit card debt and also financing for an old computer. My current balances are $7,450.44 at 19%, $1,502.74 at 19.99% and $1,100 at 6%. The total debt is $10,083.21 When deciding on how much to ask for I was over estimating to cover some of the finance charges before the loan goes through. My last job was at Firstmark Services. A company that as of this date is restructuring. I left that job when I relocated to another state for personal reasons. Recently I relocated back with family do to collapse of the job market. As to taking the steps to having Lending Club verify my current job, I am not sure what more I have to do. I selected on my application that it was okay for them to do so. My last job was at Firstmark Services. A company that as of this date is restructuring. I left that job when I relocated to another state for personal reasons. Recently I relocated back with family do to collapse of the job market. As to taking the steps to having Lending Club verify my current job, I am not sure what more I have to do. I selected on my application that it was okay for them to do so. I hope I adequately answered all of your questions.

Member Payment Dependent Notes Series 478643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478643	$11,500	$11,500	7.88%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478643. Member loan 478643 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	University at Buffalo, SUNY	Debt-to-income ratio:	4.96%
Length of employment:	3 years	Location:	East Amherst, NY

Home town:
Current & past employers:	University at Buffalo, SUNY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$12,564.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478785	$11,500	$11,500	11.36%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478785. Member loan 478785 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	cwi	Debt-to-income ratio:	22.68%
Length of employment:	3 years	Location:	gansevoort, NY

Home town:
Current & past employers:	cwi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > -This loan will consolidate monthly payments of $600 per month to less than $360 per month. -I will be paying off a school loan so i can go back to school and finish up my degree. I have 1 class left to take but can not until i pay off my loan in full.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	14
Revolving Credit Balance:	$946.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is cwi and what do you do there? Thank you in advance.	CWI stands for Community Work Independence. I take care of developmentally disabled people. I work in a house and assist these comsumers to take care of theirselves as much as possible, while assisting them to do the things they can't do, such as transporting them places.
Thank you for your prompt and informative answer. Your job is a challenging one, but very rewarding as well. I would like to help you. Would you please list the debts, and amounts you are going to pay off with this loan, and separately list the debts that will not be paid off with this loan? (rough amounts) Thank you in advance.	My husband and i each have a personal loan out. We will be paying those off which will be $9954.70. This will wipe out nearly $400 monthly. Then i will be paying off a student loan of $741, which i currently have to pay $100 per month. The rest i will be applying to my credit card which has a 1000 balance. The only remainding debt i will have will be my car payment which is $244 per month and will be paid off in a year.
One other question I have, is about the delinquency. What was that all about? Thank you in advance.	I had a credit account with amazon.com. I had bought school books and had it taken from my bank account. They took it from my amazon account instead because "thats how amazon works, if you have an account with them they automatically pay for your purchases on your amazon account." During this time i had moved so apparently they had sent me bills that never got to me until they had already sent it to the credit bureau. I was unaware that they charged them to my amazon card until months later a statement had finally reached my atmy new address. I paid it immediately in full when i found out about it but it was too late, it had already been reported.

Member Payment Dependent Notes Series 478792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478792	$20,000	$20,000	13.57%	1.00%	January 28, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478792. Member loan 478792 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	rick bates garage	Debt-to-income ratio:	9.44%
Length of employment:	7 years	Location:	youngstown, OH

Home town:
Current & past employers:	rick bates garage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > i pay my bills on time every month. i have been working at my job for 7 years as a dieasel teach servicing tractor trailers. I plan to pay off my bills & the rest of the money will goto tds to better my education ( truck driving school ) for the mechicanal updates. Borrower added on 01/26/10 > a few years ago i borrowed 15,000 to help my grandmother with hospital bills i paid the loan back in two years. i did not miss a payment. i am very serious when it comes to paying off my bills. i have about 500 to 600 in monthly expences.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,366.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: why was this loan relisted? nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) what accounts for the difference between the loan amount 20K and your revolving credit balance of 3.3k why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	to pay off debts, i have worked at my job for 7 years i make about 2000 a month. utilities are about 400.00 a month. expenses about 200.00 a month. loan was relisted because of did not find out i needed to send more info until it was too late. i am a jack of all trades i always can find work.
Re: $20,000 Debt Consolidation loan. Loan listed 4 days but only attracted $1,100 (5.5 percent) of requested $20,000. Lender nonparticipation because narrative is very c-o-n-f-u-s-i-n-g. TransUnion Credit Report reflects $3,366 revolving credit card debt balance. Loan category listed as "Debt Consolidation"; narrative indicates loan has 2 purposes: (1) Paying off accumulated "bills" and (2) Spending entire remainder on truck driving school to better future employment prospects. $20,000 less $3,666 credit card debt payoff shown on TransUnion Credit Report leaves $16,634 balance- an exceedingly large sum of $$ to spend to learn to drive an 18 wheel truck. Actual debts you want to completely pay off are probably considerably m-o-r-e than $3,666 AND the $$ you want to spend on education would be corresondingly less. I suggest that you contact Lending Club and have current loan CANCELED AND REMOVED. Then re-list loan as Debt Consolidation and provide concise narrative indicating that $20,000 loan will be used to (1) Pay-off in full $$ XXXX (insert $ amount) of t-o-t-a-l debts outstanding and (2) Remaining $$ XXX (insert t-o-t-a-l $ amount left) will be spent on attending ADVANCED DIESEL MECHANIC school to promote your ability to work on more diesel truck repair and improve your income (salary) potential. I hope this helps. Member 505570 (RetiredUSMCInvestor) sends 01.25.2010 @ 4:55 PM ET.	total bills are about 10,000. I sent them the info. thanks mark
I don't think that was a very responsive answer to the last question. Unless you can do better, I will pass on the loan. Good luck.	i sent them updated info.

Member Payment Dependent Notes Series 478830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478830	$5,600	$5,600	14.61%	1.00%	January 31, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478830. Member loan 478830 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	World Marketing Atlanta	Debt-to-income ratio:	17.58%
Length of employment:	10+ years	Location:	DOUGLASVILLE, GA

Home town:
Current & past employers:	World Marketing Atlanta
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I plan to pay off all debt and have 1 monthly payment that is managable Borrower added on 01/21/10 > I will payb off all debt and have 1 monthly managable payment Borrower added on 01/22/10 > Thanks to all that have invested so far. I am trying to pay off all debt from my divorce and start over. Save money and get my own home.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,182.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency - about 15 months ago. Thank you in advance.	My ex husband lost his job and I had to pick up all expenses for my children. He is currently employed and I am trying to get back on track.
Please give us an idea about your monthly expenses and how you will allocate this loan in your budget: - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: -----------------------------------	Current Budget 1,832.00 Net income 1,949.58 Monthly--117.00 left for savings With this loan Budget will be 1,570.00--This will allow me an additional 262.00 a month to put up in savings. Net income yearly is 23,235.00

Member Payment Dependent Notes Series 478850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478850	$20,000	$20,000	11.36%	1.00%	January 29, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478850. Member loan 478850 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	Prairie State College	Debt-to-income ratio:	8.25%
Length of employment:	10+ years	Location:	Orland Park, IL

Home town:
Current & past employers:	Prairie State College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > Have been trying to pay down my credit cards for several years. I pay more than the minimum each month, but the balance never seemsm to go down enough. My mother recently died and I've been paying her mortgage and debts until her house is sold. So I'm unable to pay the $1,000 a month on my credit cards. I know if I receive this loan, I will be able to handle the monthly payment. My credit cards have been destroyed and I will no longer be using credit. As a side note, my daughter is getting married this May and I want to assist her in paying for a part of the wedding. Thank you so much! Borrower added on 01/23/10 > I wanted to add that in October, I paid two bills late -- just over 30 days late. I was busy trying to settle my mother's estate and I had my own health issues. I have not been late on any bill since that time. Borrower added on 01/24/10 > As noted above, I always paid more than the minimum due...alot more. So I ended up in this vicious cycle of paying as much as possible in an effort to pay the cards down and then using the cards because I didn't have enough money left. I know I can afford the $600 plus per month. This would make it possible not to use any credit card at all. Plus I would be able to get rid of this debt in 3 years. I feel if I keep going the way I am, I will never stop treading water. Thank you again.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1975	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	39	Months Since Last Delinquency:	3
Revolving Credit Balance:	$30,987.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you can't make monthly payments now, how will taking on more debt help you? Why do you have four delinquencies (versus the two that you explain) in the last two years, can you explain the other two please?	Thanks for your question. I have been paying $1,200 per month on my credit cards. If I pay $600+ per month, it will cut my payment in half and give me a solid plan for paying the debt in three years. I would like the payments taken directly out of my bank account. In addition, I will not be using credit cards again. With regard to two additional late payments, I do recall one from Dress Barn about two years ago. I was unaware that they began sending my statements via email. What we eventually figured out is that the statements were going directly into my trash which was being deleted automatically. Once I discovered the problem, I paid the $60 balance immediately. Although I spoke to the corporate office about the problem (they were understanding), it was too late for them to take back what they had already reported. I have a copy of my Experian credit report and I don't see anything else. I'll look further and get back to you. I hope I have answered your questions.

Member Payment Dependent Notes Series 478877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478877	$11,500	$11,500	12.53%	1.00%	January 31, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478877. Member loan 478877 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Exclusive Dia.	Debt-to-income ratio:	11.56%
Length of employment:	8 years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	Exclusive Dia.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I am a reliable individual and have always been on top of my bills and personal finance. I have been with the same company for over 8.5 years and my position is very safe. Unfortunately, credit cards rates have gone out of control and these companies "punish" even those who are in an excellent standing..... and that's why I am seeking a loan.

A credit bureau reported the following information about this borrower member on January 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,088.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if since its well over the loan amount (heloc, other loans etc.) why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Hi, I am consolidating the following c/c balances: HSBC about $7400 @ 20% another HSBC card $4800 @16%. The incurred most of this debt as I completed my MBA. I have no mortgage payments, car loan, or medical expenses. I work as an office/operations manager in a wholesale diamond company. My plan for repament of the debt is (as I do with all my bills) fixed, pre- scheduled payment-- I never miss payment due dates. In addition, I intend to pay other amounts (as much as I can) in between. Thanks for considering my loan request!
Please let us know what kind of business "Exclusive Dia" is, and what your job there entails.	Hi, I am an office/ operations manager in a wholesale diamond company. I have been with the company for 8.5 years; I wrote that my position with the company is safe, mainly due to my experience and knowledge. Thanks for considering my loan.
what are your duties/role at your employer? with 25k in revolving debt, why are you only seeking 11k here? you have 5 inquiries in last 6 months, could you tell us what they are? could you tell us your current monthly expenses, and for existing debt the balance/interest rate/monthly payment thank you very much. much of this is in your credit report but lenders get only an abbreviated version to look at.	hello, Please see my answer above.... The loan I am seeking will cover 2 c/c accounts I have with HSBC, at 20% and 16%. I have another account with Bank of America , with a balance of about $11,500, for which I am paying 9.90%- a decent rate nowadays :). Thank you for considering my loan.

Member Payment Dependent Notes Series 478934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478934	$12,000	$12,000	10.25%	1.00%	January 28, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478934. Member loan 478934 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Avant-Garde Wealth Management, Inc.	Debt-to-income ratio:	18.56%
Length of employment:	< 1 year	Location:	Castle Rock, CO

Home town:
Current & past employers:	Avant-Garde Wealth Management, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > Just refinancing some higher rate debt to save some interest payments. I have a steady job with good income and will probably pay this off in the next 6 months with a bonus I have earned. Borrower added on 01/24/10 > I appreciate everyone that has invested in this loan. I assure you I will pay this loan in it's entirity. I think this social lending concept is pretty great and can't wait to utilize it in some of my retirement accounts. Borrower added on 01/25/10 > Once again, I really appreciate everyone who has invested thus far. Amazed on how quickly this is getting funded. I encourage investors to ask any questions that are on their minds.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,173.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Avant-Garde Wealth Management, Inc? Thank you in advance.	I am the CFO and major shareholder. My partner and I started Avant-Garde Wealth Management to change an industry. We are 100% independent and have raised our capital needs from individual investors. Company has really started to flourish lately and we anticipate great things in the near future. Part of the reason I have this debt is from injecting personal capital into the startup.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, business expenses etc.) If business expenses then imho this is more of a business loan and I'd need to understand more about your business and what collateral and or contingency plans you have if your business were to struggle why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% is the income listed your's alone? if not please explain	I will email to get income verified. To answer all the other questons: The debt I have is on two credit cards and the interest rates are around 29% on each of them. I had to put some living expenses on them while we got our business off the ground and could afford to pay ourselves. I used all my savings to push capital into the company and racked up about 20k in credit card debt while in the transition phase. Over the last 3 months I've been able to pay down a lot of this debt and put money into the rainy day fund, but the interest is rediculous on these cards, hence this loan. Monthly committments are as follows: Mortgage - $1700, All Utilities $300, Two car loans for a toal of $600, Life, Auto, Home, Disability - $250, Credit card payments $400 plus whateve I put on them to pay down (this is what I'm financing), living expenses $750, Savings - Varies depending on what I put on to the credit card, but no less then $500. The income listed is for myselft only and should be going into the six fiure mark shortly. My wife currently works for our company and we have her on a nominal salary till she goes full time. She only makes 15k this year. I hope this helps!

Member Payment Dependent Notes Series 478948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478948	$24,250	$24,250	11.36%	1.00%	January 29, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478948. Member loan 478948 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	IBA Molecular North America Inc.	Debt-to-income ratio:	13.73%
Length of employment:	2 years	Location:	SOMERSET, NJ

Home town:
Current & past employers:	IBA Molecular North America Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > This money will be used to pay off high interest credit cards. Borrower added on 01/23/10 > I am a pharmacist in a very stable job with excellent income. This loan is in response to a recent action by my credit card company to arbitrarily raise my rate and my minimum payment. This loan will allow me to actually get ahead on the debt. Borrower added on 01/23/10 > I have a very good credit rating with no delinquencies. Borrower added on 01/24/10 > For those of you wondering about the monthly payment... I am already paying $800/month in credit card bills. 1. $350/mo @ 26% (this one jumped up from 8%) 2. $150/mo @ 15% (this one jumped from 10%) 3. $300/mo @ 18% (this one jumped from 12%) Since all three cards recently had their rates raised, I am no longer getting anywhere on them. This loan won't change how much money I'm putting out every month but it will allow me to get the debt paid off faster and will cost me less in the long run. A debt consolidation loan never made sense before because I always had pretty decent rates on my credit cards due to my good credit score. Now, it makes the most sense. Borrower added on 01/25/10 > I have received instructions from Lending Club on how to verify my income. There's a lot of paperwork requested and I will put it all together in the next day or two. Borrower added on 01/26/10 > All required paperwork was faxed to Lending Club this morning.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,237.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I agree with your thinking on consolidating your debt. What actions other than requesting this loan, have you taken to stabilize your debt level? Thank you in advance.	First of all, I no longer use the credit cards. They honestly sit on my desk collecting dust. I graduated with a doctorate degree and over 130K worth of student loan debt. Those first few years out of school, I consolidated my student loan debt at a ridiculously low rate (I'm at 1.875%). I paid off one that was high, bringing my student loan debt down to under $100K. I also paid off some credit card debt during that time. However, since buying my house two years ago, I have focused on using extra money to make home improvements. I just redid my bathroom and paid for everything in cash. I'm just ready to knock this debt out for good but with the recent increase in rates, I won't be able to do that. Hope this helped. Please feel free to ask if you need more information.
Thank you for your prompt reply, which is precisely the answer I wanted to hear. :-) FYI, you may find yodlee.com (it is free) useful. Also, keep an eye on the mail you receive from credit card companies, some or all of them are adding new fees, one of which is an "inactivity fee." I plan on funding part of your loan in a few days when I have available funds. Good luck on 100% funding of your loan quickly.	Thank you so much for helping me. I will check that website out. Also, I will have LendingClub verify my income this week.
Thank you for considering this request & good luck! Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will invest once you do so.	No problem. I will take care of it on Monday. Thank you for your interest.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Monthly credit cards have already been listed. I own two cars, both of which are paid for. Mortgage is $1950. I have a savings account for emergencies. I have IRAs/mutual funds which I have been contributing to for ten years. I am not the sole wage earner but I will be the only one responsible for this loan.
I am trying to help but can't unless you answer the following questions in full. Without that info me and most likely others will not feel safe in lending. Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? ' Can you list any investments and balances?	I've already given out many details regarding my financial situation. You can see my credit score as well as my debt-to-income ratio in addition to the information I provided. I'm sorry but I don't feel comfortable posting these specific details that you are asking for. If that makes you uncomfortable lending then I understand. I appreciate your interest but I feel as though I've given enough information to justify my creditworthiness. Thanks again for your time and interest.
Member_608330, Ok. No worries. Most borrowers don't mind transparency. We need to see that borrowers have some safety net (savings acct/investments) and that spending habits are within certain limits. I do not feel comfortable lending given the amount of your information made available. I would assume others (not all) will feel the same.	I appreciate your honesty and I understand where you're coming from. After all, it's your money you're putting on the line! I'm new to Lending Club and it just makes me a little uncomfortable having so much personal information posted on the Internet-even if it is "annonymous." I will just say again that I have been putting money into a 401k and mutual funds with Vanguard since I was 21 (I'm 32 now). Thanks again for taking the time to look into my request. Hopefully, Lending Club will have all my information verified soon. Everything was faxed over yesterday morning. Have a great day!

Member Payment Dependent Notes Series 478971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478971	$2,500	$2,500	6.76%	1.00%	January 29, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478971. Member loan 478971 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,433 / month
Current employer:	anda inc	Debt-to-income ratio:	2.38%
Length of employment:	6 years	Location:	groveport, OH

Home town:
Current & past employers:	anda inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > a small credit consolidation loan which i will repay in 3 years. this will help me become debt free.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,988.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	around 1200 for mortage condo fee ,gas , electric ,water , garbage removal, cable, gasoline, car insurance telephone/computer. no dependents.

Member Payment Dependent Notes Series 478982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478982	$10,500	$10,500	15.33%	1.00%	January 31, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478982. Member loan 478982 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Cornell University	Debt-to-income ratio:	14.30%
Length of employment:	10+ years	Location:	Owego, NY

Home town:
Current & past employers:	Cornell University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > My position is stable and I want to get out of this credit card debt within three years. Borrower added on 01/25/10 > I plan on retiring in 7 years, but if I don't get this credit card debt out of the way, I will have to wait another 3 years at least. I want to insure that my retirement is as secure as it can be.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,726.00	Public Records On File:	1
Revolving Line Utilization:	92.60%	Months Since Last Record:	17
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the Public Record? Thank you in advance.	Thank you for asking. My son has epilespy. He ordered a computer. Just two months after he received the computer, he had a bad seizure at his job and was severely burned with acid. I did not realize that I was responsible for this debt. Apparently, after a couple of months they stopped calling him and he had forgotten all about it. Five years later, I got served papers. I have paid the debt in full..although I honestly don't remember signing any papers for it. It was for a total of $1,700.00. I have written to all three credit bureaus to advise them that the debt has been paid in full. Thank you for asking.
What is the public record 17 months ago?	Thank you for asking about the record. My son has epilespy. In January 2001 he purchased a computer from Dell. As he was living on his own and has always taken care of his own debt, I just assumed his bills were taken care of. In June of 2001 he had a seizure at work and he was severly burned with acid. I wrote to Dell asking him to forgive his debt once I realized he had forgotten to make the payments. They refused. All seemed well and we didn't hear from them (to my knowledge) again until I was served with court papers in 2008. I immediately sought legal advise and paid the $1,7.00 due. I did not sign anything and honestly didn't feel responsible..but I did take care of that debt. Thanks again for hearing my side.
Please explain, in detail, the public record less than 2 years ago. Thank you.	Thank you for asking about the record. My son has epilespy. In January 2001 he purchased a computer from Dell. As he was living on his own and has always taken care of his own debt, I just assumed his bills were taken care of. In June of 2001 he had a seizure at work and he was severly burned with acid. I wrote to Dell asking him to forgive his debt once I realized he had forgotten to make the payments. They refused. All seemed well and we didn't hear from them (to my knowledge) again until I was served with court papers in 2008. I immediately sought legal advise and paid the $1,7.00 due. I did not sign anything and honestly didn't feel responsible..but I did take care of that debt. Thanks again for hearing my side.
Please explain the Public Record? Thank you in advance.	Thank you for asking about the record. My son has epilespy. In January 2001 he purchased a computer from Dell. As he was living on his own and has always taken care of his own debt, I just assumed his bills were taken care of. In June of 2001 he had a seizure at work and he was severly burned with acid. I wrote to Dell asking him to forgive his debt once I realized he had forgotten to make the payments. They refused. All seemed well and we didn't hear from them (to my knowledge) again until I was served with court papers in 2008. I immediately sought legal advise and paid the $1,7.00 due. I did not sign anything and honestly didn't feel responsible..but I did take care of that debt. Thanks again for hearing my side.
Your debt level is high relative to income. What, if anything, are you doing to keep from running the card balances up again?	My card balances are high. I have had most of my teeth replaced with crowns, thus the high balance on one of my cards. That work is finished now. I now do not carry any of the cards with me and have a savings plan in place for emergencies.
What is your position at Cornell University? How much is your monthly rent? Thanks.	I am an administrative assistant. I have been with CU for 21 years. My rent is $250.00 per month. My apartment is really nice, it overlooks the river and is in a great section of a small town. My childhood friend owns the row house and rents three apts. and one store in the building. I know the rent sounds low, but the apt. is really nice. Thanks for asking!

Member Payment Dependent Notes Series 478984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478984	$20,000	$20,000	10.62%	1.00%	January 29, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478984. Member loan 478984 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Osceola County Sheriff's office	Debt-to-income ratio:	19.17%
Length of employment:	4 years	Location:	Kissimmee, FL

Home town:
Current & past employers:	Osceola County Sheriff's office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > I am purchasing a Foreclose home but only accepting cash offers. Home is a condo build in 2000 and is selling for 20000. I own a condo already that is being rented out and i own a Trailer that is already paid for which i live in and a room is rented out. I will move into this new home and continue to rent out my other Condo and my trailer. The Condo is being rented out for $700 a month and the room in the trailer for 350 a month.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,141.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the fross income shown include current rental income? Do you own the condo and trailer free and clear?	The income listed here only shows my Work income not my rental property. THe condo has a mortgage $460 a month and it rents for $700. The Trailer is owned by me and paid for with no liens.
What is your job at Osceola County Sheriff's office? Thank you in advance.	I work the Road as Patrol Deputy
What is your position with the sheriff's office?	I work the road as a Patrol Deputy

Member Payment Dependent Notes Series 479025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479025	$13,000	$13,000	13.85%	1.00%	January 29, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479025. Member loan 479025 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Belanger Incorporated	Debt-to-income ratio:	13.90%
Length of employment:	9 years	Location:	WESTLAND, MI

Home town:
Current & past employers:	Belanger Incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I fell behind on bills, and now have picked up a second job in order to get my finances back into order.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	64
Revolving Credit Balance:	$20,437.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off with the loan proceeds, including the name of the creditor, amount owed, and current monthly payment on each. Thank you. How did you get into a position where you were unable to keep up with your bills?	I owe all the funds on one credit card by chase. The monthly payment went up with the interest rate, and they are asking almost $600 a month. I feel behind when I lost hours at work, which is why I found a second job working evenings, and now am trying to get back on my feet. Thanks!
What is your position at Belanger?	I have been at Belanger for almost 9 years, and I do Technical support for them.
what is your interest rate at chase? what is your second job and how much income? thanks	The interest rate skyrocketed to 29.95% once I got within $1000 of maxing out the card. That is why the payment is so high, and I am tired of just paying the interest. My second job is doing evening freight at Home depot, and I bring in an extra $600 a month. Thanks for looking, and thinking about assisting me.
Your outstanding credit says $20,000 but you're only borrowing $13,000 here. What will be done with the remaining balance on the Chase card or wherever it is, and what will become of the card? My recommendation is closing it and getting a local CU, small blance card for emergencies only. Let me know your answers, and what your plan is.	For the remainder of the balance I am planning on using my income tax return. I do not want to take on a larger loan than I need, as I'm trying to get out of debt, so I am only asking for what I will need to finally get out of my hole. I do need to keep one card open, as I do have to travel for my tech support job, and my company only offers reimbursement for travel, so I have to have a card open to be able to afford hotel, rental car, and food when I am sent out of town. I do belong to a credit union, and the card that I use for travel is through them. Thank you for asking.

Member Payment Dependent Notes Series 479029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479029	$15,000	$15,000	16.45%	1.00%	January 29, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479029. Member loan 479029 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,819 / month
Current employer:	Tacoma Fire Department	Debt-to-income ratio:	11.02%
Length of employment:	3 years	Location:	Shelton, WA

Home town:
Current & past employers:	Tacoma Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > I have stable employment as a full-time union firefighter. My wife and I have been married for 5 years, but we have been unable to conceive naturally. We are looking for a little help to bridge the gap, my insurance does not cover any of the necessary treatments. I'd rather pay interest to another person than to a bank and I've never missed a payment on anything in my life. Thank you for considering!

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,478.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Medical Expenses loan: TransUnion Credit Report reflects $16,478 revolving balance. Is any of $15,000 loan to be used to pay off e-x-i-s-t-i-n-g CC debt? Or is loan to pay for f-u-t-u-r-e debt (invitro program)? Member 505570 (RetiredUSMCINvestor) sends 1023.2010 @ 05.17 AM ET.	None of the funds will be used to for other debt, my current revolving debt should actually be $12000, I recently transferred a balance of $4000 from one card to another with a lower rate, but it is still showing on both accounts. That should be reflected in the next billing cycle. 90% of my revolving debt is from a related corrective surgery. This loan is to pay for a maximum of cycles of IVF, I estimate the total cost to be roughly $12000 but I wanted the extra room just in case. Any left over funds will go back to the balance owed on this loan,,,, as it is the highest rate loan I have (due to my now higher % used of available credit). I hope this answers your question, please let me know if you need more details and thank you for considering us.
Please list all current debts and rates. How much is the fertilization treatment going to cost? Are you willing to have your income/employment verified? Thank you.	Yes I am willing to have my employment and income verified! My current revolving debt should actually be $12000, I recently transferred a balance of $4000 from one card to another with a lower rate, but it is still showing on both accounts. Which should be reflected in the next billing cycle. 90% of my revolving debt is from a related corrective surgery. This loan is to pay for a maximum of cycles of IVF, I estimate the total cost to be roughly $12000 but I wanted the extra room just in case. $8000 for the clinic deposit and medications for the first cycle, which we are praying will work and an additional $4000 for a second cycle if needed. Any left over funds will go back to the balance owed on this loan as it is the highest rate loan I have. My current debts: BECU Credit Card : $8538 @ 10.9% Chase Credit Card : now a zero balance had been $4300 @ 29.9% Capital One Credit Card : $500 @ 12.9% American Express Credit Card $1800 @ 15.25% BECU Car loan $1900 @ 6.9% Please let me know if you need more details and again thank you for considering lending to us.
Hi there, I'm interested in funding your loan but have a few questions first. Did the $4300 from the Chase get moved onto the BECU CC @ 10.9%? Also, can you please give us an idea of your monthly expenses (mortgage, car, student loans, utilities, etc.)? Thank you in advance for your answers.	Thanks for your question, yes the $4300 from Chase was transferred to the BECU CC temporarily while I was waiting for our IRS return. My Chase interest rate had doubled because of my high utilization, so I transferred the entire amount to the BECU card, and then paid $3200 towards that balance the two weeks later. I didn't realize that the delay in reporting would cause my utilization to appear higher in the next billing cycle. So to be clear my current balances are BECU Credit Card : $8538 @ 10.9% Chase Credit Card : $0 Capital One Credit Card : $500 @ 12.9% American Express Credit Card $1800 @ 15.25% BECU Car loan $1900 @ 6.9% My car payment is $169/mo Capital One $30/mo, BECU $228/mo American Express $45/mo, I also have 4 months remaining on my student loans @$50/mo. I do not have a mortgage payment. My brother and I both built our own homes on the same plat of land ten years ago ( We are trying to get our land divided into two tax parcels so that we could utilize some of our equity but we have been making little progress with the county). Currently our only bills are electricity ~$100, water $25, taxes $240 and cable $70 and garbage $30 every other month. For a total outgoing of $972 month, we have more than enough expendable income to easily repay the loan, that is one of the reasons I chose LendingClub and it's 3 year payoff period. It is my normal nature to save up for the things I want, but time is truly of the essence here and we we just cannot wait to start our family. Thank you for your time and consideration, please let me know if you have any additional questions.

Member Payment Dependent Notes Series 479050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479050	$6,500	$6,500	11.36%	1.00%	January 31, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479050. Member loan 479050 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,825 / month
Current employer:	Butterfly Design	Debt-to-income ratio:	2.43%
Length of employment:	2 years	Location:	Tucson, AZ

Home town:
Current & past employers:	Butterfly Design
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/22/10 > I need this loan to use it for Medical reason. Thank you. Didi.

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,319.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 479104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479104	$4,750	$4,750	13.85%	1.00%	January 31, 2010	February 5, 2013	February 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479104. Member loan 479104 was requested on January 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,400 / month
Current employer:	Simi Valley Unified School District	Debt-to-income ratio:	11.64%
Length of employment:	< 1 year	Location:	Granada Hills, CA

Home town:
Current & past employers:	Simi Valley Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,166.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 479146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479146	$8,000	$8,000	16.07%	1.00%	January 29, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479146. Member loan 479146 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	City of New Britain	Debt-to-income ratio:	20.56%
Length of employment:	6 years	Location:	MIDDLETOWN, CT

Home town:
Current & past employers:	City of New Britain
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > This loan is only needed for a short period. Will payed back promptly

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,166.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for and how quickly do you plan to pay it off? Regards; Art	to pay of the rest of a loan that i took out from my retirement plan. i should be able to pay it back within 2-3months.
What is the purpose for the loan?	to pay of a loan i took out against my retirement fund, i should be ablet to pay it back with in 2-3months
SECOND REQUEST: PURPOSE HOW $8,000 LOAN INTENDED TO BE USED? MEMBER 505570 01.25.2010 @ 7:40 AM ET	to pay of a loan i took out against my retirement fund, i should be ablet to pay it back with in 2-3monthsere.
You have written that your request is for a "short term secured loan"...can you tell me what collateral you are providing as security for this loan request? Second, can you tell us the purpose of your loan and what you plan to do with the funds if they are provided to you?	to pay of a loan i took out against my retirement fund, i should be ablet to pay it back with in 2-3months. i will be recieving retro-pay from a new work contract that will cover the loan amount.
Seems to me that you've now answered the question about what you intend to do with the loan FOUR TIMES. Guess they can't read. The loan you describe is not a secured loan in the loan business. Good luck.	your absolutely correct. this is my first time using this service. its not secured with an actual asset, however, the money is guaranteed to me. so when choosing a description i chose secred to 'quickly' reassure those investing that it wouldn't be defaulted. sorry for the confusion

Member Payment Dependent Notes Series 479148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479148	$6,500	$6,500	7.88%	1.00%	January 29, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479148. Member loan 479148 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Point-N-Click	Debt-to-income ratio:	23.09%
Length of employment:	10+ years	Location:	VICTOR, NY

Home town:
Current & past employers:	Point-N-Click
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	36
Revolving Credit Balance:	$16,559.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of snowmobile do you plan on purchasing? Are you going to keep/sell your current snowmobile (assuming)? How do you plan on repaying this loan?	I just had my current snowmobile and trailer stolen from the back of my truck in my driveway. Insurance didn't cover it. So I found and purchased a used 2008 Ski-Doo MXZX 800 Renegade. I will be able to repay this since my wife and I have stable careers with minimal personal debt. I also have a Ford F150 that will be paid off in June 2010 which has a payment of $750/mo. I will probably sell this snowmobile in August 2010 and order a new 2012 model.
Please provide details of your 16k revolving credit balance and deliquency 36 months ago. Thanks.	I not sure I know what you are seeing so I will offer some information that I believe will help. The only items I believe involved a delinquency were due to me switching my banking and the auto payments didn't get linked to the new account. This was fixed once I received the notices. The revolving credit could be retail credit cards (which are paid in full every month) or related to my company and I personally guarantee. BTW - I have already purchased a snowmobile and have possession of it. I purchased a used 2008 machine and paid for it with money from my savings account. If you noticed my other reply about my existing snowmobile was stolen yet I have committed to a trip with friends in Quebec. I was going to rent a snowmobile but felt it would be a better option to own one and upgrade to a new one later than rent one and be out $1000 for rental fees. The depreciation will be less owning. If I accept this loan I plan on putting it in my savings account. The 2011 snowmobiles models will be announced by May 2010 so I will make a decision after the announcement.

Member Payment Dependent Notes Series 479171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479171	$19,000	$19,000	10.62%	1.00%	January 28, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479171. Member loan 479171 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Hudson Public Schools	Debt-to-income ratio:	13.29%
Length of employment:	7 years	Location:	Hudson, MA

Home town:
Current & past employers:	Hudson Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > I want to pay refinance credit card loan at lower interest rate.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,462.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) why is the loan amount requested 4.5K greater than your revolving credit balance? why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have two credit cards: one with a balance of 20,000 at 24% interest, and one with a balance of 14,000 at 18% interest. I would like to pay off the biggest card with the highest interest first. My debt is partly due to run-away spending and partly due to the fact that I am going through a divorce, and during the first year of seperation, I spent too much $. I was trying to maintain a lifestyle for myself and my kids. My goal is to be rid of all my debt, except mortgauge in three years. I have done much better budgeting my money of late, and want to continue in this mode. My income is 80,000 a year, not counting child support of roughly 25,000 a year. I am paying a large amount of interest and not a lot of principal due to high interest rates, and I would like to make these payments more equitable.

Member Payment Dependent Notes Series 479216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479216	$2,500	$2,500	9.88%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479216. Member loan 479216 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	RK Inc.	Debt-to-income ratio:	21.16%
Length of employment:	10+ years	Location:	PEACE VALLEY, MO

Home town:
Current & past employers:	RK Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > My Wife and I are buying a used Camper. We live a very simple life and do not have a lot dept. We have went over our budget and we have over $700 a month to spend on extras, but with this small loan we will be able to put the surplus in our savings acoount. I have worked the last 12 years at my family business that was started in 1984 which has provided a steady living for my family and I.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,747.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me what you do at RK Inc? What is the ~8K in revolving debt from? Will you be paying this loan off early or taking hte full 3 years? Thanks	I oversee production and take care of the quoting. The debts i currently have are mainly from investment into our company to further growth. I plan on paying the loan off early. I am currently in the process of selling other items that i will be using to pay loan off early with along with other debts.

Member Payment Dependent Notes Series 479232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479232	$22,000	$22,000	11.36%	1.00%	January 31, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479232. Member loan 479232 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	AECOM	Debt-to-income ratio:	8.51%
Length of employment:	< 1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	AECOM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > Career: 7 years at major management consulting firms (e.g., PwC). Currently, a Business Analyst of post-Mergers / Acquisitions for a very large ($6B) engineering and construction company. The reason the employment history is only 6 months is because I left a consulting firm (6 years) to take a better position / salary - recruited by an old VP / Manager of mine. Expenses: Car is paid off (completed payment on a $31000 loan). Rental payment is $1100 / month. General Comments: I am looking to consolidate some credit card bills that built up over time due to various reasons such as sudden medical bills, etc.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	35
Revolving Credit Balance:	$20,418.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) why is loan amount 2k more than revolving debt balance listed? why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover - e.g. amex $12k 15% is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	1. Income verification in progress, I have been notified that a representative will be reaching out to me soon. 2. Nature of debt: This debt is something that has grown over the years. It is a combination of unexpected medical expenses, some runaway spending, and moving expenses. 3. Why is loan amount 2k more than revolving debt balance listed? I originally guesstimated the total debt that I had based on the three credit cards. I wanted to use an estimate that was inclusive so I shot a little higher than what completely pays off the debt. 4. Why are you confident you will repay this loan and steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) a. I believe I have adjusted my expenses to be able to focus on paying this loan over the next few years. For example, I have recently completed making payments on my car and I have taken in roommates to lower my housing costs. b. Fixed Monthly Expenses i. Rent - $1100 ii. Electricity / Gas bills - $250 iii. Car Note - $0 iv. Car Insurance ??? $120 v. Mobile phone - $125 vi. Current payment on 3 credit cards looking to be consolidated - $800 5. If you are refinancing credit cards, please include all balances / rates that this loan will cover a. Bank of America ??? 7300, 24.99% b. American Express ??? 5500, 12% c. HSBC ??? 7200, 15% 6. Is the income listed your's alone? a. Yes the income is mine alone.

Member Payment Dependent Notes Series 479260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479260	$21,000	$21,000	10.99%	1.00%	January 29, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479260. Member loan 479260 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	UNIVERSITY OF CALIFORNIA	Debt-to-income ratio:	18.82%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	UNIVERSITY OF CALIFORNIA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/23/10 > This money will provide me with a new start after a very difficult and unexpected journey. I am an master degree educated, solidly employed, and successful person. You won't regret lending to me.

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,503.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I notice some recent credit inquiries - did any of them result in new credit cards or loans? Thank you in advance.	No they did not.
You appear to have racked up a bit of debt. Please specify the intended use of the funds, and your current credit card (and any other) debt, so we can more fully understand your situation and plan. Thanks.	Amongst many other things, the bulk of this loan money will pay some unexpected medical bills for myself and my family.
What is your occupation?	I am a health care administrator (professional management) at the University of California San Francisco.

Member Payment Dependent Notes Series 479268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479268	$5,000	$5,000	7.51%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479268. Member loan 479268 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	management support	Debt-to-income ratio:	3.60%
Length of employment:	< 1 year	Location:	ROUND ROCK, TX

Home town:
Current & past employers:	management support
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Purchasing an automobile Borrower added on 01/25/10 > I was a business major so I know how important credit is especially in this market. I manage my bills well and I've never been late on payments. This was the best interest rate I found. I've been at my current employer for a while and have no intention of switching jobs or anything of that nature.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,574.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your current job duties and title. Thanks	I work at a luxury apartment complex and I do everything from paying bills to general office duties.

Member Payment Dependent Notes Series 479329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479329	$12,000	$12,000	13.11%	1.00%	January 29, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479329. Member loan 479329 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,701 / month
Current employer:	University of San Diego	Debt-to-income ratio:	22.43%
Length of employment:	3 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	University of San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I am seeking a loan to consolidate my credit cards - once they are paid off - they will be cancelled. I have a stable job and income - no threat of being laid off.

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	59
Revolving Credit Balance:	$10,337.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	I work in an office as a manager - stable income & employment.

Member Payment Dependent Notes Series 479376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479376	$20,000	$20,000	13.48%	1.00%	January 28, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479376. Member loan 479376 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Sunfood Corporation	Debt-to-income ratio:	10.89%
Length of employment:	3 years	Location:	La Mesa, CA

Home town:
Current & past employers:	Sunfood Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > I would like to invest more of my time and energy into educating kids about what drugs really are and do before they get into them. It is one of my passions in life. You can see the details of the group I'm involved in here: www.drugfreeworld.org. Our program is very effective. If I can consolidate my debt I could spend more time and energy focusing my efforts on humanitarian endeavors instead of juggling multiple debts. The amount of the debts is not a problem so there will not be a problem paying back the consolidation loan.

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,537.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much time each month will be saved by consolidation? Why?	Dear HHIslander, Thank you for your question. Debt consolidation will help me save time and energy in two ways. Firstly it will allow me to save time in my financial planning actions which is currently consumed by juggling 5 different credit card payments. It is not a matter of where the money is coming from but when am I going to get the payment in on time to each different entity. Which leads to the second point that I have a lot of attention on my cards since there are multiple of them with different due dates. I would hate to miss a payment simply because I forgot, so I check them quite frequently. This can take an amount of care and attention away from the task at hand or the person in front of me. Basically I'm working hard to streamline my life to get on with what really counts and get my administrative affairs in line. As I committed to this debt I take full responsibility for it and I am working hard on consolidation as a causative way to handle it.
This is just a suggestion - One thing that saves time (and reduces the stress!) of managing finances is a free site called yodlee.com. It keeps track of all the bills and bank accounts and so forth, and emails out reminders whenever a bill it due to be paid soon. It has a lot of other useful features. I have heard that mint.com does many of the same things, and you may like mint.com better (it is free also, as far as I am aware). Good luck on 100% funding of your loan quickly.	Hi Just_Me, thanks for the suggestion. I use Mint.com and it's pretty cool! Nevertheless, I'd still like to consolidate into a single payment at a lower interest rate :)
Automatic Bill Pay from your bank would solve your time problem. Good luck on your funding.	That's a great suggestion, SophiasGrandma, thank you. I'd like to consolidate down to a single automatic payment at a lower interest rate.

Member Payment Dependent Notes Series 479389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479389	$10,000	$10,000	15.70%	1.00%	January 31, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479389. Member loan 479389 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	RR Bowker LLC	Debt-to-income ratio:	23.63%
Length of employment:	10+ years	Location:	Tampa, FL

Home town:
Current & past employers:	RR Bowker LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	9
Revolving Credit Balance:	$10,586.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10K Debt Consolidation loan: (1) Position (JOB/ROLE) @ R R Bowker is? (2) TransUnion Credit Report reflects two payment delinquencies within past 2 years; most recently within past 9 months. Reasons? Thanks in advance for answers to b-o-t-h questions. Member 505570 RetiredUSMCInvestor sends 01.24.2010 @ 05:26 AM ET.	I analyze data from book and video publishers to see whether it meets the requirments to be put in our database. The 2 delinquincies resulted when a sibling defaulted on a car loan - since I co-signed I'm responsible. I've since paid of the loan.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	I attempted to answer this morning but my session timed out before I was done. Hopefully I have answered your questions completely: 1) No I do not have a savings account but I have an emergency fund of about $900. 2) 2. 3) I am a data analyst. I examine files from publishers and producers to see if the information they contain is in a format that is compatible with our database. If it???s not, I make suggestions that help the client make their data compliant. I also run checks on legacy data aleady in our database. Bowker is a data aggregator. They provide services to book publishers, audio and video producers, libraries, and book, audio, and video retailers. 4) I don???t feel I???m at risk of losing my job. But if I do lose my job I???m eligible to receive 25 weeks severance coupled with the money I???ve saved and intend to continue to save, repaying this loan will be a top priority. I also intend to get another job as soon as possible. As a last resort I would borrow from my 401k. 5) Housing (Rent, Mortgage): $500 - Insurance: $80 - Car expenses: $650 (car loan) $70 (gas, misc. upkeep) - Utilities, Phone, Cable, Internet: $350 - Food, entertainment: $300 - Clothing, household expenses: $100 - Credit card payments: $400. Total Expenses: $2450 - Net Income after taxes and deductions: $2600. 6) Discover $4900 18%, min. req. payment $130; Dept. Store $1400 22.9%, min. req. payment $70; Gas card $800 ??? I???m not sure of the interest rate - min. req. payment $30; Care card $1300 0% for the next 6 months, min. req. payment $50; Icon $1900 0% for the next 2 months, no min. req. payment but I pay $75 a month. I pay $10 - $20 over the min. req. payment on most.
According to your credit history you have 2 delinquencies in the last 2 years. The last delinquency was just 9 months ago? Please explain the 2 of them and why you are having problems paying your bills on time. Thanks!	I co-signed a loan for a sibling. She was having trouble paying the loan on time. By the time I was contacted the payments were already late. In the end I finished paying out the loan.

Member Payment Dependent Notes Series 479391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479391	$6,000	$6,000	16.45%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479391. Member loan 479391 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,320 / month
Current employer:	Phoenix College	Debt-to-income ratio:	15.13%
Length of employment:	3 years	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Phoenix College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > After struggling through 2009 with only part-time self employed work, I'm happy to be starting 2010 with a new position which doubled my pay and a steady, year-round paycheck. I'm taking this loan to pay off some of my CC debt, and get some much needed repairs done to my truck which I rely on for both my personal business and getting to work. As a Licensed Massage Therapist it is impossible for me to transport my table and supplies by public transit, so I need to keep my 10 year old truck running to continue working. I have no bills other than my low rent, phone and credit card, and with my new income and this loan I'm hoping to get a jump start on paying off my credit card by the end of the year.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,886.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your new position?	I am the new Clinic supervisor for the year-round massage clinic. I am responsible for every aspect of the clinic from marketing to supplies to supervising the students and ensuring they meet their clock hours to graduate.
Upon further searching, I found massage therapy under the heading "Health Enhancement." If you are new there, why do you show your length of employment as three years?	Sorry for any confusion this is causing. I am not new to Phoenix College, I am just new to this position. The last three years here at PC I've been a Lab Assistant in the Massage Program classes, which is considered a 'temporary' position, with minimal hours and no benefits. Basically one notch above being a work study student. My new position as Clinic Supervisor is considered a 'Staff' position, which is a more permanent position with more hours and higher pay. I am working my way up in hopes of achieving a Adjunct Faculty position, however I need to finish my B.S. which I am currently working on as well. I hope that clears things up for you!

Member Payment Dependent Notes Series 479413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479413	$12,000	$12,000	10.99%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479413. Member loan 479413 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Nomura Securities	Debt-to-income ratio:	4.47%
Length of employment:	9 years	Location:	South Plainfield, NJ

Home town:
Current & past employers:	Nomura Securities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Use to pay off a Discover and WellsFargo Cards (along with additional funds to do so). Intend to then drop the WellsFargo card. Balance primarily from putting two kids through college, one of which is graduating this May, 2010. Just looking to escape the outrageous credit card interest in the process. Credit scores are clean since we are consistent and timely payers. Our monthly budget is no frills - we don't even have (or want) Cable TV. We have 4 cars (2 used for college, and my wife and I - we both work) and NO car payments, which we strived for. My wife has had the same teaching job for 26 years. I've been with my company as a Senior IT Systems Administrator for 9 years. Our company has just expanded from a recent acquisition and it's expected it to triple its employees by next year. Not bad for this economy. Thanks for your consideration. Borrower added on 01/26/10 > Adding this info as it seems to be common questions - Monthly expenses (2 parents, 4 kids); $2700/mo mortgage, $230/mo cellphone family plan (5 phones), $275/mo gas/elec., $46/mo Internet, $64/mo Phone, ~ $200/mo Medical (avg), $156/mo Life Ins, $136/mo Car Ins (2 cars), $120/mo Gas, ~$600/mo Food. Discover Card balance $8750 @22% Wells Fargo balance $5250 @13.60% 2 minimum Card payments ~$360/mo Kids college expenses since 2006 (* see below); 2 Tuitions totaling $5900/semester (My son graduates May 2010, final tuition already paid) 1 Housing Rent $1925/semester (final rent already paid) 2 Car Insurance payments for kids $256/mo 2 Living expenses ~$250/mo Assets; Personal Savings and INGDirect Savings ~1200.00* My 401k ~$146,000 My gross yearly income $77,500 My gross yearly bonus $32,000 Wife's yearly gross income $79,000 * I trust it's evident that putting 2 kids through College has strained our savings, with the relief that one is now graduating this Spring and we can concentrate on rebuilding our savings and investments again. I will be paying approx $1600/mo LESS once my son is out of school. We had to tap into Credit Cards last August (2009) as a result to prepare for the new school year. I would love to use home equity instead, but in this economy our house value doesn't currently provide any. We have a top credit score (730+) because we're consistent with all payments and take that very seriously. As mentioned in the loan app, we manage modest expenses and have strived to not have any car payments (we fully own 4 cars). I plan to drop the Wells Fargo card once paid. Thanks again

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	81
Revolving Credit Balance:	$13,855.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Can you list you combined combined income w/ your wife? These answers will definitely help lenders lend.	Hi, sure our regular monthly expenses (2 parents, 4 kids) are; $2700/mo mortgage, $230/mo cellphone family plan (5 phones), $275/mo gas/elec., $46/mo Internet, $64/mo Phone, ~ $200/mo Medical (avg), $156/mo Life Ins, $136/mo Car Ins (2 cars), $120/mo Gas, ~$600/mo Food. Discover Card balance $8750 @22% Wells Fargo balance $5250 @13.60% 2 minimum Card payments ~$360/mo Kids college expenses since 2006; 2 Tuitions totaling $5900/semester (My son graduates May 2010, final tuition already paid) 1 Housing Rent $1925/semester (final rent already paid) 2 Car Insurance payments for kids $256/mo 2 Living expenses ~$250/mo Assets; Personal Savings and INGDirect Savings ~1200.00* My 401k ~$146,000 My gross yearly income $77,500 My gross yearly bonus $32,000 Wife's yearly gross income $79,000 * I hope it's evident that we're putting 2 kids through College which has drained most of our savings, with the relief that one is now graduating and we can concentrate on rebuilding our savings and investments again. I will be paying approx $1600/mo LESS once my son is out of school. We had to tap into Credit Cards last August (2009) as a result to prepare for the new school year. I would love to use home equity instead, but in this economy our house value doesn't currently provide any. We have a top credit score (730+) because we're consistent with all payments and take that very seriously. As mentioned in the loan app, we manage modest expenses and have strived to not have any car payments (we fully own 4 cars). I plan to drop the Wells Fargo card once paid. Thanks again
Please explain the Delinquency.	Hi - thanks for your response; I'm sorry, I'm honestly not aware of a delinquency. Can you clarify?
Can you provide info on the interest rates and monthly payments of the credit cards?	Hi - thanks for your response; Discover Card balance $8750 @22% Wells Fargo balance $5250 @13.60% 2 minimum Card payments ~$360/mo
Any other kids entering college during the term of this loan? If so, have you budgeted for that additional expense? Thanks for answering and good luck with the loan. And congrats on 1 graduation!	Hi - thanks for the response; I have one more who will be college age in 2015 of which we're budgeting for. So no, it's not within the term of this loan. Thx
Just a comment.. Upon paying off those 2 credit cards, closing them will have the effect of reducing your available credit and raising your debt-to-credit ratio, which will in turn lower your credit score (which you obviously value). Most investment books recommend paying them off and leave them open. Do some reading & research before jumping the gun on that one.	Hi - thanks; yes I agree - we were only planning to close one of them, actually. Point well taken and worth consideration, thank you

Member Payment Dependent Notes Series 479444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479444	$18,000	$18,000	13.11%	1.00%	January 31, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479444. Member loan 479444 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	flowserve	Debt-to-income ratio:	10.25%
Length of employment:	8 years	Location:	long beach, CA

Home town:
Current & past employers:	flowserve
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/24/10 > excellent repayment history. Borrower added on 01/25/10 > i have an excellent repayment record

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,613.00	Public Records On File:	1
Revolving Line Utilization:	40.60%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tell me about your delinquency 33 months ago and the public record 76 months ago. Thank you.	Missed student loan payment. Public record was overpayment of unemployment benefit during short-term layoff in 2003. Please note that these are about 3 and 7 years old respectfully.
please explain delinquency and public record. thank you.	Please note previous lender's question.

Member Payment Dependent Notes Series 479452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479452	$16,750	$16,750	15.33%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479452. Member loan 479452 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,083 / month
Current employer:	Charles Schwab	Debt-to-income ratio:	15.73%
Length of employment:	1 year	Location:	Denver, CO

Home town:
Current & past employers:	Charles Schwab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Need a loan to consolidate all my credit cards into one payment. Borrower added on 01/31/10 > I DON'T NEED THE LOAN ANYMORE... please do not fund any further, will contact lendingclub on Monday to get it closed. TY for all the investors so far who supported.

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,353.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,750 Debt Consolidation loan: Position (JOB/ROLE) @ Charles Scgwab is? Member 505570 RetiredUSMCInvestor sends @ 05.30 01.24.2010	It's a Brokerage Company.
Me again. Thanks for responce; but I've been "Chuck" Schwab customer for 14 years thus I know it's equity b-r-o-k-e-r-a-g-e. Your being employed with Schwab Denver, Co. local office prompted be to ask what is your position (J-O-B). i.e., trainee broker, full fledge broker, "back office" administrative, or exactly what? Member 505570 RetiredUSMCInvestor sends 01.25.2010 @ 1:28 PM ET.	Hey sorry, your question was unclear. But glad to hear you have been with Schwab for 14 years! It's a great company to do business with. Yea talk to "Chuck" haha, well you can say I'm Chuck. I'm a broker trainee at Schwab, already got one of my licenses and getting my last one next month and I'll officially be a Broker.

Member Payment Dependent Notes Series 479470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479470	$12,000	$12,000	14.22%	1.00%	January 29, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479470. Member loan 479470 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,687 / month
Current employer:	University of Alabama at Birmingham Hosp	Debt-to-income ratio:	13.93%
Length of employment:	10+ years	Location:	Birmingham, AL

Home town:
Current & past employers:	University of Alabama at Birmingham Hosp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > This loan will allow me to pay off debt faster, and to eventually start investing. I have been working for my present employer since 1998, and have received 3 promotions over that time. This will fit into my budget as I have set up a plan to pay off debt, and this will help me accomplish that goal.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	22
Revolving Credit Balance:	$7,642.00	Public Records On File:	1
Revolving Line Utilization:	94.40%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain recent delinquency and the public record. Thank you.	The recent delinquency was I fell behind on my mortgage. At the time, I was renting a room to someone, and they did some damage to my house that had to be repaired. Not only were they not paying, but they caused the main drain line to stop up, so I had to spend money on getting that repaired, plus one other repair that was quite expensive. The public record is from my bankruptcy filing back in 2000. I had a lot of debt plus a house that was in poor shape and I could see no other way out. Although it looks like I haven't learned anything, my plan is to close most of my credit card accounts, and use cash for most everything, as suggested by Dave Ramsey. This loan would allow me to consolidate the credit cards, and a couple of other loans, and have one payment. The way I have structured my budget, I have gotten to a point where I can put 500 a month towards debt (in addition to the minimum payments.) This was accomplished by 1) getting rid of cable tv, 2) selling my car and buying an old car that has no payment, 3) careful budgeting for the past 6 months, and 4) buying only what I need. While it hasn't been easy, its now doable. My goal is to be debt free (with the exception of my mortgage) in 2 years.
Please explain the recent credit inquiries? Thank you in advance.	I've attmepted to get a mortgage modification with my mortgage servicer, but they turned me down. If I had to make an educated guess as to why, I would say that Im not delinquent on the mortgage, and its only 19% of my take home pay. The other inquires are 1) I looked into refinancing my mortgage with a local servicer, but the deal they worked out for me would have only lowered my payment by 30.00 a month, and with the closing costs, it was not a good deal. I looked into going with a different company for my home alarm system, but my present company made me a retention offer I couldnt refuse. The other inquiries seem to be those that credit card companies do in the normal course of business. I hope this answers your question. If not, let me know and I will attempt to answer your question as best I can.

Member Payment Dependent Notes Series 479475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479475	$15,000	$15,000	13.85%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479475. Member loan 479475 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Make Up Art Cosmetics Inc.	Debt-to-income ratio:	12.74%
Length of employment:	< 1 year	Location:	Wallington, NJ

Home town:
Current & past employers:	Make Up Art Cosmetics Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > My fiance and I have been able to save the bulk of the funds needed to pull off our May 21st wedding. There are however some last minute odds and ends that need to be accounted for that may have been over looked. After the wedding and honeymoon much of money we would acquire from wedding gifts will be used to pay back this loan as well as lower our outstanding revolving credit. A lot of the revolving credit was derived from student expenses and well as moving expenses from the last 3-4 years. Borrower added on 01/27/10 > In addition to my income my fiance makes approximately $43,000 yearly. We share the cost of maintaining a home and the utlities that come along with it. She is currently enrolled full time in college and is studying for her accounting degree with hopes of becoming a CPA within the next 2 years.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,113.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 479493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479493	$16,000	$16,000	12.73%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479493. Member loan 479493 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Viawest	Debt-to-income ratio:	19.29%
Length of employment:	3 years	Location:	Hillsboro, OR

Home town:
Current & past employers:	Viawest
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Hi there! I've been at the same job for 3 years now (the time I've lived in Oregon). This loan is to wrap up my existing borrowed money into one payment at a lower interest rate. I've been successfully paying down my amount owed for a while, but the multiple payments with different due dates (which changed monthly...gotta love CC companies) needs to stop. Thanks!

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,790.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Viawest? What are the balances and APRs of the credit cards you want to pay off? Thanks!	My APRs vary from 11% low to 19% high. I had excellent rates (under 10% for all) until Citi decided they were going to raise everyone's rates even though I had never missed or had a late payment. I called to complain and got them down by about 5% since I had a perfect payment record. I don't get a huge APR break when combined (about 1% taking balances into account), but the main use of this loan is for a fixed rate. I no longer trust my money with the credit card industry. It was my mistake getting in debt in the first place, and I'm trying my best to get out now. I work in the Viawest Operations department. I'm sorry I can't be more specific than that, but I'm hesitant for privacy reasons. There are only a few people that work at my location.
How much are you currently paying each month toward the debt you plan to pay off with the loan proceeds?	I've been allocating $500 a month for debt repayment, and with the exception of January (holidays, ugh!), have been doing this successfully for over a year now. I've been trying to figure out how to pay it off quicker and easier, and a single payment with a lower interest rate is what I've come up with.

Member Payment Dependent Notes Series 479536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479536	$11,000	$11,000	15.33%	1.00%	January 29, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479536. Member loan 479536 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Indian River State College	Debt-to-income ratio:	24.12%
Length of employment:	10+ years	Location:	Fort Pierce, FL

Home town:
Current & past employers:	Indian River State College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I plan to use these funds to payoff 3 of my highest credit cards. I still have remaining cards, but they are lower and I should be able to take care of them within 12 months. While I have quite a bit of debt, I am proud to say I always pay my bills on time and most times pay more than what is due. Borrower added on 01/25/10 > I plan to use these funds to payoff 3 of my highest credit cards. I still have remaining cards, but they are lower and I should be able to take care of them within 12 months. While I have quite a bit of debt, I am proud to say I always pay my bills on time and most times pay more than what is due. Borrower added on 01/25/10 > I work in education and believe it is the key to success. I've received a wake up call with my acquired debt and want to pay it off and live worry free. Thank you.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,107.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ANSWER QUESTION(S) = POSSIBLE FUNDING. IGNORE QUESTIONS = BYE PASSED FOR 1 OF 156 COMPETING BORROWERS LOAN. SENT 01.27.2010	I'm not sure what the question is. Can you explain?
5:30 AM 01.26.2010 I asked questions: (1)-Position (J-O-B/ROLE) @ Indian River State College is? AND (2)-TransUnion Credit Report reflects $18,107 revolving credit debt balance; total monthly payments PAID on revolving debt balance is $? (Total $ actually PAID not total minimum $ payments DUE.) but I never received an answer to either question. I am still interested in helping fund your loan. Advance thanks for expected answers to B-O-T-H questions. Member 505570 Retired-USMC-Investor sends 01.27.2010 @ 9:23 PM	Director of Financial Aid is my position at IRSC. Total monthly payments on all revolving credit is $760 (that includes $200 extra above the required minimum). Thanks.

Member Payment Dependent Notes Series 479556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479556	$20,000	$20,000	12.73%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479556. Member loan 479556 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Cory Watson Crowder DeGaris	Debt-to-income ratio:	18.74%
Length of employment:	1 year	Location:	Birmingham, AL

Home town:
Current & past employers:	Cory Watson Crowder DeGaris
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I am a practicing attorney with a salary and a side consulting business, this money will help me pay off credit cards from costs related to a sick child and unexpected house repairs. I am a responsible and hard-working father and husband that will make you glad you decided to help me with a loan!

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,837.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hope your child is better. can you please summarize your total monthly expenses so I can see how this payment fits in? how long have you been practicing law? I'd like to understand your employment history for more than just the 1 year listed with your current firm. thanks and good luck.	Thanks for the well wishes, child is doing well. I have been practicing five years, clerked for one year after graduating. Two years with a national firm and then took a risk with a start up firm a few years ago and it didn't work out so I had to take a pay cut, but am slowly building a successful business while also working full time at a firm. So, my salary is not really representative of what I bring home. My mortgage is about 2000, we own our cars outright, have the credit cards we're paying off and a best buy card that is zero percent interest that I don't consider part of the debt I'm trying to pay off - other than that, utilities, diapers, etc. I can get further into my budget if you would like. Thanks!

Member Payment Dependent Notes Series 479572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479572	$20,000	$20,000	13.85%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479572. Member loan 479572 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	PRTM	Debt-to-income ratio:	13.61%
Length of employment:	< 1 year	Location:	Falls Church, VA

Home town:
Current & past employers:	PRTM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > This is a very low risk loan. I am seeking this loan amount to payoff credit card balance with a 20% APR. My annual income (6-figures) is secure in a very stable industry. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,061.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you build up this credit card debt? Why are you taking out a loan to pay it off vs. paying it off with your income?	Thank you for your question. To answer the first part, credit card debt was built up over time due to the following reasons: (1) moving expenses incurred relocating my father and mother from CA to VA (father is handicapped and having them situated so far away presented various logistical challenges) (2) furniture was purchased for my new home (within reason--all were pieces on sale/lower cost products) (3) dental expenses required (two root canals and associated extractions and dental implants--a necessary procedure to ensure future dental health and prevent any additional dental work) To answer the second part of your question, paying off using my monthly income within the desired timeframe (3 years) would require a monthly payment of $711 and total final interest charges would amount to $5,553.00 assuming that the APR's on my cards do not change during that time. Given the fickle nature of the economy, applying a Lending Club loan to my balances would fix my monthly payments at $682.08 (assuming that the loan is fully funded) and total interest paid would be $4554.88 (+ financing charges). It would seem like there are relatively small gains to be had by switching over to a LC loan, but I feel there is lower risk here than if I were to trust that my APR would not change.
What is your position at PRTM? What was your employment before this and why did you leave?	Thank you for your question. Regarding your first question, I'm an Associate at PRTM. I was previously an Associate with Booz Allen Hamilton's government business practice. My reasons for leaving were (1) I was recruited by my current firm, (2) stimulating client work, (3) career advancement, and (4) improved salary/benefits.

Member Payment Dependent Notes Series 479580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479580	$8,500	$8,500	17.19%	1.00%	January 31, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479580. Member loan 479580 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	State of Delaware	Debt-to-income ratio:	7.86%
Length of employment:	5 years	Location:	SEAFORD, DE

Home town:
Current & past employers:	State of Delaware
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I will be using these funds to consolidate my credit card debt into one single lower interest payment. I and my spouse both have stable careers with consistent income and are homeowners. All of the accounts we are looking to consolidate are in good standing. We are just looking to lower the interest and simplify them into one payment.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$15,350.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $19,000 Debt Consolidation loan: (!) Position (J-O-B/R-O-L-E) @ State of Delaware is? Member 505570 RetiredUSMCInvestor sends 01.26.2010 @ 6:15 AM ET.	State Trooper
Please explain delinqency and spouses income/job. Also, please list all debts/rates. Thank you.	The delinquency was from a late mortgage payment approximately a year and a half ago. When we purchased our home we currently live in it took almost 3 years for our previous home to sell, paying the 2 mortgages was a huge burden and the reason we ended up with so much credit card debt as we relied heavily on our cards to make ends meet. Thankfully our previous home finally sold in Nov. 2009 so now we can focus on paying down the debt we accumulated. My wife is a Registered Nurse. She had a gross income of $75,500 for 2009. These are the debts and corresponding APR's we are looking to pay off: Credit card: $1440/25% Credit Card: $1339/29% Credit card: $1784/28% Credit card: $7779/29% Credit card: $6541/29%
What are you currently making for payments on your cc debts? Thanks.	Our total minimum monthly payment is $973. If you would like the individual amounts please let me know. Thanks.
Trooper, Me again. $19,000 loan now 30 percent funded. Question: Has Lending Club Employment-Income Verification Team contacted you to start employment or income verification process? If not please refer to "CONTACT US" at Home Page bottom for Home Office email address and toll free telephone number. Member 505570 RetiredUSMCInvestor sends 01.29.2010 @ 7:33 AM ET	Yes, and all requested documents have been faxed. Thank you.
Are you going to use automatic deductions to make your payments?	Yes

Member Payment Dependent Notes Series 479589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479589	$12,000	$12,000	10.62%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479589. Member loan 479589 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Spectrum Health	Debt-to-income ratio:	13.68%
Length of employment:	6 years	Location:	Middleville, MI

Home town:
Current & past employers:	Spectrum Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I have excellent credit and pay my bills on time. I would like this loan to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	55	Months Since Last Delinquency:	19
Revolving Credit Balance:	$17,042.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency your credit report shows 19 months ago. Also, your credit report Lending Club provides to lenders shows you have a revolving credit balance of $17,042, yet you are only requesting $12,000. Please explain the discrepancy. What is the other $5000?	I am not aware of any delinquency - it would be helpful to know what lender you are asking about.
Please explain delinquency 19 months ago. Thanks!	I am not aware of any delinquency 19 months, it would be helpful if you could tell me the name of the account.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget: - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1) yes, I do - I have approximately $8K in my savings 2) 2 members living in our household 3) project manager for a large hospital system 4) I am not expecting to lose my job - as the project I am working on was just funded for the next 5 years 5) I in the process of recovering from the loss of my husband's job - he was recently disabled and we have gone through a long process to get this straightened out and adjust our budget.
Please explain the delinquency 19 months ago. If the purpose of the loan is debt consolidation, then why are you seeking to borrow $5,000 less than you owe on your credit cards? Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without.	I believe I can manage the rest of the debt without needing to borrow the money.

Member Payment Dependent Notes Series 479618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479618	$20,000	$20,000	10.25%	1.00%	January 29, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479618. Member loan 479618 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Qwest Corporation	Debt-to-income ratio:	16.32%
Length of employment:	2 years	Location:	Centennial, CO

Home town:
Current & past employers:	Qwest Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > This loan is for a new home that my wife and I are buying. We have currently knocked off $15,000 from the appraisal cost and need this to close. Please help. Borrower added on 01/25/10 > I am a United States Marine as well and I am going to pay this off with no problem. Borrower added on 01/26/10 > I wanted to add a little more about my situation. I currently am selling my townhome. My family is growing. I have a two bedroom townhome with two dogs and a baby on the way. My wife and I currently bring in $8,499 gross a month and pay $3,572 towards bills. I have a little over $6000 in savings that I do not want to use for this purpose, but only for any emergencies that may come up. We are great borrowers and I have never missed a payment on anything, ever. I have an extremely stable job that I am currently one of the top reps in a division of 750 employees. I have applied for a manager role in the same department and it is down to 4 finalist which I am currently one. I plan on living in this new home for many years with no need or want to move again. Please ask any questions and I will be glad to answer.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,526.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Home Down Payment loan: (1) USMC Pay Grade? (2) Expiration Current Contract Date (ECCD)? (3) Expiration Term of Obligated Service Date (ETOSD)? (4) USMC Reserves current status? Active? Drilling? Non-Drilling? Or non-active? (5) Position (JOB/ROLE) @ QWest Corp is? Answers required for all F-I-V-E questions. Member 505570 RetiredUSMCInvestor (Master Sergeant-Disburisng Office) sends 01.26.2010 @ 6:00 AM ET.	I am currently an E-4 in the inactive reserves. I did 4 years active with two tours to Iraq with Romeo Batery 5/11. The expiration of my current contract date is June 1, 2011. I am a account executive at Qwest. We basicaly maintain a list of business clients and sale to them throughout the relationship. I was the number 3 sales representative in the division for 2009.
How much will your monthly house payment be?	My house payment will be $1800 a month. My wife and I both have jobs and will be paying.
Where does your wife work? What is her monthly income?	My wife works for Fed Ex. She is a Sales Manager Admin and she makes $40,000 a year with a $2000 bonus every June.
What are the terms of the first mortgage being offered? Have you disclosed to the lender that you will be procuring more funds for your down payment through a unsecured loan? Thank you.	The terms of the VA loan is 30 years fixed at 5.18%. I have informed them that I will be getting this loan and my debt to income ratio is still good enough to close on my home.

Member Payment Dependent Notes Series 479625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479625	$12,000	$12,000	13.48%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479625. Member loan 479625 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Alcatel-Lucent	Debt-to-income ratio:	11.18%
Length of employment:	10+ years	Location:	Albuquerque, NM

Home town:
Current & past employers:	Alcatel-Lucent
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Pay off credit accounts with higher interest rate.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	68
Revolving Credit Balance:	$1,392.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why is your loan $12000 if your revolving credit balance is only $1392? Please specify your job and description. Itemize your credit card balances and rates. Thanks.	$1392 is probably balance on one account. My total balance is ~$12000 of which all is at a rate higher than what is being offered by LendingClub. Approximate balances and rates: JC Penny $700 @ 22.85% Target $463 @ 19.99% Chase VISA $2512 @ 19.99% American Gen. Finance $4487 @ 25.99% Chase VISA (2nd) $1350 @ 29.99% Avenue $1120 @ 22.8% Home Depot $1380 @ 26.99%. I am at engineer at Alcatel-Lucent, formally Lucent Technologies, for 15 years.

Member Payment Dependent Notes Series 479712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479712	$15,000	$15,000	13.85%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479712. Member loan 479712 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,116 / month
Current employer:	Strategic Staffing Solutions	Debt-to-income ratio:	16.24%
Length of employment:	< 1 year	Location:	Westfield, MA

Home town:
Current & past employers:	Strategic Staffing Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > These funds are needed to payoff some medical expenses for my wifes lap band surgery that were not covered by insurance and credit cards which were also used to pay some of those medical bills.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	72
Revolving Credit Balance:	$14,153.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain delinquency. Amounts/rates on all debts. Thank you.	There is nothing delinquent. Debt amounts and rates are as follows: $9,819.01 @ 18.24% and $3,710.99 @ 15.9
Oh, it shows a delinquency 72 months ago. Can you explain? More importantly, where have you worked before joining SSS, and why should I be confident you will have steady income in the future? Thank you.	I'm not sure what you are looking at, I've never been late with any loan or credit card payments. I worked at IBM for 7 years and have been working in IT for 26 years. I have head hunters frequently calling me regarding new job opportunities.

Member Payment Dependent Notes Series 479713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479713	$15,200	$15,200	10.99%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479713. Member loan 479713 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	8.56%
Length of employment:	3 years	Location:	Manchester, NH

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > I purchased my first (multifamily) home in May of 2009 and undertook a substantial renovation project, primarily financed through an FHA 203(k) loan to make it happen. The renovations have now been substantially completed, and I am renting 2.5 of the 3 units at $950 / month, $700 / month and $400 / month to my roommates -- these numbers have been excluded from my salary figures and improve my income figures by $15,000, presuming 9-10% vacancy and a $7000 (overly generous) allowance for maintenance and contingencies. In order to complete some of the renovations in a low-hassle, low-impact management style and attract better tenants, I financed some of the repairs above and beyond the FHA loan amount with credit card promotional offers. The lending club rate is actually initially higher than the offers that I have available, but the purpose of this loan is to refinance that debt over a fixed timeframe at a known interest rate, which would increase my peace of mind. I work in an area where significant bonuses are possible, so paired with my aversion to high interest rates and in the interest of full disclosure, I should mention that prepayment of the loan is a strong possibility -- if this bothers you, please do not bid. That said, I suspect that this loan will probably remain active for at least 18 months as I reorganize my financial affairs (I would like to save a reasonable pool of liquidity without needing to worry about tapping retirement accounts in the event of a financial emergency, and am willing to pay reasonably high interest rates to meet this goal. An insurance policy of sorts.) My expenses are very low, and with my salary alone (no tenant income) after all non-mortgage debts have been repaid I have adequate cash flow to survive and repay this debt. I'm not sure if lending club displays my mortgage payment or includes it in DTI, but I have included taxes and insurance in the monthly payment amount provided. Borrower added on 01/26/10 > Argh. I realized that I put "home refinance" in the title of my loan, when I meant "home rehabilitation" -- but I presume the text of my loan description makes that obvious FHA 203(k) program and all. I just wanted to clarify. Thanks for your interest.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,402.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 479730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479730	$8,500	$8,500	7.88%	1.00%	February 2, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479730. Member loan 479730 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	7.85%
Length of employment:	4 years	Location:	Fremont, CA

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I am currently on year 3 of consolidating credit card loans that I had accumulated over the years, and was planning to be more aggressive on paying off the cards for the next 2 years without consolidating my loans. At the time, my goal was to pay off the cards in 5 years. I managed to bring it down from 11K from 2 years ago to about 8K today. My debt is around 8500 right now, and paying approximately 400 to 600 per month. Have a handful of credit cards which interest charges ranges from 10% to 24%. My old plan was to pay off the lowest balance card first, which thankfully in my case was the highest interest rate card and work my way through the highest balance eventually. Now I realized that it made more sense to consolidate the high interest loans into a single rate, low payment plan especially now that we are expecting our first child. Consolidating the loans would lower our monthly payments as well as allowing us to divert that extra money towards child care costs, and perhaps also towards building our emergency fund which we had greatly neglected for the longest time. The new plan now is to pay off unsecured debt, build up our emergency fund and hopefully still have extra cash to put into another investment while still living comfortably within our means, especially with the new addition to our family. Borrower added on 01/28/10 > To answer other potential questions: Monthly bills: 1820 for mortgage, 370 for HOA, about 150 for cable/internet, 150 for a family cell phone plan, about 145 for school loans (took some additional classes for Accounting certification), about 40 to 100 for electricity (depending on the season). Credit card balances/interest rates are as follows: Citi - 4,562.22 @ 14.990 Amex - 2,042.24 @ 15.210 Wells Fargo - 1,918.61 @ 6.65 (just want to pay this balance off already) *Have other balances on department store cards which I am paying off separately this month, totalling approximately $800. I have a spouse but we chose to keep our finances (and debt) separate except for the mortgage, HOA, phone bill and property tax. He makes approximately the same amount as I do but has other family obligations he has to be responsible for. I am currently working as an Accountant. Borrower added on 01/28/10 > To answer other potential questions: Monthly bills: 1820 for mortgage, 370 for HOA, about 150 for cable/internet, 150 for a family cell phone plan, about 145 for school loans (took some additional classes for Accounting certification), about 40 to 100 for electricity (depending on the season). Credit Card balances and interests are as follows: Citi: 4,562.22 @14.990%, Amex: 2,042.24 @ 15.21%, Wells Fargo: 1,918.61 @ 6.65% and then some department store cards that I???m paying off this month outside of this loan. I have a spouse but we chose to keep our finances (and debt) separate except for the mortgage, HOA, phone and property tax. He makes approximately the same amount as I do monthly but has other family obligations he has to be responsible for. I am currently working as an Accountant.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,799.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 479743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479743	$3,200	$3,200	10.25%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479743. Member loan 479743 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Avis Budget Group	Debt-to-income ratio:	2.51%
Length of employment:	10+ years	Location:	Redondo Beach, CA

Home town:
Current & past employers:	Avis Budget Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,497.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 479746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479746	$15,000	$15,000	9.88%	1.00%	January 29, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479746. Member loan 479746 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Warner Chilcott	Debt-to-income ratio:	0.21%
Length of employment:	4 years	Location:	Basking Ridge, NJ

Home town:
Current & past employers:	Warner Chilcott
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$365.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Application reflects $85,000 per M-O-N-T-H gross income AND you need to borrow $15,000 for home purchase? Member 505570 RetiredUSMCInvestor sends @ 5:25 AM ET	Excellent credit. No debt. Significant savings. Paying cash for the second home. Win win situation for all of us.
Greetings - Do you really make $85,000/month? If so, why haven't you been able to save up for a down payment? Regards; Art	I am paying cash for this second home. $15k will cover the remaining balance.
Can you please explain your plans for the loan money? Thank you	Buying home in the distrace market.
Let's try this again. Can you verify your income with Lending Club (contact them on how to do it)? btw - P2P loans are not win-win situations. If you get the loan and buy the house, you have a house. If you don't make payments to the lenders, you still have the house and we have nothing. That is a win-lose situation.	I am a lender on the Lending club just like yourself. When I make my investment decision on Lending club I look at certain criteria like FICO, debt to income ratio, revolving line utilization. As you can see I have no debt, FICO > 780 and no revolving credit line. That means I pay all my bills on time and don't carry too much bad debt. I have no other financial obligation. I have had this history since 1994. So you can tell me the likelihood of you not getting your money back with interest. How is this not a win for you if you are making guaranteed 9.88% on this investment?
Is your income 85K per month, or 85K per year? Thank you in advance.	Per year.

Member Payment Dependent Notes Series 479763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479763	$10,000	$10,000	7.88%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479763. Member loan 479763 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	The Dana Hotel On Mission Bay	Debt-to-income ratio:	4.84%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	The Dana Hotel On Mission Bay
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,239.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at The Dana Hotel On Mission Bay? Thank you in advance.	im a bus driver for the hotel

Member Payment Dependent Notes Series 479769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479769	$5,000	$5,000	7.14%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479769. Member loan 479769 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Williams-Sonoma Inc	Debt-to-income ratio:	8.33%
Length of employment:	2 years	Location:	lincoln, CA

Home town:
Current & past employers:	Williams-Sonoma Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > My employment is stable and my credit rating shows that I repay my debts ontime. thanks.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,209.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your position at Williams Sonoma Inc and what you plan on using this loan for. Thanks	Sure, my title is Network Engineer. Using money to buy a car. thanks

Member Payment Dependent Notes Series 479779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479779	$10,000	$10,000	7.51%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479779. Member loan 479779 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	5.96%
Length of employment:	9 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Funds will be used towards moving expenses. I have excellent credit and an established credit history. I live within my means, have zero credit card debt and own my vehicles outright. I am a software engineer and have been with my company for 9 years. Thank you!

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$202.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you have the same employment after the move?	Great question! Yes, my employment with Lockheed Martin will be exactly the same after the move. We are moving to have access to a better school district.

Member Payment Dependent Notes Series 479784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479784	$23,500	$23,500	10.99%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479784. Member loan 479784 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	Oracle	Debt-to-income ratio:	0.67%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Oracle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 479786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479786	$9,000	$9,000	7.14%	1.00%	January 28, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479786. Member loan 479786 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	TomoTherapy Inc	Debt-to-income ratio:	10.04%
Length of employment:	4 years	Location:	Verona, WI

Home town:
Current & past employers:	TomoTherapy Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Personal loan

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,107.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 479790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479790	$20,000	$20,000	12.73%	1.00%	January 28, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479790. Member loan 479790 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Renesas Technology America	Debt-to-income ratio:	7.91%
Length of employment:	4 years	Location:	Mountian View, CA

Home town:
Current & past employers:	Renesas Technology America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/25/10 > Dear Investors, This account replaces the previous 'Fast Investment Return' account which had a setting problem. Few words about me: My job is very stable (same semi-conductor company for more than 4 years) and I am in charge of product and business development for a unique high growth technology). My credit score is excellent: around or above 750. Why this loan: I have a Real Estate company together with a very experienced partner. Our focus is the very affordable house market in the MidWest. We have acquired very good 'distressed properties' from local banks, and are able to quickly renovate and resell them with a high profit. Our business model will enable us to repay our investors within 12 months. We intend to use regularly Lending Club and to establish a good working relationship with LC investors. Credit review and proof of income: I have submitted all required documentation to LC team. As they were already engaged in reviewing my application, I am confident that this review process will progress fast. Please feel free to ask qusetions if you have. Best regards,

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,864.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Small Business loan: New application replaced $22,000 distressed real estate, i.e., foreclosure rehab-refi-rent-resale loan partially funded. New loan's narrative says..."which replaces a setting problem". Am unfamiliar with term "setting problem". Explanation required before I invest in loan...again. Member 505570 Retired USMC Investor sends 01.27.2010 @ 06:30 AM ET	Thank you for your interest in my project and for your question. In my previous account I had entered a business account (as this is a business loan) instead of a personal account. I have now fixed this 'setting' issue after having spoken to LendingClub. Best regards,
Me again...I forgot to add nee loan has significantly LOWER interest rate than did loan it replaced. Plud nre loan APPROVED almost immediately by LC Home Office. Member 505570 Retired USMC Investor sends 06:32 01.27.2010.	It is my first experience with LC. For this new loan (which LC had asked me to apply to fix the account issue, I was offered a lower interest rate. My credit review process was already engaged several days ago, so they are able to move faster on this application. Best regards,
I don't recall your previous listing, so please forgive me if I ask questions that you already answered on the other listing. How long do you plan on staying with your current employer while you have the real estate business on the side? Thank you in advance.	Thank you for your interest and your question: I have a very solid partner with more than 20 years experience in this field. He will work full time on the real estate projects. I will work a big part time (more like a 2nd shift)... :-) Best regards,
Is your listed income related to your job only or does it include income from the RE business?	This income is only from my job. No real estate income is included in this number. Best regards,

Member Payment Dependent Notes Series 479819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479819	$18,000	$18,000	13.85%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479819. Member loan 479819 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,542 / month
Current employer:	US Bank, N.A.	Debt-to-income ratio:	13.59%
Length of employment:	7 years	Location:	Glen Allen, VA

Home town:
Current & past employers:	US Bank, N.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Hello All, I am trying to consolidate the final amount of debt I have. Over the past 3 years I have paid off nearly 50% of it and now I have only 18k to go. I have one previous loan through Lending Club that I paid off last year. I am hoping this second loan can fulfull my goal of being debt free in 2013. Thanks for checking my listing out. Borrower added on 01/26/10 > Hello All, I have had one previous loan through Lending Club that I sucessfully paid off last year and I am looking to consolidate the remaining amount of my debt with this loan. I have never missed a credit card payment and yet all my cards have raised my rates to 29.99% from 14% and 16%. I feel this is quite unfair for someone with a decent credit score and someone who always pays his bills. So with the Lending CLub loan I want to free myself from their unfair practices. If you have any questions or concerns about my abilty to pay or your risk involved in funding please let me know. I would be happy to answer and questions or concerns.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,994.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 479836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479836	$6,000	$6,000	12.73%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479836. Member loan 479836 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Tong Parks	Debt-to-income ratio:	12.80%
Length of employment:	< 1 year	Location:	mankato, MN

Home town:
Current & past employers:	Tong Parks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > I need to move to start my new job.I have been in the ag industry for 27 years. I enjoy it and need to relocate. Borrower added on 01/26/10 > We have our home rented for 1250 per month and free housing at new job. Borrower added on 01/27/10 > My last job I was employeed for 11 years with same company. I have been in the same industry for 27 years. I am a commited dedicated hard worker. My new job will pay for housing car and cell plus $60,000 per year. Borrower added on 01/27/10 > I will use the money to move cross country and get settled Borrower added on 01/27/10 > to add more to the question asked of me 1 account is me cosigning for sons car wich he has made every payment for over a year the other is a Best buy card with less than 200 balance Borrower added on 01/27/10 > To add to the question I recieved about accounts one is for when i cosigned for my sons car and he has made all the payments for over a year the last is a best buy card we hardly use less than $200 on it

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	71
Revolving Credit Balance:	$7,088.00	Public Records On File:	1
Revolving Line Utilization:	63.30%	Months Since Last Record:	48
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain public record and delinquency. Also, break down all debts/rates.	Public record was medical bills that ex wife didnt pay, I paid them in full We spent money updating our home to sell it but we cant get what we want for it. Home depot card $2000 Bal Sears card $4300 Bal Case card $800 Bal Most was to update the home for sale Mortgage $1800 will recieve $1250 for rent

Member Payment Dependent Notes Series 479864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479864	$12,250	$12,250	12.73%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479864. Member loan 479864 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	16.63%
Length of employment:	10+ years	Location:	Mesa, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I will be using these funds to help buyout my partner from a business we own that is 25 years old. We bought this together 5 years ago and I made him an offer for a buy out. Thank you for your consideration

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,873.00	Public Records On File:	1
Revolving Line Utilization:	41.90%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of this business and what is its profitability? Please explain the public record on your credit file. What is your contingency should you not be able to rely on the business to help you pay this loan?	Type your answer here. I sell a machine to help recycling yards remove the catalytic converter from the cars and trucks they are recycling. We have a patent on the cutting head which was designed by the original owner to protect our place in the market. Our average sales for the 5 years we have own the company is 750,000 a year. I have 400 customers across the USA Canada and a few in the UK and Austrailia. I also sell a ,achine to the processoing plant to cut the converter open to remove the material. I filed personnel bankruptcy in 2001 from a divorce. I have $300,000 in sellable inventory which keeps things steady through the up and down business cycles all businesses are going through today. I also buy and sell converters as a side job, if business does slow down I have that to rely on to pay the loan. And I trust in God.

Member Payment Dependent Notes Series 479869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479869	$8,000	$8,000	12.73%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479869. Member loan 479869 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:		Debt-to-income ratio:	15.26%
Length of employment:	1 year	Location:	Sullivan, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > I am in the process of paying off a huge amount but would like a little cushion to help my business. Borrower added on 01/27/10 > By paying off the amount it will save me over 1100/month in payments.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,274.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 Small Business loan: NO DETAILS provided about small business which will be source of repaying $8,000 in NEW debt. Member 505570 Retired USMC Investor sends 01.27.2010 @ 06.08 AM ET.	The business in the only one of it's kind in our area. It is a packing and shipping company (similar to a UPS or Kinko's - FedEx store). We ship via UPS, FedEx, and US Post Office. We make copies (color, b/w, and wide format) we rent mail boxes, sale invitations, office supplies, packing material, etc. Our first year produced over 2,000 customers. Each month creates more income that its predecessor, ie. this Jan has already surpassed last Jan.
It would help to see a list your debts (type/balance/APR/min pmnt) as well as a list of your monthly living expenses, so we can see how this loan payment will fit into your budget. Thank you in advance.	I pay SBA loan of about 1700/month, rent is 1200/month, I also have monthly expenses that are study expenses, I average about $625 in other expenses that include electric/water/sewer/phone/ and monthly account that keeps my POS system current. The rest of the expenses vary according to what I use up during the month. I am averaging between 5 - 7K in sales per month. I hope that helps. I have been paying an 1108/month payment that is being paid off by the end of this month and I feel this loan payment isn't near that amount and should be a breeze to pay back. I look to pay it off sooner than the 3 year term. The SBA loan varies according to the market but right now is steady and has not increased (only went down). I also have a $121 payment with Canon for a copier that I have 2 more years on. The phone will drop by $100/month in July. I hope this helps with your decision. God Bless and thank you.

Member Payment Dependent Notes Series 479883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479883	$12,500	$12,500	10.25%	1.00%	February 1, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479883. Member loan 479883 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	AMERITA, INC.	Debt-to-income ratio:	11.77%
Length of employment:	2 years	Location:	ENGLEWOOD, CO

Home town:
Current & past employers:	AMERITA, INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,427.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	Hello, I would actually be using the loan to repay a personal loan made to me. This was not an option offered by the web site when answering why I wanted the loan. I have been paying back this personal loan since December 2008 (over a year now) on the first of each month at $400/month with no late or missed payments. At present, I have a student loan that is paid at about $123/month, a car loan that is $440.77/month, rent that is $903/month and about a $32/month credit card payment. My other expenses vary, but as I said, I have been paying $400 a month for the last 13 months or so and it has not been a burden so I don't anticipate it becoming one. I'm merely looking to owe the money to another party. Please let me know if you have any other questions. Thank you.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at AMERITA? Can you list your work history? These answers will definitely help lenders lend.	I wish they shared my previous answers to other potential lenders. I don't wish to share all of that information except to state that this loan would be used to pay off a personal loan I've had with a friend. I have been paying the friend $400/month since December 2008, on time, the first of each month with no adverse financial impact. I'm looking to secure a loan or loans in the amount of the total, with roughly the same monthly payment and therefore am confident the same payment willnot pose any financial strain or burden. I am merely moving the loan from one lender to another.

Member Payment Dependent Notes Series 479888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479888	$7,400	$7,400	13.85%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479888. Member loan 479888 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,583 / month
Current employer:	Key Bank	Debt-to-income ratio:	12.44%
Length of employment:	3 years	Location:	North Baltimore, OH

Home town:
Current & past employers:	Key Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > I am a full time lead teller. All of my monthly bills are budgeted out to pay exactly as owed (utilities) or over the minimum amount due (credit card and other loan). This loan is to consolidate some of my debt and to also help to build up credit.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	43
Revolving Credit Balance:	$10,619.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your debt is quite high relative to your income. Please itemize your monthly expenses for me. Include everything. Are you going to continue credit cards as you have in the past?	Once I receive my income tax return, my credit cards will be paid off and when that happens, they will be canceled. When I opened them, I was just moved out of my mom's and I thought I was a 'big kid' with the plastic money. I am learning now that credit cards don't make you rich, at all. Each month I pay $130 to my fiancee for utilities, $54 for my phone bill, $74 for car insurance, $105 on my 3 credit cards (this is over the minimum amount due on the three of them), $65 for my personal loans, $130 for my orthodontist, $17 for my Weight Watchers membership, $80 in fuel for the month, $70 for my school loans, and around$150 for groceries. We don't eat out all but maybe 2 weekend days a month as I find this used to be a huge expense. This loan would be used to pay off my orthodontist, and my two personal loans and like I stated before, when I receive my tax return, my cards will be paid off and cut up. I hope you find this information helpful and if you have any further questions please feel free to ask.
Do you know how much your income tax return will be? Have you done your taxes yet?	I have not yet received my W-2 forms so I am not sure what the return will be.
$1500 a month? how much do you make per hour? what are your 10 open credit lines? are you married? does your partner have any income/how much if so?	I am not entirely sure what it is you are referring to as the $1500 a month. I make $9.27 an hour, but I have some monetary incentives on a quarterly basis that add to my yearly income. I too saw the 10 open credit lines and the only thing I can come up with is they are counting my school loans. I have 2 credit cards, 2 personal loans, my orthodontic loan, a retail credit card with no balance, and the remainder must be the school loans that I have not started paying on, as I am still a full time student. No I am not married.
If you have not received your W-2's or your taxes, what assurance do you have that your income tax return will pay off your cc debt?	I am basing that on last year's return. I also have a school refund that I am receiving that will go towards my cards as well.

Member Payment Dependent Notes Series 479913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479913	$25,000	$25,000	10.99%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479913. Member loan 479913 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,000 / month
Current employer:		Debt-to-income ratio:	0.07%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 479916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479916	$7,500	$7,500	13.85%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479916. Member loan 479916 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	14.33%
Length of employment:	5 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Trying to consolidate debt from high interest credit cards.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	44
Revolving Credit Balance:	$4,955.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I want to help fund your loan, but have a few essential questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $4,955.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Wells Fargo? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	Hello StocksMan, Thank you for taking an interest in funding my loan. I have 2 high interest credit cards that I would like to payoff immediately. The interest rates were manageable when I first incurred the debt but dramatically increased sometime in the middle of last year. I don't fully understand why and only received a notice in the mail from the credit card companies stating it is their right to do so. I decided to try to consolidate the loans through Lending Club in hopes of lowering the interest rate on the debt as well as decreasing my debt to credit ratio on my credit profile. I do have a car loan and a student loan. I also have a medical bill (dental work) that I've been paying off monthly with a left over balance roughly over $2,000. I would like to use the funds left over (after I pay off the credit cards) to pay it off. My monthly expense is about $1,800-$2200. I work in finance and produce forecast reports on the profitability of the buisness line I support. I did give Lending Club the green light to verify my income. Hopefully I've answered all your questions. Thanks again.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent and car loans (if applicable)?	The total total credit card debt is $5,000. Medical/Dental Bill is $2000. Minmum monthly payments combined is about $400. About $150 for the credit cards and $250 for the medical bill.

Member Payment Dependent Notes Series 479954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479954	$10,000	$10,000	14.22%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479954. Member loan 479954 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	3.83%
Length of employment:	< 1 year	Location:	Quincy, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$344.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 "OTHER" loan: Two questions: (1)-Source(s) $3,000 per month retired income are? A-N-D $10,000 loan PURPOSES are? (Buy? Consolidate? Eliminate? Improve? Refinance? Or What?) Member 505570 Retired USMC Investor sends 01.27.2010 @ 5:48 AM ET.	1. Income Sources: Federal Reserve Bank Pension and Social Security. 2. Loan Purpose is to help re-modify mortgage and to consolidate some small bills.
Please explain the delinquencies? Thank you in advance.	The Prospectus states: 19 months since last delinquency; 2 delinquencies in the last two years. I have to guess Book Club delinquencies because I have been paying off all the credit cards I had and the payments were automatically deducted from my account on an established date. All those cards have been paid off. I now only have two small revolving accounts at Fingerhut and Seventh Avenue. J.D.
You're retired but your first credit line wasn't until 2000?	I have had credit all my life. I believe this Prospectus goes back only ten years. J.D.
I am confused. How does the loan help to re-modify mortgage? Thank you.	It doesn't really have to. I may have to go to lawyers for help because my bank isn't that cooperative. I believe lawyers charge a small fee for a standard procedure. I believed you asked me earlier for a list of monthly payments? I told the committee that I'm beginning to feel uneasy about putting too much persoal info into cyberspace. Identity theft is still onn the rise. I'll certainly give a listing to the committee if they request it.
I don't think I asked you about monthly payments, but I may have. (It is kind of a standard question that is asked by lenders here a lot) I look at hundreds of loan requests here and since they are just member numbers (we don't see the names of the Borrowers) I don't recall each and every loan number and question that I ask. You are '609955' to me, and I had to look for that just now because I am not good at remembering numbers. I asked about how the loan helps to re-modify a mortgage so I could understand how this loan helps, and to be perfectly honest because I am curious about all this new mortgage-modification stuff works, as I find it quite befuddling. Please be assured that I do not want you to say anything that might compromise your identity.	Understood and thank you.

Member Payment Dependent Notes Series 479972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479972	$15,000	$15,000	9.88%	1.00%	January 28, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479972. Member loan 479972 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	AccuStandard Inc.	Debt-to-income ratio:	6.76%
Length of employment:	10+ years	Location:	West Haven, CT

Home town:
Current & past employers:	AccuStandard Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Consolidating monthly bills is a plus for me I basically pay the money out anyway... I have been 100% on time with no bad marks on my credit for years... worked hard to keep it that way... Thank You... Borrower added on 01/27/10 > I have always gotten loans from banks and different financial institutions through the years without any issues, now it seems they won???t work with you even if you have great credit. They will put you at a highest interest rate, tack on several fees and just make you feel like nothing more than a number. This is the first time using the Lending Club, what a great idea.. Thank you again for considering me for the loan I ask for. It was a comfortable and easy process.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,223.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I want to help fund your loan, but have a few essential questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $16,223.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for AccuStandard Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	Yes... even though I still have a considerable amount of credit left on the cards I own, all are well under 50% of the available credit. By making numerous payments through out each month I believe it would better me to consolidate those into one payment at a nice interest rate and be done with them...... I have worked for AccuStandard Inc. for 13 years now, went from be an assembly clerk to Shipping and Receiving Manager and now, Facilities manager... I have a crew of 20 ... needless to say I have become a bit of a workaholic, but I enjoy it... I do not have a car loan or student loan... just credit card debt.... this would be the only loan I would have. Also the credit card debt is a result of a few years not from a recent splurge of transactions?????? I do have the normal living expenses, rent, utilities, insurance, etc. I live a very simple life style. I have my 401K at work which this past year really took a dive do to the economy, but it is slowly back on the rise...... This was the only real emergency funding I had. My company offers the ability to borrow from the 401k and then pay back to you through payroll deduction ???. So with that in mind I poured whatever I could into it???.. Unfortunately the economy took a big part of it, that was very discouraging. The loan I am asking for is just for my own piece of mind???.. It is not that it is a necessity; I could keep paying the way I have been doing and I have always paid considerable more than minimum payments??? I learned that lesson long time ago. But I believe it would reduce and eliminate the debt faster and help structure my finances better. I will check into verify my income with Lending Club???.. Thank You for your support???.. It is very much appreciated...
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent and car loans (if applicable)?	The debit is credit card debt. The interest rates vary, the highest being 15.9 % which I rarely use and have a small balance. Most are 12.9 and lower..... I still have a considerable amount of credit left on the cards I own, all are well under 50% of the available credit. I generally double up of the monthly payments which reduce the debt significantly, but still a slow process.... Also the credit card debt is a result of a few years not from a recent splurge of transactions?????? I do not have any other debt other than living expenses. This would be my only loan.... Roughly my other monthly expense would be around $1,700....including rent.... I believe it would reduce and eliminate the debt faster and help structure my finances better. Thank You for your support???.. It is very much appreciated...
What do you do at AccuStandard? Is your job secure? Do you have a contingency plan if you lose your job to keep paying the loan? Thank you.	I have worked for AccuStandard Inc. for 13 years now, went from be an assembly clerk to Shipping and Receiving Manager and now, Facilities manager... I have a crew of 20 ... needless to say I have become a bit of a workaholic, but I enjoy it... It is small family owned business of about 60 people. The company is about 20 years old, they have never had a lay-off or shut down for any reason.. Even during the recent dive in the economy ... it seems they have not been effected all that much. I have several responsibilities which I believe made me a valuable asset... Am I secure? I certainly hope so, I believe that I am... but who really knows that answer in today's constant changes in the economy. I have a couple of plans I have paid into for years that I could borrow from in the case of an emergency, well over the amount of this loan....

Member Payment Dependent Notes Series 480005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480005	$14,400	$14,400	10.62%	1.00%	January 29, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480005. Member loan 480005 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	ubc 124	Debt-to-income ratio:	22.43%
Length of employment:	5 years	Location:	wayne, NJ

Home town:
Current & past employers:	ubc 124
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Trying to consolidate my debt into one payment and get everything back on track... Looking forward to doing business with you. Borrower added on 01/27/10 > I have a fully stable source of income and will be paying off my debt in full with this loan.. thanks for your help.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,899.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $14,400 Debt Consolidation loan: Employer UBC-124 is what entity, i.e., labor union? Or What? Member 505570 Retired USMC Investor sends 05:25 AM ET	Yes its the United Brotherhood Of Carpenters Local 124 and ive been fully employed for about 5 years now by them and do my own contracting as well.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including car loans if applicable?	Not using this for a car loan... Im paying off two credit cards completely.. I have a debt of around 11000 and the creditors recently raised my rates.. I longer use the cards so thats why I just would like to completely get rid of them... the interest on this loan is less then if i kept both cards open as well as its easier to just pay this one loan

Member Payment Dependent Notes Series 480007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480007	$15,000	$15,000	17.19%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480007. Member loan 480007 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	EMC Corporation	Debt-to-income ratio:	19.94%
Length of employment:	10+ years	Location:	south san francisco, CA

Home town:
Current & past employers:	EMC Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$226,936.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 "OTHER" loan: (1)-Specific PURPOSES intended loan are? (How will $15,000 be spent- Buy? Consolidate? Improve? Or Eliminate?) (2)-Position (J-O-B/R-O-L-E) @ EMC Corporation is? (3)- Application reflects $13,333 per month gross income. 1 income earner? Or combination 2 income earners? (4)-TransUnion Credit Report reflects ~ $226,936 revolving credit balance; some may be HELOC (Home Equity Line of Credit). If applicable, $$ amount of HELOC is? (Or NONE if that may be case.) (5)-Monthly payments actually PAID on revolving credit balance are $? (Payments paid not payment minimums due.) Need answers to all F-I-V-E questions than I invest to help fund your $15,00 loan. Member 505570 Retired USMC Investor sends 01.27.2010 @ 05:35 AM ET.	1. I intend to consolidate all my credit cards loans and pay them off as this is a 3 year loan and will mature. 2. Consulting Project Manager 3. Self, only one income. I'm single 4. $$ amount of HELOC is 139K which I froze and used in home improvement 5. 2300 dollars. They are not minimum payment amounts but also include heloc payments etc.
What do you plan to do with the money? Please explain the large revolving credit balance.	I plan to use the money to pay off revolving credit cards. My goal is to be debt free in 4 years as it is very important to me. I make great money and I have potential to achieve my goal. I am very thankful for you asking me these questions and if you need specific details about me know.
What is the purpose of your loan?	Pay off revolving debts and consolidate. This will put me in a 3 year plan of 539 a month and maturity of pay off. Also I am thankful for you considering this loan and I am confident with my earnings I will be a good candidate.
Please break down the $227K in debt. I see $139 for a HELOC, but what else? Thank you.	17K in credit card debts which I am trying to consolidate and pay off and rest 80 some thousand in fixed rate school debt for my MBA program. That's a federal loan which I pay 450 dollars a month and has a low interest of 3.75 fixed for life. Let me know if you have any other questions as I am very grateful you are helping me.
Me again. $15,000 loan now 35 percent funded. Question: Has Lending Club Employment-Income Verification Team contacted you to start employment or income verification process? If not please refer to "CONTACT US" at Home Page bottom for Home Office email address and toll free telephone number. Member 505570 RetiredUSMCInvestor sends 01.29.2010 @ 7:33 AM ET	No they did not. I will certainly follow ur advice. Thank you so much

Member Payment Dependent Notes Series 480014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480014	$7,000	$7,000	13.48%	1.00%	January 28, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480014. Member loan 480014 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	USPS	Debt-to-income ratio:	11.09%
Length of employment:	3 years	Location:	Ada, OH

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > I am a home owner. I have a secure job. I am just using this loan to consolidate my debt into one lower interest account. I have never been late on a payment and would actually love to be able to pay this off early if possible. i would greatly appreciate your investment in me. I will not let you down.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,923.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I want to help fund your loan, but have a few essential questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,923.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the USPS? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	Hello. I will be using this loan to pay off only credit cards. I do have a little i owe on my truck yet. My total estimated expenses is about 1500 a month. That is with this loan. It is about 30 more than i am paying just for the minimum payments on credit cards. The credit cards would never be paid off. This is much smarter. I am a letter carrier. The main job security issues with the usps are in the clerk field because of automation and and computers and machines cutting their jobs. I do have 2500 in savings but i prefer to keep that for emergencies. I am willing to verify income. That is just my base salary.I am also able to put 5 % in a roth for retirement on top of what i allready get through the usps. Any other questions, feel free to ask. Josh

Member Payment Dependent Notes Series 480103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480103	$25,000	$25,000	10.62%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480103. Member loan 480103 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:		Debt-to-income ratio:	3.45%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,863.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide employment information. Thank you.	I have been a licensed plumbing contractor for over 25 years & became incorporated 4/1/09 with no other employees.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including mortgage and car loans (if applicable)?	I am consolidating personal credit card debt. The new loan payment will be less than existing credit card payments due to "run away" credit card interest increases.
What did you purchase to incur $42,863.00 in credit card debit?	We have a HELOC that we were using to remodel a property and the lender froze the credit limit when the property values began to drop and we were in the middle of the remodel and could not stop the remodel. The remodel permit received a Final inspection 4/2008.

Member Payment Dependent Notes Series 480111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480111	$2,500	$2,500	15.33%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480111. Member loan 480111 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Performance Rehabilitation	Debt-to-income ratio:	4.22%
Length of employment:	< 1 year	Location:	WESTFIELD, MA

Home town:
Current & past employers:	Performance Rehabilitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I plan to use the loan to help pay my bills that have accumulated. I have to pay rent, electric, cable, and school loans. I have a full time job as an athletic trainer and this loan will help me not fall behind on any bills and help me establish good credit.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize all your monthly living expenses. (rent/util/phone/insurance/transportation costs/etc.)	Rent: 382.00 Electric: around 60.00 a month but right now i am behind and owe 191.47 phone: 60.00 cable:between 85.00 and 90.00 a month, right now I owe 189.24 food: 200.00/month student loans: 233.98/month gas: 160/month
It sounds like you are on the verge of having your electricity turned off. Have you looked into obtaining temporary assistance from the LIHEAP, if you are eligible? (There are other similar programs you might want to look into also) Is there anyone else living in your household, and if yes, do they contribute to your household expenses? Have you looked into the possibility of your student loans being deferred? Do you keep records of how your money is spent? (There is a free site at mint.com that might help you with that) Thank you in advance for your answers.	I was told they won't turn off our electricity in the winter and I currently live with a friend and she does help with electric and cable. I also tried to defer my student loans but they said that it is a private loan and they cannot be deferred. I do not keep records as of right now but I am definately going to start so that I do not fall behind again.

Member Payment Dependent Notes Series 480130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480130	$10,000	$10,000	7.88%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480130. Member loan 480130 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Tiny Prints	Debt-to-income ratio:	4.48%
Length of employment:	2 years	Location:	San Jose, CA

Home town:
Current & past employers:	Tiny Prints
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > This money will be used for debt consolidation. We currently have debt on various low interest credit cards. However, transferring the money around for the promotional rates has become challenging in these economic times. We've never missed a payment of any type. Our high credit rating is important to us as well as getting out of debt as quickly as possible. My job is very secure as I have a key role in the business. Furthermore, the company has experienced growth of over 50% in the past year in spite of the general economic climate.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including mortgage and car loans (if applicable)?	We have 2 credit cards with about $5000 each. They are on promotional rates at 4.99% (when you take into account the original 3% balance transfer fee). We pay $250/month. The promotional rate ends soon and we would prefer to get the debt off credit cards and into a fixed loan. Our mortgage is 2,200/month. We lease a car at $300/month. We own a second car out-right.
Your loan will likely fund more quickly if you take the steps to verify your income with Lending Club. If you verify, I'm in. Good luck with your loan.	Thanks for the tip. I didn't realize I needed to do that.

Member Payment Dependent Notes Series 480135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480135	$5,000	$5,000	10.25%	1.00%	January 31, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480135. Member loan 480135 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	General Information Services	Debt-to-income ratio:	1.42%
Length of employment:	1 year	Location:	DALLAS, TX

Home town:
Current & past employers:	General Information Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	31
Revolving Credit Balance:	$245.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I want to help fund your loan, but have a few essential questions. Could you give a brief summary of the general reason or purpose for requesting this loan? Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for General Information Services? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	Two Laptops and one Major lens: I am starting my own Photography Business (as you can see at www.songbirdphotos.com), I have been doing weddings, bookcovers, bands, and models headshots and families, however I'm limited based on the equipment I have to take on higher paying events. I also have to outsource the editing which takes three times as long as it would if I could handle the editing on my own. My husband is a Wedding DJ and has run his laptop into the ground and it is time for him to have a new laptop as well. I have one major dept which is 800.00 and I have been consistent with my payments. I do have a savings account. My monthly income is 2560.00 My other source is from my husband. His gross income is 1500.00 Total income 4060.00 My monthly expenses are 1874.00 Our cars are paid off. We paid off all of our major debt except the 800 I owe to my bank. My credit score is 718 and I've feel I've put a lot of effort to raise my score to that in the last 5 years. I can verify income
"Major Purchase" is what? (Obviously it is very important to you or you would not be borrowing.) Delinquency, why? Monthly expenses? Other debts? Prior job? Thank you for your answers. The amount requested may seem small, but the invested portion is still at risk to investors. Thanks again, and good luck.	Two Laptops and one Major lens: I am going live with my Photography Business. I have been doing weddings, bookcovers, bands, and models headshots and families, however I'm limited based on the equipment I have to take on higher paying events. I also have to outsource the editing which takes three times as long as it would if I could handle the editing on my own. My husband is a Wedding DJ and has run his laptop into the ground and it is time for him to have a new laptop as well. I have one major dept which is 800.00 and I have been consistent with my payments. I do have a savings account. My monthly income is 2560.00 My other source is from my husband. His gross income is 1500.00 Total income 4060.00 My monthly expenses are 1874.00 Our cars are paid off. We paid off all of our major debt except the 800 I owe to my bank. My credit score is 718 and I've feel I've put a lot of effort to raise my score to that in the last 5 years. My prior job was with the same Director for the last 6 years. He asked that I come join his team. 2004-2008: Equifax (TALX Corporation). 2008 to present: General Information Services.
What are you buying?	Two Laptops and one Major lens: I am going live with my Photography Business. I have been doing weddings, bookcovers, bands, and models headshots and families, however I'm limited based on the equipment I have to take on higher paying events. I also have to outsource the editing which takes three times as long as it would if I could handle the editing on my own. My husband is a Wedding DJ and has run his laptop into the ground and it is time for him to have a new laptop as well.

Member Payment Dependent Notes Series 480191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480191	$24,000	$24,000	11.36%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480191. Member loan 480191 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	24.70%
Length of employment:	10+ years	Location:	Endicott, NY

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,360.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan to be used for? What is the nature of your existing debts?	To consolidate credit card debt.
Please provide the details of your revolving credit balance. Thanks.	One car loan and the rest credit card debt.

Member Payment Dependent Notes Series 480216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480216	$3,700	$3,700	14.22%	1.00%	January 29, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480216. Member loan 480216 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,458 / month
Current employer:		Debt-to-income ratio:	3.36%
Length of employment:	< 1 year	Location:	Dallas, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > This loan will be used for a business start up cost. null

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,605.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer or source of income? Thank you in advance.	Source of income: Social Security and upcoming funds from student financial Aid.
What type of business are you starting?	Online digital download store.

Member Payment Dependent Notes Series 480240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480240	$14,000	$14,000	13.11%	1.00%	January 29, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480240. Member loan 480240 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	American International Group	Debt-to-income ratio:	21.34%
Length of employment:	1 year	Location:	Watchung, NJ

Home town:
Current & past employers:	American International Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > This loan is to consolidate personal credit card debit and make one monthly payment. Borrower added on 01/27/10 > A little bit about myself. As you can see from my member name, Today is a great day to take control of my debt. I not only want to take control, but I also want to take responsibility. I graduated from College in 2003 and was so excited to enter the "Market." Little did I know, it was going to be tougher then I thought. Long and interesting story short.. I am currently an Investigator for American International Group. This might make you scratch your head... Let me explain... I was previously employed by JP Morgan Chase as the Computer Forensic Analyst in Corporate Global Security Department. I was recruited to American International Group in 2008 as a member of there Investigation Team, with a 20k increase in pay and the opportunity to understand and investigate the Insurance business. I am currently still employed by American International Group and just successfully passed my CFE (Certified Fraud Examiner). From what you can see, I have a good head on my shoulder. Why am I here? Well, April 2009 I moved into my first apartment ( no boyfriend, no roommate, just me and my dogs) and sleeping on the floor was not an option. I also needed "professional attire" for my current position. I had the credit available and as you can see from the loan request, I spent beyond necessary means. I am attempting to consolidate with this loan and free myself of this un-necessary and lesson learned credit card debt. If you have any questions, please free feel to ask.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,457.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. Interesting line of work. Please outline your current monthly payments on your credit cards versus the $472 payment on this loan. Will this loan save you money on a monthly basis? As a CPA I wish I could spend more time on the forensic side.	Hello Factoria_Finding, Not a problem, below you will find a summary of my credit card debit. This loan will save me approximately $111.00 per month. As far as my line of work, you???re absolutely right, my job keeps me on my feet. CPA.. If could ever provide you insight (although I am sure you could teach me a thing or two) in the fraud world, let me know. CPA..(Congrats, I say that because that examiner is extremely difficult. Go you!) never went down that path.. Although I follow numbers to get to the fraud??? Math was not my best friend. ??? Only two of my co-workers have obtained their CPA. I am thinking of taking the prep course for either the CIA (Certified Internal Auditor) or AML (Anti Money Laundering). Either way.. my first priority is cleaning up my debt to be able to pay for a prep course. Have a wonderful day. Citi: $4,090.66 Minimum Payment $149.71 Usaa: $3,278.29 Minimum Payment $78.93 Chase: $2,695.58 Minimum Payment $88.00 Macy Visa :$1,896.10 Minimum Payment $96.00 Macy Elite:$1,546.56 Minimum Payment $74.00 Banana Rep.:$834.09 Minimum Payment $97.00 Total :$14,341.28 $583.64 Current Minimum Payments $583.64 Lending Loan $472.00 Savings of $111.64

Member Payment Dependent Notes Series 480245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480245	$1,875	$1,875	10.25%	1.00%	January 29, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480245. Member loan 480245 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	10.81%
Length of employment:	2 years	Location:	Williamsburg, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I plan to use these funds to completely pay off my two Credit Cards so that I can have a 1 monthly payment and at a better rate. I need to do this because I am getting married in July of 2010 and I do not want to bring this type of debt to my marriage. I am both a Full Time Student and also Self Employed and I currently make well enough money each month to carry this 1 consolidated payment as well as my normal business expenses. I am due to Graduate in March and already have an Internship with the potential of getting on board full time paid. I have tremendously improved my credit over the past 5 years and kept an on the time record of my bills and No late bills have been sent. Myself with my Wife to be bring a very stable Income and will have no problems paying this Loan off within 1 year from now. I hope you will consider myself as worthy of this loan and greatly appreciate your generosity.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,338.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you currently renting? Who is your employer, or the source of your income? What expenses do you pay each month? Thank you in advance.	Currently I live in my parents home so I do not pay any type of rent monthly. I pay roughly $98.00 a month between the two credit cards Im looking to pay off with this loan. I am self employed as well as work part time at a retail store. I am also a full college student.

Member Payment Dependent Notes Series 480255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480255	$10,000	$10,000	12.73%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480255. Member loan 480255 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,117 / month
Current employer:	First 1 Financial	Debt-to-income ratio:	19.64%
Length of employment:	3 years	Location:	Branford, CT

Home town:
Current & past employers:	First 1 Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,486.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help but need more information; 1. Exactly what debts are you going to consolidate (your request is missing a "Loan Description"), 2. Why not go through your employer who is a financial institution, 3. What is your monthly mortgage?	I have higher interest credit cards and misc. bills I am going to pay off. My employer is a sub-prime Financial Bank for Auto Loans only. My approx. mortgage payment is $1300.00 and the value of Home is approx. $240,000.00

Member Payment Dependent Notes Series 480257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480257	$12,000	$12,000	15.33%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480257. Member loan 480257 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	walgreens	Debt-to-income ratio:	20.48%
Length of employment:	10+ years	Location:	MANCHESTER, MO

Home town:
Current & past employers:	walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > thank you very much will consolidate loans!

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	17
Revolving Credit Balance:	$88,599.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $12,000 DC loan: POSITION (J-O-B/ROLE) @ Walgreens is? Member 505570 RetiredUSMCInvestor sends 05:40 AM ET.	Type your answer here.pharmacist
Please list your debts (type/balance/APR) Thank you in advance.	Type your answer here. this will go to 2 credit card 24% (! ) interest debts....
I would like to help fund your loan. I have a few questions. 1) Please break out the $88k in revolving debt along with the corresponding monthly payments to service that debt. 2) Will this loan lower your monthly payment for the portion of your debt you want to consolidate? 3) Could you please explain the delinquency from 17 months ago? 4) Please describe the 3 credit inquiries during the past few months. 5) Lastly, what is your job description at Walgreens? Thank you for your answers. This type of detail greatly helps us investors since there is a lot of competition for our funding dollars.	Type your answer here. going backwards , 5> pharmacist, 4> credit application (on was part of Costco membership) 3>deliquency ? I think not but will research 2>actually consolidating so increasing monthly payment but aggressively paying off debt and last but not least 1> 88k must be including home equity debt which is totally different issue right now consolidating credit card debt thanks
can you please list the BALANCES, INTEREST RATES, AND PAYMENTS on your $88,000 in revolving debt? Why do you have 17 open credit lines, what are they? Also, what was the delinquency 17 months ago? If you don't know the answers to some of these, you can get a free credit report at annualcreditreport.com (NOT freecreditreport.com)	Type your answer here.17? wow thats like impossible as of now only have less than 10 credit lines and no deliquency that I can think of but thanks I will look into this

Member Payment Dependent Notes Series 480276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480276	$12,250	$12,250	10.62%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480276. Member loan 480276 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Dearco Drilling Inc	Debt-to-income ratio:	24.27%
Length of employment:	10+ years	Location:	Somers, CT

Home town:
Current & past employers:	Dearco Drilling Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > loan to consolidate credit

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	54
Revolving Credit Balance:	$74,403.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency? Thank you in advance.	I have no delinquencies. All my accounts are paid as agreed. About 5 years ago I had a dispute with Verizon regarding an overcharge on my cell phone account. They credited my account and I paid the bill off in full, (but not before they reported it to the credit bureau as past due.) Sadly, I have had no luck in getting this corrected despite several attempts. Hope this answers your question. Best Regards, Al

Member Payment Dependent Notes Series 480299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480299	$25,000	$25,000	14.96%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480299. Member loan 480299 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	Tyco Electronics	Debt-to-income ratio:	18.50%
Length of employment:	2 years	Location:	san jose, CA

Home town:
Current & past employers:	Tyco Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I try to consolidate multi account into one loan to have better manage of payment. I am a product engineer at Tyco Electronics. Borrower added on 01/27/10 > I need this fund to consolidate all my creditcard debt from the high interest. It's easier to manage and pay into one loan than multiaccount from credit card. I was going to school and working so my credit card build up. I graduated and employed for Tyco Electronics as an Product Engineer. I try to clean out all my debt and have better control of my paycheck with new career started.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,641.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan: TransUnion Recdit Report reflects $16,641 current revolving credit debt balance. Loan requests $25,000. Extra ~ $9,000 is consolidating what SPECIFIC other debts? Member 505570 RetiredUSMCInvestor sends 05:40 01.28.2010	I have 10,000 in a timeshare that I bought and still pay it off. The interest with that is very high and it extend out to 30 year like a morgage. I want to clean all my debt out in 2-3 year.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and monthly payments and (2) your other monthly costs including rent, car and student loans (if applicable)?	the apr on all the debt i try to consolidate is around 24% . with this loan i can pay everything off in 3 year. i just start out my career so i get pay biweekly with 1500. i get 3000 per month after tax. my expense are 800 rent, 300 food, 100 ultility, 50 car insurance, 200 gas, 200 other spending. 1000 torward loan n 300 torward raining day.

Member Payment Dependent Notes Series 480331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480331	$2,550	$2,550	11.36%	1.00%	January 29, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480331. Member loan 480331 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Military	Debt-to-income ratio:	18.42%
Length of employment:	9 years	Location:	honolulu, HI

Home town:
Current & past employers:	Military
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	5
Revolving Credit Balance:	$8,403.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are or were you dlinquent?	I'm military on was on overseas for a month an a half and forgot to make a payment.

Member Payment Dependent Notes Series 480337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480337	$5,000	$5,000	13.48%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480337. Member loan 480337 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	united parcel service	Debt-to-income ratio:	2.71%
Length of employment:	10+ years	Location:	murrieta, CA

Home town:
Current & past employers:	united parcel service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > have to pay off a partner on a house that i purchased

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	34
Revolving Credit Balance:	$3,803.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the Delinquency 34-months ago.	you will have to be more specific. basically i had a baby and bought a house with in 2 years. so i've become a lot more responsible with in that time.
How much money do you have left over each month after expenses?	$1,000 every month after paying the bills for the house.

Member Payment Dependent Notes Series 480344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480344	$12,000	$12,000	7.88%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480344. Member loan 480344 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Jim Lupient Infiniti	Debt-to-income ratio:	3.02%
Length of employment:	4 years	Location:	Minnetonka, MN

Home town:
Current & past employers:	Jim Lupient Infiniti
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > loan for wedding expenses

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,526.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($54,526.00). Thank you	I have a home equity loan for 46,000 and a credit card with $7,000 on it.

Member Payment Dependent Notes Series 480397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480397	$2,400	$2,400	7.14%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480397. Member loan 480397 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Accenture	Debt-to-income ratio:	12.19%
Length of employment:	3 years	Location:	FORT LEE, NJ

Home town:
Current & past employers:	Accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > To all prospective lenders, I am trying to start djing as a hobby and do not want to get a loan via a credit card. I am intending on purchasing some equipment which is pricey. I am almost done paying off my credit card, and do not like the rip-off rates that this industry offers. I found this site and felt that it was a great opportunity to use social networking to find better opportunities for lending out there. So here I am. I have been employed by the same company for almost 3 years now, and I have no intention of leaving. I am happily employed. I get paid well, and have no trouble meeting my monthly payment requirements. I have never been late paying a credit card for years now, and I have also been making $400 car payments for 4 years now (I will be done paying this off next year). I have good money management skills, and I am confident I will be able to repay you with a level of confidence that investors should expect when they are lending their own money. After I repay this loan, I also intend to start loaning money to people who will need it! Thank you for your interest, and I appreciate your help with my matter!

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$762.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480410	$10,000	$10,000	14.22%	1.00%	January 31, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480410. Member loan 480410 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:		Debt-to-income ratio:	4.51%
Length of employment:	< 1 year	Location:	Philadelphia, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > We run a successful salon outside Philadelphia and are looking to start a separate salon nearby without the current partner. This loan will be used for the initial start up costs. Banks are not lending for starting small businesses at the moment so therefore we have applied for this personal loan. Several more stylists have committed to working there when opened and we fully expect to repay the loan within a year. Income per month is estimated to be almost $28,000 when opened. We just need this loan upfront to acquire and furnish the space we have already selected.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,696.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your current partner aware of your plans? Do your plans comply with all agreements/contracts that you have with your current partner? Thank you in advance for your answers.	Yes, current partner is aware and our plan is fully compliant with any/all current agreements/contracts. Would not be taking these steps if they were not.
Please explain the delinquency? Thank you in advance.	No sure of the delinquency you are refering to. Don't have any. I have very good credit.
Your TransUnion credit report shows a delinquency. You may want to contact TransUnion directly to have your file updated or corrected if there is an error. You can reach TransUnion as follows: TransUnion LLC Consumer Disclosures 2 Baldwin Place P.O. Box 1000 Chester, PA 19022 800-888-4213 www.transunion.com	I don't have a current credit report, but any delinquency is apparently at least 37 months ago and would maybe have been a day or two late on a phone bill or something due to a misplaced bill. I know it was nothing significant.

Member Payment Dependent Notes Series 480454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480454	$15,000	$15,000	7.88%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480454. Member loan 480454 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	Fairfax Imaging Inc.	Debt-to-income ratio:	5.94%
Length of employment:	10+ years	Location:	MOBILE, AL

Home town:
Current & past employers:	Fairfax Imaging Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,427.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit shows a revolving credit balance of $15,427. Is this different from your request of $15,000? Is this credit balance on credit cards? Do you have other debts such as home equity loan, educational loans and mortgages on rentals? Your answers are appreciated.	I have one credit card (Citibank) which I used to make purchase to get points, it is paid off every month. The balance you see must be not up to date.
Hello, I would love to fund you loan as you have good credit. My problem is you put not description for the purpose of your loan. Why do you want us to lend you 15K? Is it to pay off the 15K you currently owe? What is therevolving credit of 15K from? What are your monthly bills? Why do you have 29 lines of credit? Possibly with answers to the above we (lenders) will fully fund your loan. Alexis	Currently I only have 4 debts as describe below: 1. 1st Morgage with Chase ($1470 / mth) 2. 2nd Morgae with Citibank ($1200 / mth) 3. Sallie Mae Student Loan ($150 / mth) 4. Citibank Mastercard (current balanced is $6500).
Thank you for answering trying to answer 1 of my 3 questions. Please try answering them again. 1 What is therevolving credit of 15K from? (break it down for me) 2 Your monthly bills must consist of more then what you have listed. How do you eat? Drive a car or get around on a bus? Pay utilities? I need you "real" monthly bills. 3 Why do you have 29 lines of credit?	1. 15k mught be the student loan 2. total monthlt us aprox 4K 3. this is wrong, most should be closed or inactive
What is your position at your job, and how long have you been working there? Thank you in advance.	Product Manager @ Fairfax Imaging, Inc for 14 years.
Thank you. What is the total amount (roughly) of your normal monthly living expenses? Thank you in advance.	~4K usd
What does a Product Manager do at Fairfax? Thank you in advance.	Oversee the development of future development based on the feedback and requirements from existing software product. Fairfax Imaging specialize in Document Management System. Our current product line consist of a suite of modules called Quick Modules. The current version is 3.0. The company has been in development phase on the next 4.0 version. I work with the existing customer and our project manager to provide feature requirements of our next product line.
What is Fairfax Imaging, and please briefly describe what you do as a Product Manager there? Thank you in advance.	Fairfax Imaging specialize in Document Management thru automation. We have a suite if modules known as Quick Modules that is custom configure to process incoming documents. The company is currently selling version 3.0. As product manager, I oversee the development of our next version thru collection of feedbacks and feature requests from existing customer.

Member Payment Dependent Notes Series 480461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480461	$13,000	$13,000	10.25%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480461. Member loan 480461 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Marshall University	Debt-to-income ratio:	17.22%
Length of employment:	10+ years	Location:	HUNTINGTON, WV

Home town:
Current & past employers:	Marshall University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,006.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $13,000 DC loan: POSITION (J-O-B/ROLE) @ Marshall University is? Go "Thundering Herd"! Member 505570 RetiredUSMCInvestor sends @ 05:45 AM ET.	Go Herd!!
What is your occupation?	Technology Manager
Can you please explain what your load will be paying off, e.g. type of debt, term, and interest rates? Also, what comprises your revolving credit balance, and will you be paying that down? Thank you in advance for answering these questions.	A portion of my revolving credit went from a fixed to variable rate. The explanation for the change was that ???it was the way the industry was going.??? I am not happy with that change so I???m attempting to consolidating that debt with this loan.

Member Payment Dependent Notes Series 480463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480463	$6,000	$6,000	10.99%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480463. Member loan 480463 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Tonger Industries Corp.	Debt-to-income ratio:	22.49%
Length of employment:	3 years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	Tonger Industries Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > I've accumulated a bit of CC debt from college, moving to FL, and other miscellaneous expenses. The bulk of my CC debt is well under control (interest rates at 7-9%) but I do have one card with just under $6k at 19.95%. In the interest of full disclosure, my vast majority of my CC debt came from college when my father (who was funding my education) basically had his company go under. Student loans are great, but I have very good credit so I was able to constantly rotate my expenses accrued at school across CCs with 0% balance transfers. Even today, the bulk of my CC debt has a lower interest rate than my student loans. Unfortunately, with this recent economic crisis all of my credit lines were slashed so my ratio of revolving credit to available credit went from 1:3, to 1:1 basically overnight. This obviously had a negative impact on my credit score. At the bottom line, I walked away from school with a $100k education and $50k in student loans/CC debt. Even though the CC debt has a lower interest rate than the student loans, banks can't look away from the stigmata that $25k in CC debt carries. I have a stable job (recently promoted to Marketing Director, employed here for 3 years now), I'm responsible and, as my debt will attest, I am educated. I don't pay late, I don't miss payments and I hate that Citi bank refuses to negotiate my 19% interest rate. I'd much rather help some good people make a little interest. Thanks for your consideration -

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,103.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480464	$11,000	$11,000	13.11%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480464. Member loan 480464 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	Best Buy Service Center 615	Debt-to-income ratio:	14.58%
Length of employment:	2 years	Location:	Woodbridge, NJ

Home town:
Current & past employers:	Best Buy Service Center 615
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > Trying to get rid of the credit debt I have been paying since 2008. Finance charges make it impossible to make an impact on debt.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,763.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan. What is the current monthly $ payment you are making on this card? Apart from this amount, what are your other monthly expenses (car etc)	I am paying towards 3 seperate cards of which 2 of the higher ones i put atleast $200 into each and the other one $50-100 depending on how much I have left over. And for my other monthly payments I have School loans, Car Insurance, Phone which is 1200 in total (given to my parents), $50-60 a month for gas, $35 for the gym, $110 for Direct TV, and I would say about $100-$150 for activities (Out to eat, movies, bar, etc.)
Please list the balances and rates of each accont you are going to pay off.	Bank of America Amex: $4,174.40 @14.99 American Express Blue: $4,051.39 @14.99 Best Buy Rewards MC: $1,972.39 @14.24
Will you be closing any of these accounts once they are paid off with this loan?	I was told it is not good for my credit score to close out cards. So I plan on putting them away for a long time and keep watching out for any anual min charges. I will mainly use only BBY's card once it is cleaned out. But I do not want to put myself in debt like this again so very min charges will be done if any.

Member Payment Dependent Notes Series 480536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480536	$7,000	$7,000	10.62%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480536. Member loan 480536 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Board Of Education	Debt-to-income ratio:	18.29%
Length of employment:	5 years	Location:	Briarwood, NY

Home town:
Current & past employers:	Board Of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,571.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	New York City 7-12 mathematics teacher
Hello. I want to help fund your loan, but have a few essential questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $13,571.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	I'm consolidating some of my debt because of the increase in the interest rates. I feel that I am not paying much of my debt off most of it is going into finance charges. There is a part of my debt that is my parents I helped them purchase a tv and some entertainment equipment. They are responsible for paying off that credit card. THey have been paying it on time for the past year. I do have a savings account. The only other payment that must be paid is my car lease payment. I do not pay rent where I am living I'm responsible for utilities, food, and maintenance of the apartment. I am willing to verify my income with Lending Club. Every month I send approximately 300-400 in credit card payments but a big portion like I said is going to finance. I would like to have this loan paid off in 2years. Would it be possible for me to send more than what the monthly payment is???
Yes you can pay off this loan sooner with larger payments. What are your total monthly expenses? What are each of your credit card balances/interest rates? We ask these questions to add confidence to lenders in your ability to repay the loan. The more confidence lenders have the quicker your loan will be fully funded. Thank you!	I owe 1100 to macys, 1100 to old navy, 2200 to chase, 1900 to wells fargo, and 800 to best buy.most of my interest rates are around 22%. I believe my chase is 12%. My other monthly bills are my car lease payment, car ins, and utilities; which is con edison and time warner.

Member Payment Dependent Notes Series 480554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480554	$8,000	$8,000	12.73%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480554. Member loan 480554 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	northcoast college painters	Debt-to-income ratio:	5.11%
Length of employment:	9 years	Location:	madison, OH

Home town:
Current & past employers:	northcoast college painters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > I am in the process of moving myself and my girlfriend to another state to work for my Uncle. He was recently given an excellent opportunity and he has a place for me at his work. The loan money will cover moving expenses and a little fixing up of the house we're going to move into. I have my priorities straight and at the top of my list is bill paying. I always honor my debts and pay every bill on time. Last time I checked my credit score was 720+. The reason for that is being able to budget. I currently have only about $200 a month in bills. My work history has been more than stable. I've worked at the same job for nine years and I am just moving on to bigger and better things. Especially a bigger salary. I look at this as the opportunity of a lifetime.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,878.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480556	$10,000	$10,000	7.51%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480556. Member loan 480556 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	HEB	Debt-to-income ratio:	10.80%
Length of employment:	7 years	Location:	Converse, TX

Home town:
Current & past employers:	HEB
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$663.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your $10,000 debt does not show up in your credit history. What is it (e.g. home equity, education, mortgage on rentals, etc). How much are you paying each month on that debt and will this loan allow you to pay less on a per month basis. Your anwers are appreciated.	I'am paying a mortage which is 655 a month. I also have a personal loan from a bank which is 4000.I also have credit card debt that maybe has not shown up yet on my credit report because I just charged it a couple of days ago. I also have loans from financial companies which total about 300 a month.I also have payday loans.Yes this loan will help me pay less on a per month basis
HEB ?	I work at the HEB meat processing center

Member Payment Dependent Notes Series 480566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480566	$6,250	$6,250	10.99%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480566. Member loan 480566 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Frito Lays	Debt-to-income ratio:	23.88%
Length of employment:	< 1 year	Location:	Milwaukee, WI

Home town:
Current & past employers:	Frito Lays
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > Hello, the purpose of this loan is to pay off two out of my three revolving credit cards. The other one I can pay it off in two years by making monthly payments, according to my estimation. I am working full time as a Warehouse Technician at Frito-Lays picking orders to be send out to stores across the area. The pay is pretty decent for that line of work. My general expenses consist of a phone bill and credit cards bills. I did the math and figure it would be much easier with a fix payments instead of making monthly payments on credit cards. The two inquiries that I had in the past six months is application for loans of the same purpose here which wasn't approved. Lastly, I would like to thank you in advance to all the lenders that make this possible. Thank you.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,583.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I want to help fund your loan, but have a few essential questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,583.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Frito-Lay? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thanks for answering all of my questions, and good luck with your loan request!	Hello, I want to thank you in advance. To answer your questions, I will be using the loan to pay off two out of my three current credit card. I will then pay the other one monthly accordingly to my estimation which should be paid off in two years. I do in fact have a car loan under my name but someone else is driving that car and taking of the payment and no student loan. My general monthly expenses consist of phone bill and credit card bills. At Frito-Lay, I work in the warehouse picking orders. I do have a savings account which right now isn't much anyway and I am willing to verify with Lending Club about my income.
Borrowers tend to like to hear about the purpose of a loan before they lend their money to someone they don't know. Without a description, to me anyway, it appears you don't want to disclose any information. This is a mistake I'm seeing more and more here at Lending Club. Lending Club should strongly encourage borrowers to consider how lenders are going to perceive their loan information. We, as lenders, do not see everything that you submit to Lending Club. So, please do the following: Add a description to your loan for its purpose Please describe your position at Frito Lay Please list all your monthly expenses (general categories) Please list each of your credit card interest rates Please tell us about the 2 credit inquiries in the last 6 months The more general information you are willing to disclose the more confident lenders will feel in funding your loan and thus your loan will become fully funded faster. Thank you!	Hello, you are correct. It is a mistake not disclosing any further information about myself. The purpose of this loan that I am requesting is to pay off two out of my three current revolving credit cards. The other one according to my estimation I can pay it of in two years making monthly payments. My AMEX card as of right now the monthly charge is kicking in real hard and I would rather have a loan in which it is a fix payment. I will do as you said in your questions. Thanks.
Thank you for answering some of my questions. I still need some more details: A description about your 2 credit inquiries in the last 6 months. These tend to be about trying to get another credit card or loan from a bank. Did you recently try to get another credit card or loan? Another is what are your current interest rates on the creditcards you mentioned? The last would be how much are your monthly expenses? Knowing what your expenses are each month tells us that you are thinking ahead and have a plan to manage them. Its hard sometimes to sit down and figure it out, but knowing where you are at will only help you manage your finances better. Thank you!	The 2 inquiries that I had was trying to get loan from financial institutes. Two of my credit cards's interest rate is about 14% percent each. My monthly expenses are a cell phone bill of about $105 every month, a life insurance premium of $122 a month, and of course the credit cards which vary anywhere from $200-$350. I also would like to say that my monthly spending is around $300. I do have a plan to manage my money and this loan would help me out dearly.

Member Payment Dependent Notes Series 480631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480631	$5,000	$5,000	13.48%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480631. Member loan 480631 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Spillane Consultin	Debt-to-income ratio:	3.13%
Length of employment:	< 1 year	Location:	SOMERVILLE, MA

Home town:
Current & past employers:	Spillane Consultin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > These funds will be used to help fund my education/tuition expenses towards obtaining a Master's Degree at Harvard University, Extension School. My 1st 3 classes must be paid out of pocket before being able to apply for admission. I have already taken one class in which I paid for with my savings. These funds will help me take 2 classes this semester and help overall finish my degree much quicker than if I had to save and pay for each class individually. I have worked hard to get my credit back on track and have not had any collection accounts or late payments in a long time. In regards to job stability, I feel my employment is solid. Spillane has me employed as an analyst for a state agency which requires my expertise as a mortgage underwriter. I do not work for a local bank or wholesale investor that is constantly reshaping their organization or downsizing. Lastly, I am being very conservative with my loan request because I do not want to overextend myself as I did many years ago (lesson learned!). I believe that the monthly payment from this loan will be easy to add to my monthly budget. I cut out my gym membership ($90 a month) and got rid of my cable ($100 a month). These are just two items of many other small changes I have made recently in order to ensure not to overextend myself. Thank you for reading this statement

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	30
Revolving Credit Balance:	$198.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you only have $500 in credit lines? What is the delinquency?	I have 2 active credit cards with a total spending limit of $950.00. Revolving lates occurred over 2 years ago.

Member Payment Dependent Notes Series 480637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480637	$3,700	$3,700	7.74%	1.00%	January 31, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480637. Member loan 480637 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,185 / month
Current employer:	Department of Justice, BOP	Debt-to-income ratio:	22.99%
Length of employment:	10+ years	Location:	WAXAHACHIE, TX

Home town:
Current & past employers:	Department of Justice, BOP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/16/10 > Borrower added on 01/16/10 > Loan needed for personal use; pay off small debts Borrower added on 01/16/10 > Funds will be used to pay off small debts; My monthly income is appx $2600.00 I have worked with the Dept of Justice just shy of 15 yrs come February 20, 2010.

A credit bureau reported the following information about this borrower member on January 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,728.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480652	$15,000	$15,000	10.62%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480652. Member loan 480652 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,171 / month
Current employer:	Seville Police Dept.	Debt-to-income ratio:	16.18%
Length of employment:	5 years	Location:	RITTMAN, OH

Home town:
Current & past employers:	Seville Police Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > The loan is requested to pay off high interest rate credit cards Borrower added on 01/28/10 > The loan is intended to pay off high interest credit cards. I have a stable job and the loan payment fall well within my budget.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,365.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Debt Consolidation loan: POSITION (J-O-B/ROLE) @ Seville Police Departent is? (Patrol? Administrative? Communications? Support? Or what?) Member 505570 RetiredUSMCInvestor sends 05:10 AM ET	Patrol/K9
Your position with Seville Police Dept.? What actions have you taken to reduce your debt, aside from requesting this loan? Thank you in advance for your answers.	Established a monthly budget limiting such things as going out to dinner, droping to a basic cable package and other unneccessary frills.
I am interested in your loan. Please list cc balances, interest rates and minimum payments. Thanks for answering and thanks to all LE for your service.	I have two credit cards both with balance of approximately $7,000 the interest rate for both is almost 29% the monthly payment is approximately $155 a month for each. I typically pay around $550.oo a month but at a 29% APR split over two cards I figure it wise to conslidate.

Member Payment Dependent Notes Series 480665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480665	$12,000	$12,000	10.62%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480665. Member loan 480665 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Gravell and Company	Debt-to-income ratio:	24.16%
Length of employment:	2 years	Location:	BOERNE, TX

Home town:
Current & past employers:	Gravell and Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Paying off 2 credit cards that I'm paying $400/mo on and getting nowhere because the int rates are 18% & 29%.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,751.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly payments on the credit balances? What will be your monthly payments and i rate on the remainder if you get this loan?	I have 2 cards that I'm going to pay off with this note. I've been paying between $350 & $400 for both (which is more than the min). The problem, is the int rates are 18% & 29%, so I'm not gaining much traction to get them paid off.
Your loan request is for 12k while your revolving credit balance shows as almost 33k. Can you please explain what comprises that revolving credit balance? What are you paying off, e.g. loan types, interest rates? Thank you in advance for answering these questions.	I'm not quite sure why it's at 33k, but I have 3 credit cards I'm trying to do some damage on right now. 2 of the 3 have really high int rates and I'm trying to pay them off quickly. The balance on those 2 cards was somewhere around 17k and I put 5K of cash towards them, and now I'm trying t get a lower interest note to get them out of my hair. The 3rd card, even though a card, is more of a loan at 9%.
What is the interest rate on the debt you will be retiring with this loan?	One is 29.9% and the other is 18%

Member Payment Dependent Notes Series 480667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480667	$10,400	$10,400	15.33%	1.00%	February 2, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480667. Member loan 480667 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Intel Corp	Debt-to-income ratio:	24.78%
Length of employment:	4 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Intel Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > I have been a member of Citi Bank since 1999 when I got out of high school. I consolidate all my debt to this card last year with the 0% balance transfer. My base rate was at 10.25%. I have never missed a payment, paid off the card multiple times, always pay more than minimum on higher balances. Last Nov Citi card without reason increased my APR to 29.99%, my balance transfer ended in Dec and now the whole amount is being charged at the 29.99%. My minimum payments went from $215/mth to $449/mth. I called to get help but they refused unless I purposely missed a payment. I requested this loan on the account the interest would be lower in order for me to pay off this amount within a reasonable timeframe at a reasonable amount.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,338.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,400 CC REFI loan: Position (J-O-B/ROLE) @ INTEL is? Member 505570 RetiredUSMCINvestor sends 05:08 AM ET.	I work at Intel as a design engineer on assembly equipement.
Please list your debts (type/balance/APR) Thank you in advance.	Student loan: BoF -$11,200, 13.99% Line of Credit: Sandia Fed - $10,500, 9.75% Retail card: Wells Fargo Financial - $1100.00, 12.99% Retail card: Zales - $760, 15.99% Credit Card: Citi bank - $12,000, 29.99% Student loan: Sallie Mae - $29,000, 2.7%
I am very glad to help you show Citibank the door!	Thank you very much for your help and support.
can you please let us know why you have 5 credit inquiries in last 6 months?	1 was for the wells fargo retail card. I recently purchased a new home and my oven went out. the other 4 have been trying to find a loan or credit card to transfer this balance.
can you please explain your monthly expense (ex mortgage, car, insurance, utilities etc)?	Mortgage = $1189.00 no car payment Utilities (includes: Electric, water, cable) = $300 Sallie Mae = $198.17 Cell phone = $65.00 BoF (student loan) = $350 Sandia FCU = $300
I will also help you. 30% is extremely high. Most creditors do this because they feel borrowers do not have options. Well, that is where Lending Club come in.	I am very thankful for finding this site. And for the people here sponsoring others in need ie myself. Thank you so much :)

Member Payment Dependent Notes Series 480694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480694	$6,000	$6,000	7.14%	1.00%	February 1, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480694. Member loan 480694 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Polaris Industries	Debt-to-income ratio:	3.42%
Length of employment:	< 1 year	Location:	Lindstrom, MN

Home town:
Current & past employers:	Polaris Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > I own a commercial building that is worth $265,000. I have two mortgages on this property. I owe $180,000 on one and $30,000 on another. The $30,000 balloon payoff is due next month. I have approximately $25,000 of the $30,000 pulled together. I need this loan so I can meet the balloon payment.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,760.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480780	$1,000	$1,000	7.14%	1.00%	February 2, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480780. Member loan 480780 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	State of New Jersey	Debt-to-income ratio:	16.99%
Length of employment:	< 1 year	Location:	Jersey City, NJ

Home town:
Current & past employers:	State of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I am taking my girlfriend out two years out for a romantic (and expensive) evening in New York City in a couple of months. I just need a little extra cash to fund the evening. I'm a newly-admitted attorney and I have a job working for the State, so repaying the loan is no problem. Thank you for your help!

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$737.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 480800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480800	$2,000	$2,000	7.88%	1.00%	February 2, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480800. Member loan 480800 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	HICKMAN AGENCY INC	Debt-to-income ratio:	21.56%
Length of employment:	4 years	Location:	LAPEER, MI

Home town:
Current & past employers:	HICKMAN AGENCY INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > I will be using this $ for some closing costs and moving expenses. I have worked for the same employer 4 years as of this coming April as a property & casualty insurance agent/office manager. My renewal commissions (paycheck) are very stable but I've had a few unexpected expenses pop up. I've been renting for several years now and would rather be putting that into equity. I plan to pay this back when I get my first-time homebuyer tax credit. Thank you for your help!

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,344.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 480816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480816	$2,000	$2,000	11.36%	1.00%	February 2, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480816. Member loan 480816 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,836 / month
Current employer:	AllianceBernstein	Debt-to-income ratio:	0.34%
Length of employment:	7 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	AllianceBernstein
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > Thank you for this loan, please be asure that I will pay my monthly payment on time. My job is stable

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$218.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the loan being used for?	This loan will be used to help my cousin and her two children in Jamaica W.I., she lost her job in november. I take full responsibility in paying back this loan. Thank you
Please explain what this loan is for.	This loan will be used to help my cousin and her two children in Jamaica W.I., she lost her job in november. I take full responsibility in paying back this loan. Thank you
Lenders tend to feel more confident in loans that have a description of the purpose of a loan, before giving their money to someone they don't know. Please do the following: Add a purpose of the loan to the loan description Please describe your position at Alliance Bernstein Please tell us about your 2 credit inquiries in the last 6 months Please list all of your monthly expenses Please list each credit card balance/interest rate Do you have an emergency fund? Do you have savings to fall back on? Do you plan on paying this loan sooner than 3 years? The more general information you are willing to disclose the more confident lenders will feel. The more confident lenders feel, the faster your loan will be fully funded. Good luck with your loan! Thank you!	This loan will be used to help my cousin and her two children in Jamaica W.I., she lost her job in November. I am the Administrative Assistant for the SVP/CIO of Thematic Research. Monthly Expenses - Rent, utility Bills, cable, credit card, cellphone, food - $1200 Credit card - Chase balance $150 - credit limit $300 Emergency fund - $500 Savings - Yes Plan to pay loan back in 12-18 months I take full responsibility in paying back this loan. Thank you

Member Payment Dependent Notes Series 480833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480833	$7,300	$7,300	7.88%	1.00%	February 2, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480833. Member loan 480833 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Silicon Valley Bank	Debt-to-income ratio:	10.74%
Length of employment:	1 year	Location:	Fremont, CA

Home town:
Current & past employers:	Silicon Valley Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > This will be consolodating two credit cards. One has a balance of $4184.00 @ 24% interest rate, and the other has a balance of $2772.89 @ 26% interest rate. I look forward to not paying these high rates anymore and eventually getting out of debt, and am impressed with Lending Clubs rates. Borrower added on 02/01/10 > Both of these credit cards are at variable rates.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,075.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Silicon Valley Bank? Can you list your work history? These answers will definitely help lenders lend.	The rent for the room I am in is $420.00 Car insurance is $95.00 - The car itself has been paid off Phone $95.00 I currently have about $800.00 in emergency funds. I don't own any stock. I work in the wire room at SVB. I have been there since mid-2008 and already earned a promotion and a significant raise. My living situation is such that I split the rent with several other folks. I am one of 5 in the house we just moved into.
What monthly payments are you currently making on these loans? What are you other monthly expenses (rent, car etc)?	The payments I am making on the credit card loans are $130.00 and $95.00 respectively.
RivenS, How was the debt accumulated? Can you have your income verified? If you do that, most likely other lenders will lend too.	The debt has been accumulated over the past three years. Part of it was accumulated due to moving expenses coming out to California from Colorado. Part of it came from a computer purchase in 2008. And part of it came from PRK surgery on my eyes in 2007; I was legally blind before, now I can see 20/20. If Lending Club asks me to verify my income, I will be more than happy to provide them with whatever documentation they need. Thanks
Hello RivenS, I didn't expect to see such high interest rates applied to your credit card balances. Were these the inital rates that you were offered, or did they increase over time? If they increased, what was the reason for why they increased?	The 24% card was recently increased from 20% in November. As far as I can tell, this increase was though no fault of my own. The only time I was late on the card was two years ago, and it was only by a day or so. Prior to that it had been about 15%. The 26% card started off at a 0% intro APR. The rate increased to 19% after the intro. I was late on this card once by a few days and the rate went up to 24%. Again, I am not sure why the recent increase happened. I have become very diligent about making sure my bills are paid on time, and have been paying the monthly credit cards payments at the beginning of the cycle. As such, I value my credit score and do not want to see it tarnished. Thanks for the question.

Member Payment Dependent Notes Series 480865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480865	$6,000	$6,000	15.33%	1.00%	February 2, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480865. Member loan 480865 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Whole foods	Debt-to-income ratio:	11.26%
Length of employment:	3 years	Location:	BOULDER, CO

Home town:
Current & past employers:	Whole foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > Consolidating debt to pay off bills and go to college Borrower added on 01/29/10 > Consolidating debt to pay off my bills so i can go to college.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,446.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you applied to a school yet?	No i have not started yet.Im trying to get my credit card bills paid off and then im going to school.I quit high school years ago.Since i moved to colorodo i been going to ged classes and just got my ged 2 months ago.Im excited to start college.
Congratulations on your decision to return to school. Would you please provide a list of your monthly living expenses (rent/utilities/phone/car/etc) so we can see how the loan payment will fit into your budget? Thank you in advance.	rent $200 power $50 cell $50 and internet tv $35 i dont have a car so i ride a bike to work and if i have to go far i take a bus.I live iwth my brother so power etc gets split.
Do you have to pay for food?	Yes Sorry i forgot about that Its usely 160- dollers month but it depends if i go out or cook at home.
No problem. How much do you pay on your credit card bills each month?	$350 dollers for credit card bills and im paying them off with the loan because they have high intrest rates.I also have a 5,000 doller docter bill i have to pay on that i pay like 100 dollers a month.

Member Payment Dependent Notes Series 481079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481079	$6,000	$6,000	7.51%	1.00%	February 2, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481079. Member loan 481079 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Omnicom Group	Debt-to-income ratio:	6.64%
Length of employment:	1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Omnicom Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > Wishing to consolidate my credit card debt into a lower payment. Thank you!

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,999.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Omnicom Group? Thank you in advance.	Digital strategist- I plan and execute online advertising campaigns for various clients. Thanks,

Member Payment Dependent Notes Series 481181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481181	$4,500	$4,500	10.62%	1.00%	February 2, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481181. Member loan 481181 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Splendora ISD	Debt-to-income ratio:	7.02%
Length of employment:	< 1 year	Location:	Humble, TX

Home town:
Current & past employers:	Splendora ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > I have been out of school for two year, am paying back loans on time, and have a wonderful credit score. However, in order to have a better credit history, I need to show a history of payments on loans. Much help would be appriciated!

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,282.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Splendora ISD and what do you do there?	Splendora ISD is Splendora Independent School District located in Splendora , TX. I am a Theatre Arts teacher.
What were all the recent credit inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	They were other organizations like Wells Fargo, and a couple of other places that have my student loans. They were the reasons I turned to Lending Club. I discovered from them I do not have enough of a credit history to eventually get a good deal on a home (whenever I get a home), yet none of them would help in building my credit right now. None of these resulted in a loan.
Just one quick question before I invest - is the sole purpose of this loan to build up your credit history? Thank you in advance.	It is to build up my credit and I am using the money for my student loans.

Prospectus Supplement (Sales Report) No. 2 dated February 2, 2010